As filed with the Securities and Exchange Commission on March 19, 1998
                                                 Registration No. 333-13511


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                     POST-EFFECTIVE AMENDMENT NO. 1 TO
                                 FORM S-11
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                CHARTHOUSE SUITES VACATION OWNERSHIP, INC.
      (Exact name of registrant as specified in governing instrument)

                           250 PATRICK BOULEVARD
                        BROOKFIELD, WISCONSIN 53045
                              (414) 792-9200
                 (Address of principal executive offices)

                           Jeffrey L. Keierleber
              c/o Charthouse Suites Vacation Ownership, Inc.
                           250 Patrick Boulevard
                        Brookfield, Wisconsin 53045
                              (414) 792-9200
                  (Name and address of agent for service)

                                 Copy to:
                         Conrad G. Goodkind, Esq.
                              Quarles & Brady
                         411 East Wisconsin Avenue
                        Milwaukee, Wisconsin 53202
                              (414) 277-5000

                      CALCULATION OF REGISTRATION FEE

         Title of              Amount            Proposed           Proposed          Amount of
        Securities              being            maximum             maximum       registration fee
     being registered        registered          offering           aggregate
                                                price per        offering price
                                                 Interest

Vacation                         150           $18,500 (A)         $4,248,000          $1,288*
Interests                    Interests,       - $60,000 (F)
Classes A-F,                    with
with Rental Pool               Rental
Arrangement                     Pool
                             Arrangement

*    Fee of $1,273 paid with the
filing of Form S-11 on October 7, 1996 and the balance of the filing fee was paid on July 28, 1997.

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO
THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement Number of
the earlier effective Registration Statement for the same offering.     /_/

  If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective
Registration Statement for the same offering.                           /_/

  If delivery of the Prospectus is expected to be made pursuant to Rule
434, please check the following box.                                    /_/

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE. IF THE FILING FEE IS CALCULATED PURSUANT TO RULE 457(O) UNDER THE SECURITIES ACT, ONLY THE TITLE OF THE CLASS OF SECURITIES TO BE REGISTERED, THE PROPOSED MAXIMUM AGGREGATE OFFERING PRICE FOR THAT CLASS OF SECURITIES AND THE AMOUNT OF REGISTRATION FEE NEED TO APPEAR IN THE CALCULATION OF REGISTRATION FEE TABLE. ANY DIFFERENCE BETWEEN THE DOLLAR AMOUNT OF SECURITIES REGISTERED FOR SUCH OFFERINGS AND THE DOLLAR AMOUNT OF SECURITIES SOLD MAY BE CARRIED FORWARD ON A FUTURE REGISTRATION STATEMENT PURSUANT TO RULE 429 UNDER THE SECURITIES ACT.


                CHARTHOUSE SUITES VACATION OWNERSHIP, INC.

                           CROSS REFERENCE SHEET


  Showing location in Prospectus of information required to be included in Prospectus in response to items of Form S-11.

       ITEM NUMBER AND CAPTION            HEADING IN PROSPECTUS

1.     Forepart of Registration           Cover Page of Prospectus
       Statement and Outside
       Front Cover Page of Prospectus

2.     Inside Front and Outside           Outside Back Cover of
       Back Cover Pages of                Prospectus
       Prospectus

3.     Summary Information, Risk          Summary; Risk Factors
       Factors and Ratio
       of Earnings to Fixed Charges

4.     Determination of Offering Price    Determination of Offering
        Price

5.     Dilution                           Not Applicable

6.     Selling Security Holders           Not Applicable

7.     Plan of Distribution               Plan of Distribution

8.     Use of Proceeds                    Use of Proceeds

9.     Selected Financial Data            Management's Discussion and
        Analysis of Financial
        Condition and Results of
        Operation

10.    Management's Discussion            Management's Discussion
       and Analysis of Financial          and Analysis of Financial
       Condition and Results of           Condition and Results of
       Operations                         Operations

11.    General Information as to          The Company
       Registrant

12.    Policy with Respect to             The Company
       Certain Activities

13.    Investment Policies of Registrant  The Company

14.    Description of Real Estate         Description of The Chart House
        Suites Hotel

15.    Operating Data                     Chart House Results

16.    Tax Treatment of Registrant and    Certain Federal Income Tax
       its Security Holders               Considerations; Certain
        Florida Tax Matters

17.    Market Price of and Dividends      Not Applicable
       on the Registrant's Common
       Equity and Related Stockholder
       Matters

18.    Description of Registrant's        The Interests
       Securities

19.    Legal Proceedings                  Legal Matters

20.    Security Ownership of Certain      Management
       Beneficial Owners and Management

21.    Directors and Executive Officers   Management

22.    Executive Compensation             Management

23.    Certain Relationships and          Conflicts of Interest of
       Related Transactions               Management and Affiliates

24.    Selection, Management and          Conflicts of Interest of
       Custody of Registrant's            Management and Affiliates
       Investments

25.    Policies with Respect to           Conflicts of Interest of
       Certain Transactions               Management and Affiliates

26.    Limitations of Liability           The Interests

27.    Financial Statements and           Financial Statements and
       Information                        Related Information

28.    Interest of Named Experts and      Experts
       Counsel

29.    Disclosure of Commission           Liability and Indemnification
       Position on Indemnification        of Officers and Directors
       for Securities Act Liabilities


                 150 CHARTHOUSE SUITES VACATION INTERESTS,
                       WITH RENTAL POOL ARRANGEMENT

Holders of Charthouse Suites Vacation Interests, with Rental Pool Arrangement (the "Interests") have the rights and responsibilities set forth in the Charthouse Suites Vacation License Plan (the "License Plan"), including the license right to rent or use a certain studio or suite category in the Chart House Suites hotel in Clearwater Beach, Florida, for two weeks of every Spring, Summer, Fall and Winter in each year until December 31, 2040. See "The Interests."

The Interests are transferable, although the sale, assignment or transfer of partial Interests is subject to certain restrictions and the consent of Charthouse Suites Vacation Ownership, Inc. (the "Company"). See "The Interests--Transferability of Interests." There is no minimum subscription amount. See "Plan of Distribution." Funds will be escrowed for at least 10 days pursuant to Chapter 721, Florida Statutes, and available for refund upon cancellation during that period; otherwise, there are no arrangements to place any proceeds in escrow, trust or a similar arrangement.

SEE "RISK FACTORS" AT PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS.

In addition to the other matters discussed in the Prospectus, a potential purchaser should consider:

       > There is a lien or lien right against each Interest to secure the payment of assessments or other fees for the use, maintenance, upkeep, operation or repair of the Chart House Suites hotel and the License Plan.
An Interest Holder's failure to make these payments will result in cancellation of the Interest and the right to use the Unit Weeks. See "Annual Dues and Special Assessments."
       > The Company has the right to retain control of the License Plan, even after a majority of the Interests have been sold, although Holders by majority vote will have the right to approve certain increases in annual dues or special assessments. See "The Interests."
       > If purchasing solely for personal use, the purchase of an Interest should be based upon its value as a vacation experience or for spending leisure time, and not considered for purposes of acquiring an appreciating investment, or with an expectation that the Interest may be resold. See
"The Interests."
       > The IRS has informally indicated that Interests will constitute a "dwelling unit" within the meaning of Section 280A and the use of Interests held by other Holders (perhaps, only other Holders of the same class of Interest) would be aggregated with the use by a Holder, with the result that even a Holder who never uses an Interest for personal purposes would, nevertheless, have otherwise deductible expenses reduced by Section 280A for tax purposes. See "Certain Federal Income Tax Considerations."
       > An investor can cancel his purchase without any penalty or obligation within ten days from the date of signing the contract, and until ten days after receiving the Time Share Public Offering Statement, whichever is later. See "License Payment Options."
       > If fewer than 76 Interests are sold by October 31, 1998, Company has the right to cancel the underlying licenses and return the entire paid subscription amount, reduced by certain payments and benefits received, to Holders.
       > The Company and its affiliates will have several conflicts of interest in connection with transactions contemplated hereby. See
"Conflicts of Interest of Management and Affiliates." Substantial compensation and fees will be received by the Company and its affiliates from the sale of the Interests and the operation of the Chart House Suites hotel. See "Management" and "Decade Properties, Inc."
       > Pursuant to Chapter 721, Florida Statutes, the purchase of an Interest includes a right to cancel if the accommodations or facilities are no longer available. The License Plan contemplates that Chart House Suites hotel may not be available from time to time in order to maintain, repair or update the Units. In such event, and on an interim basis, the Company will obtain, at its own expense, equivalent accommodations for a purchaser.
       > Any resale of the Interest must be accompanied by certain disclosures in accordance with Section 721.065, Florida Statutes. See "The Interests" and the Time Share Public Offering Statement.
       > This Prospectus and the related Time Share Public Offering Statement contain important matters to be considered in acquiring an Interest. The statements contained herein are only summary in nature. A prospective purchaser should refer to the referenced annexes, exhibits and the License Plan. You should not rely upon oral representations as being correct. Refer to this document and accompanying annexes and exhibits for correct representations other than those contained in the contract and this Prospectus.
       > Under the Internal Revenue Code of 1986, as amended, deductions for expenses incurred in connection with the Rental Pool will depend upon the particular factual circumstances of a Holder and may be limited. See "Certain Federal Income Tax Considerations" and "Certain Florida Tax Matters."
       > There is no market for the Interests being offered, and no public market is expected to develop as a result of this Offering. There can be no assurance that the Interests can be resold for the offering price, if at all. Accordingly, Interests should be purchased only as a long-term investment since Holders may not be able to sell the Interests in the event of an emergency, or for any other reasons, and must also commit to pay certain annual dues and special assessments, if any. See "Summary --
Annual Dues and Special Assessments."


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                             Per Interest  Proceeds to
                             Price to the          Sales       the
                                 Public      Commissions(1)  Company(2)

A Class - Standard Studio
         (36 Interests)      $    18,500       $   1,295         $    17,205
B Class - King Bed Studio
         (24 Interests)      $    21,500       $   1,505         $    19,995
C Class - Large Studio
         (36 Interests)      $    25,500       $   1,785         $    23,715
D Class - 1 Bedroom Suite
         (36 Interests)      $    36,500       $   2,555         $    33,945
E Class - 1 Bedroom Suite
         (With lanai)
         (12 Interests)      $    39,500       $   2,765         $    36,735
F Class - Penthouse -
         (6 Interests)       $    60,000       $   4,200         $    55,800
Total Maximum Offering
         (150 Interests)     $ 4,248,000       $ 297,360         $ 3,950,640


(1) The Company has agreed to indemnify the Underwriter and broker-dealers who are selling the Interests on a best efforts basis against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."
(2) Before deducting offering expenses payable by the Company estimated at $361,000.


                          DECADE SECURITIES CORP.

     As of the date of this Prospectus, Interests are only available for offer and sale in the States of Florida and Wisconsin.

             The date of this Prospectus is October 17, 1997.







UNTIL JANUARY 17, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE INTERESTS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER.



     No dealer, salesperson or any other person has been authorized to give any information or make any representations other than those contained in this Prospectus and supplemental literature authorized by the Company and referred to in this Prospectus, and, if given or made, such information and representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates at which information is given herein, or the date hereof. However, if any material change in the affairs of the Company shall occur during the time when a copy of this Prospectus is required to be delivered, the Company will amend or supplement this Prospectus to reflect such change.



                             TABLE OF CONTENTS
  (THE ANNEXES AND GLOSSARY OF TERMS CONSTITUTE A PART OF THE PROSPECTUS)

                                                                       Page

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

DESCRIPTION OF THE CHART HOUSE SUITES HOTEL. . . . . . . . . . . . . . . 18

THE INTERESTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

CHART HOUSE RESULTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 24

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . . . . . . . . . . 25

CERTAIN RENTAL POOL FINANCIAL INFORMATION. . . . . . . . . . . . . . . . 30

CERTAIN OCCUPANCY INFORMATION. . . . . . . . . . . . . . . . . . . . . . 34

ANNUAL DUES AND SPECIAL ASSESSMENTS. . . . . . . . . . . . . . . . . . . 34

DIFFERENCES IN ALLOCATING RENTAL POOL AND ANNUAL DUES
AND SPECIAL ASSESSMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 36

PRO FORMA RESULTS WITH VARIOUS ASSUMED OCCUPANCY LEVELS. . . . . . . . . 38

GUARANTEED RENTAL ARRANGEMENT. . . . . . . . . . . . . . . . . . . . . . 42

LICENSE PAYMENT OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . 44

SUMMARY OF INCOME AND COSTS TO HOLDERS . . . . . . . . . . . . . . . . . 44

DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . . . . . . 46

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . 47

HOW TO SUBSCRIBE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

SUMMARY OF PROMOTIONAL AND SALES MATERIAL. . . . . . . . . . . . . . . . 48

CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

DECADE PROPERTIES, INC.. . . . . . . . . . . . . . . . . . . . . . . . . 51

CONFLICTS OF INTEREST OF MANAGEMENT AND AFFILIATES . . . . . . . . . . . 51

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS. . . . . . . . . . . . . . . . 52

CERTAIN FLORIDA TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . 65

PRIOR PERFORMANCE OF JEFFREY KEIERLEBER AND AFFILIATES . . . . . . . . . 68

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS. . . . . . . . . 77

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77

FINANCIAL STATEMENTS AND RELATED INFORMATION . . . . . . . . . . . . . .F-1

GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-2

ANNEX A CHARTHOUSE SUITES VACATION LICENSE PLAN. . . . . . . . . .Annex A-1

ANNEX B RULES AND REGULATIONS FOR CHART HOUSE
     SUITES HOTEL. . . . . . . . . . . . . . . . . . . . . . . . .Annex B-1

ANNEX C TIME SHARE PUBLIC OFFERING STATEMENT . . . . . . . . . . .Annex C-1

ANNEX D SUBSCRIPTION AGREEMENT . . . . . . . . . . . . . . . . . .Annex D-1

ANNEX E SCHEDULE OF WEEKS. . . . . . . . . . . . . . . . . . . . .Annex E-1

ANNEX FANNUAL DUES BUDGET INFORMATION. . . . . . . . . . . . . . .Annex F-1

ANNEX G ARTISTIC RENDERINGS. . . . . . . . . . . . . . . . . . . .Annex G-1




                                  SUMMARY

                   CHARTHOUSE SUITES VACATION INTERESTS
                       WITH RENTAL POOL ARRANGEMENT


     The following Summary is qualified in its entirety by reference to the more detailed information contained elsewhere in this Prospectus and the glossary of terms (the "Glossary"), annexes and exhibits which are attached. Capitalized terms used, but not defined in this Summary, are defined elsewhere in this Prospectus, including the Glossary and annexes.
Prospective purchasers are urged to read and evaluate this Prospectus and the Glossary, annexes and exhibits in their entirety. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Charthouse Rental Pool's actual results may differ significantly from the results discussed in the Prospectus. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

     Charthouse Suites Vacation Ownership, Inc., a Florida corporation (the "Company"), hereby offers (the "Offering") Class A, Class B, Class C, Class D, Class E and Class F Interests (collectively, hereafter, the "Interests") for sale to investors. The purchaser of an Interest (a "Holder") will have the right to rent or use for two specific and consecutive weeks of every Spring, Summer, Fall and Winter season in each year until December 31, 2040, a category of studio or suite (collectively, referred to as "suite") in the Chart House Suites hotel located in Clearwater Beach, Florida. A Holder will receive rental income from the rental of the suite through the Charthouse Rental Pool, or upon 30 days notice to the Company, have the right to withdraw and use one or more of the eight weeks ("Unit Weeks") each year, or join RCI and utilize the RCI Exchange Program to exchange Unit Weeks at the Chart House Suites hotel for vacation weeks at approximately 2,000 RCI affiliated resorts located around the world. No level of income from the Rental Pool is guaranteed. See "Chart House Results" and "Certain Rental Pool Financial Information."


THE INTERESTS       The 150 Interests are vacation licenses issued
                    pursuant to the Charthouse Suites Vacation License
                    Plan ("License Plan") which consist of 36 A
                    Interests for $18,500 each, 24 B Interests for
                    $21,500 each, 36 C Interests for $25,500 each, 36
                    D Interests for $36,500 each, 12 E Interests for
                    $39,500 each and six F Interests for $60,000 each. Each class of Interests entitles a Holder to rental proceeds from the Rental Pool or, upon request, use of a corresponding Class of Unit Weeks in the Chart House Suites hotel. In addition to the purchase price of the Interests, Holders are required to pay annual dues and, if any, special assessments associated with the hotel operations. See "The
                    Interests."


CHART HOUSE SUITES  The Chart House Suites hotel is a four-story hotel
HOTEL               located on Clearwater Bay at 850 Bayway
                    Boulevard, Clearwater Beach, Florida 34630. The hotel consists of 25 suites and features a heated swimming pool, attached marina (which is separately owned and operated by the Company and which will not be part of the Rental Pool), laundry room, and access to white sand beaches, recreation, dining, nightlife and shopping. See "Description of the Chart House Suites Hotel."

RIGHTS OF HOLDERS   Pursuant to the License Plan, Holders of the
                    Interests will acquire a license right to rent or use Unit Weeks corresponding to a certain category of a suite in the Chart House Suites hotel. See
                    "The Company." Holders will not acquire an ownership or equity interest in the Company or the Resort Facility.

A INTERESTS RIGHTS  The ownership of A Interests allows a Holder use of a standard studio (with private bathroom) overlooking the marina and Clearwater Bay for two weeks in each season until December 31, 2040. The A Interest studios are approximately 360 square feet and contain two queen-sized beds with room for up to four adults. See "The Interests."

B INTERESTS RIGHTS  The ownership of B Interests allows a Holder use of a king bed studio (with private bathroom) overlooking the marina and Clearwater Bay for two weeks in each season until December 31, 2040. The B Interest studios are approximately 360 square feet and contain a king-sized bed with room for up to two adults. See "The Interests."

C INTERESTS RIGHTS  The ownership of C Interests allows a Holder use of a large studio (with private bathroom) overlooking the marina and Clearwater Bay or the southern exposure for two weeks in each season until December 31, 2040. The
                    C Interest studios are approximately 430 square feet and contain two queen-sized beds with room for up to four adults. See "The Interests."

D INTERESTS RIGHTS  The ownership of D Interests allows a Holder use of a large one-bedroom suite (with private bathroom) overlooking the marina and Clearwater Bay or the swimming pool or southern exposure for two weeks in each season until December 31, 2040. The D Interest suites are approximately 638 to 869 square feet and contain two queen-sized beds with room for up to four adults. See "The Interests."

E INTERESTS RIGHTS  The ownership of E Interests allows a Holder use of a large one-bedroom suite (with private bathroom and a lanai) with a view of the marina and Clearwater Bay for two weeks in each season until December 31, 2040. The E Interest suites are approximately 815 to 982 square feet and contain two queen-sized beds with room for up to four adults. See "The Interests."

F INTERESTS RIGHTS  The ownership of F Interests allows a Holder use of a two-bedroom penthouse suite, with a fully equipped kitchen, living room, den, dining room, two full baths (one with a jacuzzi) and a large balcony overlooking the Charthouse marina and Clearwater Bay for two weeks in each season until December 31, 2040. The F Interest suite is approximately 1,875 square feet and has two queen-sized and one king-sized beds with room for up to six adults. See "The Interests."

UNIT WEEKS RETAINED Because each Interest has the right to eight Unit Weeks
BY COMPANY          in each year, and there are 52 or 53 weeks in a year,
                    four Unit Weeks (or five Unit Weeks in certain years where there are 53 weeks in a year) of each suite shall remain the property of the Company. Therefore, the Company will have 100 (or, in certain years, 125) Unit
                    Weeks annually and be responsible for the annual dues and special assessments, if any, arising from those retained Unit Weeks, as well as the right to income from the Rental Pool or exchange in the RCI Exchange Program for those Unit Weeks. See "The Interests." The dates of the Unit Weeks that will be retained by the Company are shown in Annex E.

LICENSE RIGHTS      The licensee rights obtained by a Holder upon purchase
                    of the Interests are set forth in the License Plan and the Rules and Regulations for Chart House Suites Hotel, which are set forth as Annexes A and B, respectively.
                    See "The Interests" for a summary of the terms of the License Plan.

PAYMENT OF          Holders may pay for the Interests either in cash upon
PURCHASE PRICE      subscription or pay in installments over part of the
                    License term. If paying by installment, a minimum of 30% of the purchase price is due upon acceptance of a Subscription Agreement (after any applicable cash discounts). All initial subscription payments will be placed in escrow for at least 10 days, during which time the money will be held and purchasers will have a right to rescind their investment. Under the installment payment program, the remaining balance on the Interest will be payable in up to 360 monthly installments before the first day of each month, and the unpaid balance on each license payment increases by up to 9% annually
                    (which has the effect of up to 9% interest on the unpaid balance). See "License Payment Options."

                    If a Holder pays on the installment method with a 9% rate and the minimum down payment of 30% (exclusive of any discounts, including discounts for early purchases), the following amounts would be due:

        OFFERING   30% DOWN  MAXIMUM   MONTHLY   TOTAL OF        Total         TOTAL         TOTAL        TOTAL PAYMENT
          PRICE    PAYMENT    BALANCE  PAYMENT      ALL        Interest      PAYMENTS      PAYMENTS      PER RENTAL DAY
 CLASS                DUE      DUE                MONTHLY                                FOR INTEREST    (IF INTEREST IS
                                                 PAYMENTS                                 PER RENTAL      PAID IN FULL
                                                 (OVER 360                                  DAY (43        AT TIME OF
                                                 MONTHS)                                    YEARS)*      SUBSCRIPTION)*

   A       $18,500    $5,550   $12,950  $104.20   $37,511.51      24,561.51   $43,061.51         $17.88              $7.68

   B        21,500     6,450    15,050   121.10    43,594.45      28,544.45    50,044.45          20.78               8.93

   C        25,500     7,650    17,850   143.63    51,705.05      35,855.05    59,355.05          24.65              10.59

   D        36,500    10,950    25,550   205.50    74,009.19      48,459.19    84,959.19          35.28              15.16

   E        39,500    11,850    27,650   222.48    80,092.14      52,442.14    91,942.14          38.18              16.40

   F        60,000    18,000    42,000   337.94   121,658.94      79,658.94   139,658.94          58.00              24.92

                    * Assumes purchase as of January 1, 1998 and use over the entire term and for the column assuming financing the financing as shown in the above table with the minimum down payment.

                    For details, see "License Payment Options."

                    A Holder who chooses to make installment payments must be current on all monthly licensing payments and annual dues and, if any, special assessments, in order to rent, use or exchange the Unit Weeks. If not current on all payments, a Holder will forfeit all rights to the Unit Weeks, and if such default continues for more than six months or if there are more than three defaults of any duration, the Company will reacquire and cancel the Interest, pursuant to the terms of the License Plan. Upon cancellation for failure to pay, a Holder will have no further rights to use or rent of suites in the Chart House Suites hotel or refund for past amounts paid. A purchaser will be liable for all amounts due under the License Plan, unless the Interest is reacquired by the Company and canceled. See "License Payment Options."

RENTAL POOL         Each Unit Week will automatically be placed in the
                    Rental Pool, but upon 30 days written notice to the Company, a Holder may withdraw any or all of the Holder's allotted Unit Weeks from the Rental Pool.
                    Unless otherwise permitted by the Company, a Holder may only withdraw entire Unit Weeks from the Rental Pool.
                    Under the Rental Pool, Charthouse will attempt to rent the suite to others on a daily or other basis, and the Holder will share pro rata (utilizing various rental pool allocations for each Class of Interests) in the rentals of all Unit Weeks that are placed in the Rental
                    Pool. A Unit Week left in the Rental Pool will not be available for personal use, even if the Rental Pool earns little or no proceeds.

                    Under the License Plan, Holders of Interests who participate in the Rental Pool will receive income based upon ratios developed by the Company. The ratios are based upon the Company's assumed off-season nightly walk-in rate for each Class of suites and upon the actual number of Unit Weeks of each Class that are participating in the Rental Pool. The assumed walk-in nightly rental rates represent the Company's estimate of approximate suite rental value rates for each Class of Interests and are fixed for all Rental Pool allocations until December 31, 2040. These rates, however, have been determined arbitrarily. Because Holders may personally use the Interests or exchange them in RCI's Exchange Program rather than leaving them in the Rental Pool, actual participation rental percentages will vary each Unit Week. Assuming every Interest remains in the Rental Pool, the following allocation percentages would apply:

            Number of     Number     Off Season      Gross      Total %     Total %    Total % Per    Total % Per
            Studios/        of        Nightly      Potential   Per Class      Per       Unit Week     Interest (8
              Suites     Interests    Walk-in        Daily                   Suite     (52 Weeks)     Unit Weeks)
                                        Rate        Revenue


       A               6         36           $70         $420    17.6101%    2.9350%        0.0564%         0.4515%

       B               4         24           $75         $300    12.5786%    3.1447%        0.0605%         0.4838%

       C               6         36           $85         $510    21.3836%    3.5639%        0.0685%         0.5483%

       D               6         36          $120         $720    30.1887%    5.0314%        0.0968%         0.7741%

       E               2         12          $130         $260    10.9015%    5.4507%        0.1048%         0.8386%

       F               1          6          $175         $175     7.3375%    7.3375%        0.1411%         1.1289%

                      25        150                     $2,385    100.000%

                    If the Rental Pool had been operating for the past three years and all Unit Weeks remained in the Rental Pool for all Unit Weeks, the following results (average among all Unit Weeks in each class), after deduction of the 5% Rental Pool fee would have been:

             For the Nine Months     For the Year Ended November 30,   1996   1995
            Ended August 31, 1997                               1994
          (Average of 39 Unit Weeks                        (Average of 39
          Among 52 Unit Weeks in a                           Unit Weeks
           Year on a Per Interest                          Among 52 Unit
                   Basis)*            (Eight     (Eight      Weeks in a
                                       Unit       Unit     Year on a Per
                                      Weeks)     Weeks)       Interest
                                                               Basis)*

 Class A           $1,692                $2,007     $1,466            $331

 Class B           $1,812                $2,151     $1,571            $354

 Class C           $2,054                $2,437     $1,781            $401

 Class D           $2,900                $3,441     $2,514            $567

 Class E           $3,142                $3,728     $2,723            $614

 Class F           $4,229                $5,018     $3,666            $826

* Depending upon the schedule, Holders would have between 4 and 6 Unit Weeks during this period. This amount is the average of all Unit Weeks.

                    See "Certain Financial Rental Pool Information" for more information as to the assumptions utilized in the above calculations.

                    For managing the Rental Pool there is a fee payable to Decade Properties, Inc., an affiliate of the Company, equal to 5% of the Rental Pool revenue.
                    Under the License Plan, annual dues will reimburse Decade Properties, Inc. for its actual costs for operating the Rental Pool, even if a Holder does not use the Rental Pool. The Company intends to place its retained Unit Weeks in the Rental Pool, although it reserves the right to use or exchange the Unit Weeks in the RCI Exchange Program. If all interests have been sold, the Company will annually have 100 Unit Weeks in the Rental
                    Pool and, after consideration of the 5% fee, would have earned approximately $28,818 for the nine months ended August 31, 1997 (arising from 75 Unit Weeks), and approximately $34,196, $24,982 and $5,631 for the years ended November 30, 1996, 1995 and 1994, respectively (with 100 Unit Weeks, annually except for the year ended November 30, 1994 which included
                    62 Unit Weeks in the partial year).  See "The
                    Interests."

THE COMPANY         The Charthouse Suites Vacation Ownership, Inc.'s
                    offices are at 250 Patrick Blvd., Suite 140,
                    Brookfield, Wisconsin  53045-5864, Telephone 414-
                    792-9200.  The Company is owned by Jeffrey
                    Keierleber, who is also the sole director and President of the Company. Affiliates of the Company owned by Jeffrey Keierleber will provide management and consulting services to the Company and administer the Rental Pool, pursuant to agreements with the Company. See "The Company."

DECADE PROPERTIES,  Decade Properties, Inc., an affiliate of the
INC. Company, provides property management and Rental Pool services pursuant to an agreement with the Company. Decade Properties, Inc. is owned by Jeffrey Keierleber and has provided property management services to various entities since 1980. As the property manager, it will receive $2,500 a month (increasing annually by annual CPI increases), plus all expenses payable from annual dues. See "Decade Properties, Inc." Additional background information concerning Decade Properties, Inc. is enclosed in the Prospectus.
                    See "Decade Properties, Inc." and "Conflicts of Interest of Management and Affiliates."

GUARANTEED RENTAL   As an incentive to early purchasers, Holders may
ARRANGEMENT OR CASH elect to receive guaranteed rental payments, at
DISCOUNT PROGRAM    varying rates for each Class, for their Discount
                    Program Unit Weeks for a specified number of weeks.
                    Under this guaranteed rental arrangement, Holders who purchase prior to April 17, 1998 may designate six Unit Weeks and receive a guaranteed rental rate. Holders purchasing between April 18, 1998 and July 17, 1998 may designate four Unit Weeks and receive a guaranteed rental rate. Holders purchasing between July 18, 1998 and October 17,
                    1998 may designate two Unit Weeks. Investors purchasing after October 17, 1998 are not eligible to participate in this guaranteed rental arrangement. The guaranteed rental rate paid under this arrangement is a walk-in, nightly off-season rate that has been arbitrarily selected by the Company. See "Guaranteed Rental
                    Agreement" for a description of the arrangement, the guaranteed rates and certain conditions.

                    In lieu of the guaranteed rental
                    arrangement, early Holders may elect to
                    receive a cash discount to the
                    subscription price by surrendering
                    rights to the guaranteed rental
                    arrangement.  Holders purchasing before
                    April 17, 1998 may elect to receive a 5% discount from the purchase price of an Interest. Holders purchasing between April 17, 1998 and July 17, 1998 may elect to receive a 3% cash discount from the purchase price of an Interest. Holders purchasing between July 18, 1998 and October 17, 1998 may elect to receive a 1-1/2% discount from the purchase price of an Interest.
                    Investors purchasing after October 18,
                    1998 may not participate in this cash
                    discount program.  See "Guaranteed
                    Rental Arrangement."

Annual Dues and     Holders will be responsible for a
Special Assessments proportionate share of the annual
                    maintenance and other related costs,
                    expenses and reserves of the Chart House
                    Suites hotel.  For the year ended
                    December 31, 1997 and 1998, the dues for each Unit Week of the Interests (each
                    Interest has eight Unit Weeks) will be
                    $190 for Class A Interests, $190 for
                    Class B Interests, $205 for Class C
                    Interests, $285 for Class D Interests,
                    $305 for Class E Interests and $365 for
                    Class F Interests. The amount of annual dues thereafter will be set by the Company based upon the expenses of operating the hotel and the Rental Pool and providing services, and will be proportionately allocated to Holders as set forth in the License Plan, and cannot increase annually by more than 10% of the prior year's dues (exclusive of the allocable percentage of the property tax and insurance) without an affirmative vote of Unit Weeks representing a majority of the
                    Interests.  The License Plan provides
                    for special assessments under limited
                    circumstances, which would be assessed
                    in order to fund any capital deficits.
                    In connection with a vote for increases
                    in annual dues or special assessments,
                    the Company will vote the Unit Weeks for the unissued Interests or the Unit Weeks for canceled Interests and will be responsible for its proportionate share of such costs. Until a majority of Unit
                    Weeks are held by Holders, the Company
                    may approve increases, without
                    limitation.  See "Annual Dues and
                    Special Assessments."

Failure to Pay      The License Plan provides that a Holder
Annual Dues and     must pay his or her pro rata annual dues
Special Assessments (and, if applicable, special
                    assessments) prior to renting or using
                    the Unit Week or exchanging them in the
                    RCI Exchange Program.  If a Holder has
                    not paid his or her share of annual dues or special assessments, if any, the Company will have the right to use, rent through the Rental Pool, or exchange the Unit Weeks and retain all of the proceeds, if any, and such income received by the Company, if any, will not reduce the amount of annual dues
                    (and special assessments, if any) owed
                    by the Holder.  See "Annual Dues and
                    Special Assessments."

RCI Membership and  As of the date of this Prospectus,
Exchange Program    Holders may enroll in the RCI Exchange
                    Program, upon payment of membership fees to RCI. Upon purchase of an Interest, the Company will pay the costs of a Holder's one year membership in RCI and any initiation fees. The RCI Exchange
                    Program allows members to deposit one or more Unit Weeks and request an exchange for a comparable week or weeks at another participating resort located around the world. Under the RCI
                    Exchange Program, a Holder deposits a
                    Unit Week up to 24 months in advance and requests an exchange to an RCI-affiliated resort. As of the date of this Prospectus, there are approximately
                    2,000 RCI-affiliated resorts around the
                    world.  Under this program a Holder may
                    exchange Unit Weeks, whether or not the
                    deposited Unit Week is used by another
                    RCI member.

                    As of the date of this Prospectus, the
                    cost of membership in RCI is $74 for one year, $135 for two years, $199 for three years and $315 for five years. In addition, and as of the date of this Prospectus, RCI charges a $103 exchange fee ($135 for international exchanges) for each Unit Week exchanged through the RCI Exchange Program. Under the terms of the RCI Exchange Program, a Holder must have paid his or her annual dues (and special assessments, if any) for the Unit Week and, if paying for the Interest on an installment basis, the Interest installment payment associated with the deposited Unit Week in order to utilize the RCI Exchange Program.

                    The RCI Exchange Program is not
                    affiliated with the Company or any
                    affiliate of the Company (other than
                    through a contractual agreement, which
                    expires on August 15, 2002).  The
                    Company assumes no liability or
                    responsibility to RCI's Exchange Program or performance. RCI has informed Charthouse that all of the Unit Weeks will be considered "red" weeks under the terms of its RCI Exchange Program, the seasonal designation indicating greatest member demand, although it reserves the right to change the designation or adopt a new or different system of designation. See "The Interests-Use Options."

Management of       The Company will be responsible for
Charthouse          management decisions of the Chart House
                    Suites hotel and advertising the hotel.
                    An advisory committee, composed of
                    Holders and their representatives, may
                    be consulted for advice as to the
                    operation of the Chart House Suites
                    hotel, although their decisions will not be binding upon the Company. See
                    "Management."

Distributions       The Company will not make annual or
                    other distributions to Holders, nor does the Interest give rise to a distribution right, although Holders may derive revenue from renting the Unit Week through the Rental Pool, or otherwise, although there can be no assurances that a Holder will realize any rental revenue. See "The Interests--Use
                    Options" and "Chart House Results."

Tax Considerations  Tax consequences will vary depending
                    upon a Holder's use of the Interests,
                    and deductions for costs of the
                    Interests, annual dues and special
                    assessments, if any, may be limited. An investment in the Interests is not intended to be a tax advantaged investment. Upon subscription, certain Florida documentary taxes will be due and payable. See "Certain Federal Income Tax Considerations" and "Certain Florida Tax Considerations."

Lack of Market      No market is expected to develop for
                    trading of the Interests as a result of
                    this Offering.  Holders may sell,
                    transfer or assign Interests or may
                    sell, transfer or assign partial
                    Interests (i.e. Unit Weeks), subject to
                    certain conditions, including the
                    Company's consent and payment of license costs (i.e., purchase price of the Unit
                    Week) for the corresponding Unit Week.
                    There can be no assurances that
                    Interests can be sold at a profit, or at all. The Interests should be purchased for personal use or as a long-term investment since Holders may not be able to sell the Interests to raise cash for emergencies or for any other reason, and Holders must commit to pay certain annual dues and special assessments, if any. See "The Interests--
                    Transferability of Interests."

Conflicts of        The Company will control the operations
Interest            of the Chart House Suites hotel and has
                    retained Decade Properties, Inc. to
                    operate the Rental Pool and act as
                    property manager.  None of their
                    agreements was determined by arm's
                    length negotiations, and Holders should
                    consider the conflicts of interest that
                    could arise over the terms of the
                    agreements.  Jeffrey Keierleber is the
                    sole shareholder, sole director and
                    President of the Company, and Decade
                    Properties, Inc. and the sole
                    shareholder, sole director and
                    Vice-President and Secretary of Decade
                    Securities Corp. See "Conflicts of
                    Interest of Management and Affiliates."

Risk Factors        An investment in the Interests involves
                    certain risks, including uncertainties
                    associated with the tax consequences,
                    which depend upon the Holder's
                    individual circumstances and uncertain
                    revenue from the Rental Pool.  See "Risk
                    Factors."

Purchase            Under Chapter 721 of the Florida
Cancellation Rights Statutes, a Holder may cancel a
                    purchase, without penalty or obligation, within 10 days of the later of the date of the execution of the Subscription
                    Agreement or receipt of the Florida Time
                    Share Public Offering Statement.  Under
                    certain limited conditions and under the Florida Statutes, a Holder may also cancel if the accommodations or facilities, as promised, are not available to Holders of any states. See
                    "Cancellation Rights."

Escrow Provisions   Under the Escrow Agreement, funds
                    received for subscriptions of Interests
                    will be held in escrow by William
                    Atkinson, an unaffiliated Florida real
                    estate broker, until the purchase
                    cancellation rights (described above)
                    have expired. During the escrow period, funds will be maintained in a financial institution and available for refund upon a request for cancellation. See
                    "The Interests."  After the purchase
                    cancellation rights have expired, the
                    funds will be remitted to the Company
                    and used as described in the "Use of
                    Proceeds."  There is no limitation on
                    the use by the Company.

Minimum             There is no requirement that any minimum
Subscriptions       number of Interests be sold in the
                    offering.  However, if fewer than 76
                    Interests are sold by October 31, 1998,
                    the Company has the right to cancel the
                    Interests upon the repayment of the paid subscription amount to the Holders, less amounts for certain payments or benefits received by the Holder. The 76 Interest minimum was arbitrarily selected by the Company. If the Interests are canceled, a written notice on or before November
                    30, 1998, will be sent to all Holders.
                    With that notice, Holders will receive
                    the net amount of any refund and an
                    accounting of that calculation as to
                    benefits.  The sole shareholder of the
                    Company has agreed to invest additional
                    funds in the Company if it is necessary
                    in order to repay any such amounts.
                    Affiliates of the Company may purchase
                    Interests without limitation as to
                    amount.  See "Plan of Distribution."

Use of Proceeds     The net proceeds of this Offering will
                    be used to pay offering costs, the costs of the guaranteed rental arrangement, amounts owed to Decade Properties, Inc.
                    for the purchase of the Chart House
                    Suites hotel,  amounts retained for
                    working capital purposes and initial
                    membership in RCI for the Holders.  See
                    "Use of Proceeds."

Plan of Offering    As of the date of the Prospectus, the
                    Interests are only available for sale in the states of Florida and Wisconsin.

Suitability         Potential purchasers should evaluate the
Standards           benefits of the Interests, including the
                    ability to use or exchange the Unit
                    Weeks, and the costs, including the
                    costs of the Interests and annual dues
                    and special assessments, if any.  The
                    Company does not intend to establish
                    minimum suitability standards.  Broker-
                    dealers participating in the offering
                    may implement suitability standards, and
                    Decade Securities Corp. has informed the Company that it will not solicit investments from purchasers unless they have either (1) a net worth of more than $30,000 (exclusive of the value of home and furnishings), or (2) annual income of more than $30,000.

How to Subscribe    In order to purchase Interests, a
                    Subscription Agreement (including
                    acceptance by the Holder of terms and
                    conditions of the License Plan, the
                    Rules and Regulations for Chart House
                    Suites Hotel and the Rental Pool
                    arrangement) must be executed.  All
                    subscriptions are subject to acceptance
                    by the Company.  See "How to Subscribe."

CHARTHOUSE SUITES
Organizational Structure

                                     Management
                                Jeffrey Keierleber, Director
 ____________________          Jeffrey Keierleber, President         ________________________
|                     |         Michael Sweet, Secretary            |                        |
| Charthouse Suites   |                Ownership                    |   Decade Properties    |
|      Vacation       |            Jeffrey Keierleber 100%          |        Inc.            |
|____________________ |                                             |________________________|
          |                                                                              |
          |                                   ___________________________________________|
          |                                  |       Property Management Agreement       |
          |                                  |                                           |
          |_________________________         |                                           |
          |                         |        |                                           |
 ____________________            _____________________               ________________________
| Chart House Marina |          |  Chart House Hotel  |             |   Hotel Manager and    |
|                    |          |                     |             |   Employees            |
|____________________|          |_____________________|             |________________________|
                                            |
                                            |
                                 _____________________
                                |  Charthouse Suites  |
                                |  Vacation Interests |
                                |_____________________|

*    Jeffrey Keierleber owns all outstanding shares of Decade
Properties, Inc., Charthouse Suites Vacation Ownership, Inc.
And Decade Securities Corp.

                               RISK FACTORS

     An investment in Interests involves certain risks. Prospective investors should consider the following factors, including the material risks set forth below, in addition to the factors set forth elsewhere in this Prospectus, before making an investment decision.

     Certain statements in this Prospectus that are not historical fact constitute "forward-looking statements." Discussions containing such forward-looking statements may be found in the material set forth under "Summary," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Pro forma Results," as well as within the Prospectus generally. In addition, when used in the Prospectus, the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below, the inherent uncertainty of estimates and assumptions utilized in preparing forward looking information, and other matters set forth in the Prospectus generally. Except as required by the securities laws, the Company does not intend to provide any updates to these forward-looking statements.

     UNCERTAINTY OF DEDUCTIBILITY OF EXPENSES FROM RENTAL. If the Holder of an Interest rents all or part of the Unit Weeks to a third party, including rentals through the Rental Pool, the extent to which he may deduct expenses incurred in connection with the renting of such Unit Weeks will depend upon the particular factual circumstances of the Holder and: (1) whether the rental activity is engaged in with the intent of making a profit (Section 183 of the Internal Revenue Code of 1986, as amended ("Code")); (2) whether the expenses are incurred in connection with the production of income or for the management, conservation or maintenance of property held for the production of income (Code Section 212) or whether the expenses are incurred in connection with a trade or business (Code Section 162); (3) whether an Interest is a "dwelling unit" (Code Section 280A); (4) whether the rental activity is a "passive activity" (Code Section 469), and (5) whether the "at-risk" rules apply (Code Section 465). If a Holder does not meet these tax conditions, the rental expenses will not be deductible, even though the rental income will be taxable. See "Certain Federal Income Tax Considerations." Costs and expenses incurred in connection with personal use are not deductible.

     UNCERTAINTY CONCERNING ENTITY STATUS OF RENTAL POOL. In the opinion of Quarles & Brady, the Company's tax counsel, it is more likely than not that the Rental Pool under the License Plan will constitute a partnership for federal income tax purposes consisting of those Holders that utilize the Rental Pool and the Company if it places unsold Unit Weeks that it owns in the pool. Accordingly, Holders that participate in the Rental Pool and the Company will receive appropriate tax forms showing their allocation of Rental Pool income, gains, losses and deductions. This conclusion is not binding upon the Internal Revenue Service ("IRS"), and, if the IRS were to successfully challenge the classification of the Rental Pool as a partnership, and the Rental Pool were to be taxed as an association, the Company, the Rental Pool, a Holder or Decade Properties, Inc. could owe additional taxes, and a Holder's income or loss amounts could be subject to adjustment or other limitations. See "Certain Federal Income Tax Considerations."

     TAX RISKS AND DEDUCTIBILITY LIMITATIONS. The Interests are subject to various tax risks and uncertainties, including, but not limited to, the entity classification of the Rental Pool, the characterization of an interest as a vacation license, the treatment of personal use of Unit Weeks, and numerous limitations on the deductibility of expenses. The Interests are not intended to be a tax advantaged investment. Except as noted with respect to characterization of an Interest as a dwelling unit under Code Section 280A as discussed in "Certain Federal Income Tax Considerations", no rulings have been or will be sought from the IRS with respect to the transactions described herein. The ruling request that was submitted was withdrawn after the IRS informally indicated it would issue a ruling that the rights afforded a Holder under a License constitute a "dwelling unit" within the meaning of
Section 280A. Furthermore, there can be no assurances that the IRS will not challenge the opinions expressed herein and thus, the tax treatment of a Holder could be materially different If an Interest is "dwelling unit," Interests held by other Holders (perhaps, only other Holders of the same class of Interest) would be aggregated with the Interest held by a particular Holder, with the result that even a Holder that never uses an Interest for personal purposes would, nevertheless, have otherwise deductible expenses reduced pursuant to Code Section 280A, possibly causing such Holder to be unable to offset fully rental income by allocable expenses. Potential purchasers are encouraged to seek qualified tax advice prior to investing in the Interests and should consider their individual factual circumstances.
See "Certain Federal Income Tax Considerations" and "Certain Florida Tax Considerations."

     LIMITED DEDUCTIBILITY OF EXPENSES FOR CORPORATE INVESTORS. Corporations that purchase Interests, subject to limited exceptions, may not be able to deduct payments for the Interests, the annual dues or special assessments, if any. See "Certain Federal Income Tax Considerations." A corporate Holder that purchases an Interest solely in lieu of renting hotel rooms for business (and not social) purposes may, under limited circumstances, be able to deduct certain expenses, but should seek qualified tax counsel before investing for this purpose. See "Certain Federal Income Tax Considerations."

     RIGHT TO CANCEL UPON INCOMPLETE OFFERING. If fewer than 76 Interests are sold by October 31, 1998, Charthouse may cancel this Offering and repurchase all Interests for their initial subscription price (exclusive of payments of annual dues, special assessments and Florida documentary taxes) less amounts received from the guaranteed rental arrangement or renting or use of the Unit Weeks or for benefits from using the Unit Weeks, as set forth in the License Plan. This right to cancel shall lapse on October 31, 1998 or earlier if 76 Interests are sold. The sole shareholder, Jeffrey Keierleber, has agreed to invest additional funds for the Company as required to fund any such repurchase. If Mr. Keierleber does not invest sufficient funds, and the Company does not have sufficient funds, to repay amounts due upon cancellation, Holders may not receive a return of their invested funds. See "Plan of Distribution."

     LACK OF TANGIBLE ASSETS. By the purchase of an Interest, Holders will acquire a license to rent through the Rental Pool or, upon notice, use a suite in the Chart House Suites hotel on the terms and conditions of the License Plan. Holders will not acquire any real property or a real estate interest in the Chart House Suites hotel. In the event of a catastrophic destruction of the Chart House Suites hotel, Holders have no independent security for their Interests and no management or control over the Company or the Chart House Suites hotel, other than as set forth in the License Plan and the Chapter 721, Florida Statutes, which allows Holders to cancel their Interests if the hotel is destroyed and cannot be rebuilt in a timely manner. The Company intends to purchase insurance to cover the loss or damage to the hotel, although if it is impossible to rebuild the hotel, a Holder have a right to a partial share of the proceeds of insurance policy. See "The Interests" and the License Plan attached as Annex A.

     NATURE OF THE HOTEL MARKET. The real estate market and the hotel rates in Florida have historically been quite volatile. Many factors, including the economy, interest rates, competition, weather patterns and events, transportation costs, seasonality and others, may affect the ultimate appreciation or depreciation of the Interests and any income derived from a Holder's participation in the Rental Pool. The real estate market, especially the market for seasonal rental properties, is highly competitive, and there can be no assurances as to any level of rental income. Further, the value of improved income-producing real property may be affected by a variety of factors, including the business and management ability of the Company, state laws regulating the purchase and sale of time share interests, changes in the real estate tax rates and/or assessments, adverse changes in general or local economic or market conditions or in the supply of or demand for properties of the type owned by the Company, decreases in real personal income, changes in real estate operating expenses, competitive factors, fuel shortages, changing consumer habits, demographics or traffic patterns, condemnation or uninsured losses, potential liabilities under the Comprehensive Environmental Response Compensation and Liability Act or other federal and state laws imposing liability on property owners for environmental contamination, and other factors that are beyond the control of the Company. Such factors could affect the resale price and the amount that must be paid for annual dues or special assessments, if any. See "Annual Dues and Special Assessments" and "Description of the Chart House Suites Hotel."

     ABSENCE OF MARKET FOR INTERESTS. There is not now, nor is there ever expected to be, any organized market for the Interests. There can be no assurance that Interests can be resold for their original purchase price, if at all. Holders of Interests may not be able to sell the Interests in the event of an emergency, or for any other reasons, and the Interests may not be readily accepted as collateral for a loan.

     RISKS ASSOCIATED WITH THE RENTAL POOL. The demand for lodging in Clearwater, Florida is typically seasonal in nature. Therefore, certain Unit Weeks are not necessarily of equal value as those in other seasons, and certain Interest Classes may have higher demand and, therefore, higher rental revenue. The Company believes that the months of September, November and May will generally have the lowest occupancy and lowest value in the Rental Pool, or otherwise. The months of February, March and April tend to have higher occupancy, although the Company cannot assure any level of rental income.
See "Certain Occupancy Information." If a Holder expects to rent the Unit Week through the Rental Pool, there can be no assurances of any level of Rental Pool revenue. The costs of operating the Rental Pool are a common expense covered by annual dues and, therefore, a Holder will pay for the costs of operating the Rental Pool even if not using it. Under the License Plan, purchasers of partial Interests (i.e., Unit Week or Unit Weeks) will not have an automatic right to participate in the Rental Pool, but must pay for its cost as part of the annual dues for their Unit Weeks. See "The Interests."

     GENERAL ECONOMIC CONDITIONS; CONCENTRATION IN TIME SHARE INDUSTRY; GEOGRAPHIC CONCENTRATION OF INVESTMENTS. Any downturn in economic conditions or any price increases (e.g., airfares) related to the travel and tourism industry could depress discretionary consumer spending and have an adverse effect on the demand for and rental rates of the Units. Because the Company's operations are conducted solely within the vacation industry, any adverse changes affecting the vacation industry, such as an oversupply of vacation units, a reduction in demand for vacation units, changes in travel and vacation patterns, changes in governmental regulations of the vacation industry and increases in construction costs or taxes, as well as negative publicity for the vacation industry, could have an adverse effect on the Rental Pool. See "The Company."

     PAST RESULTS. The Chart House Suites hotel has only been in operation for approximately three years and is, therefore, in the start-up phase of operations. On a pro rata basis, and for the year ending November 30, 1996, Charthouse's average Unit Week of rental income was $359 at 65% occupancy (average of Class A through Class F Units). Weather and seasonality could affect the results of the Rental Pool. While there can be no assurances, the Company believes that the Unit Week rental income may increase above $359 per Unit Week at 65% occupancy (an average of all Classes of Interests) because Chart House Suites hotel is experiencing repeat business, and its marketing has resulted in increased customer demand. However, Holders should not assume any level of rental income or occupancy in deciding whether to purchase an Interest. See "Chart House Results."

     NO DISTRIBUTIONS OR DIVIDENDS. The Interests are not income producing in that they do not provide for distributions or dividends. Although a Holder may realize revenue through rental of a Unit Week or sale of an Interest, the amount of such revenue, if any, is entirely speculative and, therefore, Holders should not assume any rate of rental income or resale of an Interest for any amount. See "The Interests."

     CHART HOUSE SUITES HOTEL NOT AFFILIATED WITH ANY NATIONAL CHAIN. The Chart House Suites hotel is not affiliated with a national chain, but competes with national hotels located in Clearwater Beach, Florida, including hotels with more resources and amenities, such as restaurants, bars and beach-related services. The absence of a national affiliation and additional amenities has an adverse affect on the hotel's competitive position and rates. See "Description of Chart House Suites Hotel."

     LIMITED RESOURCES. The Company has limited resources to meet its obligations, but has received an oral commitment by its sole shareholder to provide additional capital or financing, if required to meet its obligations under the guaranteed rental arrangement and to pay for the Company's share of annual dues and special assessments, if any. See "Financial Statements."

     RCI EXCHANGE PROGRAM. RCI's Exchange Program is an independent entity, which has no connection or financial interest in the Chart House Suites hotel or the Company. The RCI Exchange Program is a vacation exchange program offered by RCI. The Company's agreement with RCI extends until August, 2002 and provides for additional extensions, but is terminable earlier under certain circumstances. There can be no assurances that the Company's agreement will continue in effect or that RCI will continue to exist or renew the agreement with the Company. Chart House Suites hotel cannot guarantee that RCI will always accept weeks of vacation in the Chart House Suites hotel for trade, nor can Chart House Suites hotel assure that RCI will continue to exist for the entire life of License Plan or the existence of the Interests. For these reasons, Holders utilizing RCI's services and the RCI Exchange Program do so at their own risk. See "The Interests--The RCI Exchange Program."

     VOTE OF UNIT WEEKS. Under the License Plan, annual dues cannot increase by more than 10% of the prior year's dues exclusive of the allocable percentage of property tax and insurance, without an affirmative vote of a majority of the Unit Weeks. Special assessments in excess of certain limits cannot be made without a vote of Unit Weeks. The Company will vote all Unit Weeks represented by unsold Interests or the Unit Weeks reacquired upon a default of an Interest. Until, and unless, a majority of Units Weeks are held by others, the Company will be able to approve annual dues increases or special assessments without limitation, provided, however, that such vote would not change the guaranteed level of annual dues for the period through December 31, 1998, and provided that the Company would have to bear its proportionate share of any such increase. See "Annual Dues and Special Assessments."

     RELIANCE ON MANAGEMENT. Pursuant to the terms of the License Plan, Holders have no authority to control the management and operations of the Chart House Suites hotel or the Company. Control of management and operations of the Chart House Suites hotel and the License Plan resides solely in the Company. In order to protect the property and the operations, the Company has the authority to amend Charthouse policies and the Rules and Regulations governing the Chart House Suites hotel without a vote of Holders, provided such amendment is consistent with the terms of the License Plan. Accordingly, Holders will have no control over changes in policies of Charthouse. The Company intends to create an Advisory Board composed of Holders, but the Company has ultimate responsibility for policies of Charthouse. Until a majority of Interests are held by Holders, the Company may increase annual dues or special assessments under the License Plan without limitation, provided that expense attributable to unsold Interests will be born by the Company.. See "The Company." For further information see License Plan and the Rules and Regulations for Chart House Suites Hotel, attached as Annexes A and B, respectively.

     ABSENCE OF INDEPENDENT UNDERWRITER AND APPRAISER. No appraisals or other independent valuations have been obtained for purposes of determining the value of the Interests. The value of the Interests has been determined solely by the Company on the basis of its subjective evaluation of marketing considerations. See "Determination of Offering Price."

     RISKS ASSOCIATED WITH CUSTOMER DEFAULT. The Company bears the risk of defaults by buyers who purchase their Interests on an installment basis. If a buyer of an Interest defaults on the purchase of such Interest during the payment schedule, the Company will reacquire the Interest. In connection with the Company taking back any such Interest, the associated marketing costs will not have been recovered by the Company, and they must be incurred again after the Interest has been returned to the Company for resale. In addition, although the Company may have recourse against the defaulted buyer of the Interest, no assurances can be given that the Interest purchase price or any commissions will be fully or partially recovered in the event the buyer defaults under such financing arrangements. Although the Company will bear the risks of default, Holders may be adversely affected if these costs limit the Company's ability to fulfill its obligations. See "The Interests."

     COMPETITION. The Company is subject to significant competition from other entities engaged in the business of resort development, sales and operation, including interval ownership, condominiums, hotels and motels. Many of the world's most recognized lodging, hospitality and entertainment companies have begun to develop and sell vacation interests in resort properties. Other major companies that now operate or are developing or planning to develop vacation interest resorts include Marriott Ownership Resorts, The Walt Disney Company, Hilton Hotels Corporation, Hyatt Corporation, Four Seasons Hotels & Resorts and Inter-Continental Hotels and Resorts. Many of these entities possess significantly greater financial, marketing, personnel and other resources than those of the Company and may be able to generate greater rental results or returns.

     REGULATION OF MARKETING AND SALES OF VACATION INTERESTS; OTHER LAWS.
The Company's marketing and sales of Interests and other operations are subject to extensive regulation by the federal government, Florida and by the states in which Interests are marketed and sold. On a federal level, the Federal Trade Commission has taken the most active regulatory role through the Federal Trade Commission Act, which prohibits unfair or deceptive acts or competition in interstate commerce. Other federal requirements to which the Company is or may be subject appears in the Truth-in-Lending Act and Regulation Z and the Equal Opportunity Credit Act. In addition, many states have adopted specific laws and regulations regarding the sale of interval ownership programs. The laws of Florida require the Company to file with a designated state authority for its approval a detailed offering statement describing the Company and all material aspects of the project and sale of Interests. The Company is required to deliver an offering statement or public report to all prospective purchasers of an Interest, together with certain additional information concerning the terms of the purchase. The Company believes that it is in material compliance with all federal, state, local and foreign laws and regulations to which it is currently subject. However, no assurances can be given that the Company is, in fact, in compliance with all applicable federal, state, local and foreign laws and regulations. Any failure to comply with applicable laws or regulations could have a material adverse effect on the Company. Compliance with the laws or regulations, of any sort, will be a common expense recovered from Interest Holders through annual dues. See "Annual Dues and Special Assessments."

     DEPENDENCE ON KEY PERSONNEL. The Chart House Suites hotel will be controlled by the Company and Decade Properties, Inc. The loss of the services of Jeffrey Keierleber, sole owner of the Company, Decade Securities Corp., and Decade Properties, Inc., could have serious adverse effects on the operations of Chart House Suites hotel. The Company intends to prepare a succession plan. See "Management."

     AMERICANS WITH DISABILITIES ACT. Under the Americans with Disabilities Act ("ADA"), all public accommodations are required to meet certain federal requirements related to physical access and use by disabled persons. A determination that the Chart House Suites hotel is not in compliance with the ADA could result in imposition of fines, injunctive relief, damages and attorneys' fees. If the Company was required to make modifications to comply with the ADA, Charthouse's cash reserves could be depleted and annual dues could increase significantly, adversely affecting Holders. A finding of non-compliance could also endanger the ability to use the Rental Pool to rent Interests to non-Holders.

     ABSENCE OF OPERATING HISTORY OF THE COMPANY. The Company is a recently formed Florida corporation and has no operating history. See "Chart House Results." The Company's anticipated operations and business plan are subject to all of the risks inherent in the establishment of a new enterprise in a competitive and volatile industry such as the Florida hotel operations. See "The Company."

     LACK OF ARM'S LENGTH NEGOTIATION IN THE PROPERTY MANAGEMENT AND OTHER AGREEMENTS. None of the agreements with affiliates, including the property management agreement, was determined by arm's length negotiations, and no independent approval will be sought. The property management agreement provides for a monthly fee of $2,500, subject to increases based upon CPI and a 5% Rental Pool fee plus reimbursement of all expenses. It is impossible to estimate how much Decade Properties, Inc. would earn because it cannot estimate the 5% rental pool fee. However, the $2,500 monthly fee would total $1,290,000 (exclusive of CPI increases) over the 43 year term. If the Rental Pool generated $500,000 a year, Decade Properties, Inc. would earn $25,000 a year or $1,075,000 over the 43 year term. See "Decade Properties, Inc." The License Plan provides that Holders will reimburse, as a common expense covered by annual dues, the costs and fees of the property manager for its services, whether or not they use the Rental Pool. See "Conflicts of Interest of Management and Affiliates."

     CONFLICTS OF INTEREST ARISING FROM BENEFITS TO AFFILIATES OF THE COMPANY. The Company intends to use essentially all of the net proceeds from sale of the Interests to pay offering expenses, amounts under the guaranteed rental arrangement, amounts owed to Decade Properties, Inc., costs of initial membership in RCI and then for working capital. The Company has contractual duties under the License Plan and will act as a fiduciary for the Holders in managing the License Plan and safeguarding the annual dues assessments. See "Use of Proceeds." Affiliates of the Company may also benefit from the property management agreements, Rental Pool fees and other fees. There are no established conflict resolution procedures. See "Conflicts of Interest of Management and Affiliates."

     COMPANY CONTROL. The Company will control the operations of the Chart House Suites hotel and the Rental Pool, and it has contracted with Decade Properties, Inc. to be the property manager and Rental Pool operator. The property management agreement provides that Decade Properties, Inc. can only be removed for cause and upon payment of all amounts that would have been received during the term of the agreement (discounted at 8%), which, by its terms, expires on December 31, 2040. As discussed earlier, the Company cannot estimate what fee would be owed. However, the effect of this provision is to make it unlikely that Decade Properties, Inc. could be removed as property manager. See "Decade Properties, Inc."

     WEEKLY FLUCTUATIONS IN RENTAL POOL RESULTS. The lodging industry is seasonal in nature. Weekly Unit Week earnings in the Rental Pool may be adversely affected by events beyond the Company's control, such as poor weather conditions, economic factors and other considerations affecting travel.

     RESALE OF INTERESTS. A Holder selling whole or partial Interests (i.e., Unit Weeks) may face competition from the Company as it sells the Interests, including Interests which have been reacquired. The future value of Interests is uncertain, and there can be no assurances that a Holder will be able to sell his Interests at an appreciated amount, or even at the offering price, if at all. There could be difficulties in trying to find a real estate broker or other person to sell Interests or Unit Weeks. A Holder will also have to pay the entire cost of the Unit Week and obtain the consent of the Company, which will not be unreasonably withheld, before being able to sell partial Interests and Unit Weeks. The Company may review potential purchasers and evaluate whether they will be able to pay annual dues as they become due. The Company does not intend to withhold consent if a potential purchaser agrees to follow the License Plan and the rules and regulations.
In addition, a seller of a partial Interest (i.e., a Unit Week) will have to pay the cost of License Payments for the Unit Week before being able to sell or transfer the partial Interest. See "Plan of Distribution."


                                THE COMPANY

     Charthouse Suites Vacation Ownership, Inc. is a Florida corporation formed on April 16, 1996, and solely owned by Jeffrey Keierleber. The Company was organized to facilitate the sale and distribution of the Interests and ultimately own and manage the Chart House Suites hotel. The Company has limited financial resources, although it has received an oral commitment from its sole shareholder to provide additional resources. See "Financial Statements" and "Risk Factors--Limited Resources."

     The Company will be responsible for managing the License Plan and the Rental Pool, as well as advertising the hotel and overseeing its operations, although it will delegate and subcontract the operational duties to Decade Properties, Inc. See "Decade Properties, Inc." The Company will have a fiduciary duty to manage the time share program and safeguard the annual dues funds. In carrying out the duty, the Company intends to maintain annual dues in a separate account for the benefit of Holders.

     The Company currently has not issued, and has no plans to issue, senior securities. The Company plans to borrow money only to the extent necessary to fund its portion of offering expenses and fund the operation of the Company in the ordinary course of business. The Company does not plan to make loans to other persons, although it will allow Holders to pay licensing payments on an installment basis over 360 months. See "The Interests." The Company does not plan to invest in securities of other issuers for the purpose of exercising control. The Company has no plans to engage in underwriting securities for other issuers and has no plans to engage in the purchase and sale of investments, except for those in the ordinary course of maintaining its reserves and the common maintenance fund. The Company has no plans to offer securities in exchange for property and has no plans, except under the limited circumstances described in the License Plan, to repurchase or reacquire the Interests. Except in connection with the purchase and use of the Chart House Suites hotel, the Company does not plan to make investments in real estate or interests in real estate, real estate mortgages, securities of or interests in persons primarily engaged in real estate activities, or investments in other securities. However, subject to the limitations described in the License Plan underlying the Interests, the Company has sole control over the policies and operations of Charthouse and may from time to time consider expanding the operations and scope of Chart House Suites hotel and sell additional Interests or reacquired Interests.

     Charthouse plans to provide Holders an annual report (which, if in accordance with the securities laws, may contain unaudited financial statements) which describes the financial condition of the Rental Pool and the source and use of annual dues and, if any, special assessments. During the pendency of the Offering, the Company will file a Form 10-K which will contain audited financial statements.


                DESCRIPTION OF THE CHART HOUSE SUITES HOTEL

     The Chart House Suites hotel is located in Clearwater Beach, Florida and has been owned by an affiliate of the Company since 1992. It is a four-story hotel overlooking Clearwater Bay, Florida, bought in 1992 for approximately $600,000 and then completely refurbished. Unless the offering is terminated (see "Plan of Distribution"), the hotel will be purchased by the Company for approximately $1,796,000, upon the earlier of the sale of 76 Interests or by October 31, 1998. No appraisal has ever been obtained. Attached to the Chart House Suites hotel grounds is a marina that was also owned by Decade Properties, Inc. Holders will have no rights to the Charthouse Marina, which is owned by Decade Properties, Inc. or the Company, once the sale is complete. The Chart House Suites hotel contains on its grounds a heated in-ground 20 by 25 foot pool and laundry room facilities, which may be used by Holders. As described below, the hotel's location provides easy access to white sand public beaches, recreational facilities, restaurants, entertainment and shopping in Clearwater Beach. The Tampa Bay, Florida airport is approximately 20 miles away, and St. Petersburg's airport is approximately 12 miles away.

     The Chart House Suites hotel is comprised of 25 rental units located in one four-story building containing approximately 20,000 enclosed square feet. The attached marina has 27 boat slips. The building and most of its improvements were built in 1971 as a common area for a nearby condominium and then converted to a restaurant. In 1993, the building was converted to a hotel and was completely updated and remodeled. The property is rectangular in shape, contains approximately .66 acres and is located on the North side of Bayway Boulevard, Clearwater Beach, Florida. Each suite contains sleeping accommodations, private bathroom facilities and limited cooking facilities (varying from room). The hotel has a parking lot with 46 spaces, which Holders may use at no additional charge. Each suite comes equipped with locked doors, a bed or beds, hotel-like furniture, one or more bathrooms and one or more televisions, including access to cable television. The Chart House Suites hotel has a manager or front desk staff available 24 hours a day and provides maid service. Approximately 10 employees work at the Chart House Suites hotel. Except as described above, there are no additional security measures for the Holders.

     As of June 30, 1997, the Company orally entered into an agreement with Decade Properties, Inc. to acquire the Chart House Suites hotel, which was confirmed in writing on September 29, 1997. Under the irrevocable terms of the written agreement, Charthouse will pay approximately $1,796,000 for the hotel, personal property and marina. As provided in the License Plan, if the Company does not sell 76 Interests by October 31, 1998, it reserves the right to cancel the Interests and return the paid-in amount (less amounts for certain benefits received or used). The Company and Decade Properties, Inc. have agreed to escrow the title until the sale of 76 Interests or October 31, 1998 unless the Offering is canceled. Accordingly, the Company has contractual rights to acquire the Chart House Suites hotel, but will not complete the sale until 76 Interests have been sold or until this requirement has been waived. If the Agreement is breached, the Florida Time Share Bureau will have the power to enforce the terms of the Agreement.

     The Chart House Suites hotel is conveniently located within a short stroll of a beautiful Clearwater public beach (one beach on Clearwater Pass is located approximately two blocks away, and the main Clearwater Beach is approximately six blocks away), quaint shops and restaurants. The hotel is located on Bayway Boulevard, a central street in Clearwater Beach and one block from the main (and busy) street. The Chart House Suites hotel is in close proximity with other hotels and shops and adjacent to a yacht club and other condominiums. The hotel is approximately a 90 minute drive from Walt Disney World and Cypress Gardens and approximately 35 miles from Busch Gardens, Florida.

     As of the date of this Prospectus, there are no known environmental contaminations on the Chart House Suites hotel grounds which would materially affect the value of Interests or the ability of Holders to rent or use their suites.

     The Company intends to provide quality hotel services to Holders of the Interests or the renters in the Rental Pool. The Company believes that its location in Clearwater Beach, Florida and its competitive licensing payments and annual dues rates will be attractive to Investors who desire to fix the costs of vacations, pass a gift to future generations or retain for possible income.

     In order to ensure the comfort and enjoyment of the Chart House Suites hotel and its amenities by all Holders, guests and other allowed users, Charthouse has promulgated certain rules and regulations. These rules and regulations are intended to preserve the quiet enjoyment of the Chart House Suites hotel for all users, but also to ensure that the appearance of the Chart House Suites hotel is generally uniform and does not detract from its value. Certain other requirements are established in the Subscription Agreement and the Rules and Regulations for Chart House Suites Hotel, attached as Annexes D and B, respectively.

     COMPETITION. Clearwater Beach, Florida contains numerous hotels and motels, with various size facilities and with a total of approximately 4,000 rooms and suites. The Company believes that room charges for the hotels in Clearwater Beach generally range from between $40 and $350 a night, although rates will vary depending upon season and demand. National hotel chains, such as Sheraton and Marriott, compete with the Chart House Suites hotel in Clearwater Beach. The Company believes that the proximity of the marina offers competitive advantages, as boaters often stay at the Chart House Suites hotel. Lengths of stay affect the results, and the Company strives to rent the penthouse (Class F Units) for a minimum of two nights. The Company believes the Chart House Suites hotel competes with other rental accommodations on the bases of location, view and room quality, as well as rental rates. Seasonability has, and will, affect the occupancy of the hotel and the Rental Pool results.


                               THE INTERESTS

     The following is a summary of the material terms of the License Plan, and references to the License Plan are qualified in their entirety to the text of the License Plan, which is attached as Annex A.

     Ownership of an Interest entitles purchasers to the right, subject to the terms and conditions of the License Plan, to rent or use the Chart House Suites hotel for eight weeks of each year until December 31, 2040. Holders are entitled to two consecutive weeks of time for each season (e.g. Spring, Summer, Fall and Winter). The Unit Weeks will be assigned pursuant to the schedule in Annex E. Upon subscription, a potential Holder should submit his or her preference. All Unit Weeks (including those owned by the Company) will automatically be placed in the Rental Pool. The Company will attempt to rent the Unit Weeks and will remit net rent proceeds, if any, to the Holder on a quarterly basis. Holders will have the right, upon at least 30 days written notice (unless waived by the Company), to use the Unit Weeks or to join the RCI Exchange Program and exchange Unit Weeks in the Chart House Suites hotel for another location in a participating RCI resort. The Holders will not obtain title or any interest in the Resort Facility. No certificates will be issued for the Interests.

     The Company is offering Interests that, in the aggregate, will provide the Holders the right to rental income from the Rental Pool, if any, or the right to use one of the 25 suites for 48 weeks out of every year. The Company does not intend to offer the Chart House Suites hotel for sale to third parties, although it reserves the right to do so, and such sale would be subject to the rights of Holders under the License Plan. The Company will continue to have the right to use, rent or exchange the remaining four Unit Weeks (one Unit Week in every season or five total Unit Weeks in years with 53 weeks) or sell those Unit Weeks as partial Interests, upon compliance with legal and regulatory requirements. The Company intends to place the unsold Unit Weeks it continues to hold in the Rental Pool, although, similar to all Holders' rights, it reserves the right to use the Unit Weeks and exchange these weeks in RCI Exchange Bank, even if there is demand for these Unit Weeks in the Rental Pool, as well.

     According to a March, 1997 article in Hotels, vacation ownership is a $6 billion industry in the U.S. The Company believes that purchase of Interests will offer Holders a manner of participating in this market.

     TYPES OF INTERESTS AVAILABLE. Class A-F Interests are being offered by the Company. A description of each Interest is as follows:

     A Interest: Ownership of an A Interest allows a Holder use of a standard studio (with private bathroom) overlooking the marina and Clearwater Bay for two consecutive weeks in each season until December 31, 2040. There are 36 A Interests available in this offering for a cost of $18,500 per Interest. The A Interest studios are approximately 360 square feet and contains two queen-sized beds with room for four persons.

     B Interest: Ownership of a B Interest allows a Holder use of a king bed studio (with private bathroom) overlooking the marina and Clearwater Bay for two weeks in each season until December 31, 2040. There are 24 B Interests available in this offering for a cost of $21,500 per Interest. The
B Interest studios are approximately 360 square feet in size and have room for two persons.

     C Interest: Ownership of a C Interest allows a Holder use of a large studio (with private bathroom) overlooking the marina and Clearwater Bay, or southern exposure (looking south over the bay and other condominiums) for two consecutive weeks in each season until December 31, 2040. There are 36 C Interests available in this offering for a cost of $25,500 per Interest. The C Interest studios are approximately 430 square feet and have room for four persons.

     D Interest: Ownership of a D Interest allows a Holder use of a one bedroom, one private bathroom suite overlooking the marina and Clearwater Bay or the swimming pool or the southern exposure for two consecutive weeks in each season until December 31, 2040. There are 36 D Interests available in this offering for a cost of $36,500 per Interest. The D Interest suites are approximately 638-869 square feet and have room for four persons.

     E Interest: Ownership of an E Interest allows a Holder use of a one bedroom suite with one private bathroom (with a lanai), and a view of the marina and the Clearwater Bay for two consecutive weeks in each season until December 31, 2040. There are 12 E Interests available in this offering at a cost of $39,500 per Interest. The E Interest suites are approximately 815-982 square feet and have room for four persons.

     F Interest: Ownership of an F Interest allows a Holder use of the approximately 1,875 square foot, two bedroom penthouse suite, with a fully equipped kitchen, living room, den, dining room, two full baths (one with a jacuzzi), and a large private balcony overlooking Clearwater Bay and marina for two consecutive weeks in each season until December 31, 2040. There are 6 F Interests in this Offering at a cost of $60,000 per Interest and have room for six persons.

     At the time of subscription, the Holder will be assigned eight specific Unit Weeks for the category of the suite corresponding to the Class of Interests purchased. Preferences for suites and weeks will be considered on a first come first serve basis, but assignment of Unit Weeks and suites within a Class of Interests is in the sole discretion of the Company.

     For purposes of the License Plan, the Winter season constitutes weeks 46-52 and 1-6, Spring is weeks 7-19, Summer is weeks 20-32, and Fall is weeks 33-45. Occupancy rights begin at 4:00 p.m. on the applicable date of the week and end at 10:00 a.m. on the same day of the immediately following week.

     USE OPTIONS. The following summarizes the ways in which Holders, as of the date of the Prospectus, may utilize their eight Unit Weeks per Interest:

     Rental. If a Holder takes no action, Charthouse will seek to rent the Holder's Unit Weeks through the Rental Pool. Holders may also withdraw their Unit Weeks from the Rental Pool and seek to rent the Unit Weeks to others, either personally or through rental agents. Unless waived by the Company, Holders must give the Company at least 30 days notice prior to the start of the Unit Week of their desire to remove their Unit Week from the Rental Pool. Rental Pool proceeds will be allocated proportionately among Holders of all Classes of Interests that have Unit Weeks in the Rental Pool using the formula shown below. The ability of the Rental Pool to rent pooled Unit Weeks will depend on many factors, among which are seasonal demand, weather conditions, travel patterns and economic conditions. There is no guarantee that all or any contributed Unit Weeks will be rented or that rental proceeds will be received. An affiliate of the Company will be paid a rental fee of 5% of all rental charges collected, and part of the common expenses for Holders will include the reimbursement of any costs incurred in providing Rental Pool services. Holders can contract individually with an affiliate of the Company, or another rental agent, for separate rental of their individual suite, although their share of annual dues will continue to include the costs of operating the Rental Pool. See "Chart House Results" and "Certain Rental Pool Financial Information."

     Personal Use. A Holder may, upon 30 days written notice to Charthouse (unless waived), withdraw entire Unit Weeks from the Rental Pool, and Holders are free to use, assign, grant, gift or otherwise use their eight Unit Weeks per Interest of reserved vacation suites and services at the Chart House Suites hotel. Unless waived by the Company, only entire Unit Weeks may be withdrawn for personal use. Pursuant to the License Plan and the Rules and Regulations for the Chart House Suites Hotel, Holders are responsible for their conduct and liable for any resulting damages due as a result of their use or the use by their permitted users, including any rental arranged other than through the Rental Pool. License Plan and Rules and Regulations for Chart House Suites Hotel, attached as Annexes A and B, respectively.

     RCI Exchange Program. As of April 1997, Chart House Suites hotel has qualified as an affiliated resort of the RCI Exchange Program. As long as the Holder remains a member of the RCI Exchange Program, such Holder may use the RCI Exchange Program. Holders may join RCI for the cost and fees determined by RCI and obtain the privileges attached to such membership. The Company will pay for the initiation and first year membership fees for each purchaser of an Interest. RCI is not an affiliate of the Company or any of its affiliates and has not reviewed or passed upon the validity of this Offering. RCI is a independent entity that facilitates the exchange of vacation time share interests. Nothing contained in this summary should be construed as an endorsement or advertisement for this Offering or the Chart House Suites hotel by RCI or any of its affiliates. The Company and its affiliates have no financial or other interest in RCI.

     Under the terms of the Agreement with RCI, the RCI Exchange Program allows Holders to deposit one or more Unit Weeks of vacation time at the Chart House Suites hotel into the RCI Exchange Program. This Agreement expires August, 2002. The deposit may be made between two weeks and two years before the use of the Unit Week. The Holder must pay all annual fees associated with the deposited Unit Week (i.e., annual dues and special assessments, if any, and, if paying on the installment basis, the license payment directly to the Company) before submitting an RCI request. Deposited Unit Weeks can be withdrawn from RCI Exchange Program if the Holder has not made an exchange against that week and no other RCI member has been assigned the Holder's Unit Week at Chart House Suites hotel. After depositing weeks in the RCI Exchange Program, members may request use of weeks deposited at any of RCI's approximately 2,000 worldwide affiliated resorts. Requested weeks must be comparable to those deposited. All the Charthouse's weeks have been designated "red," or the seasonal designation indicating greatest member demand, although RCI has reserved the right to reconsider the designation or change systems. RCI members can request exchanges for only that period in which their subscription to RCI Endless Vacation is prepaid. As of the date of this Prospectus, membership in RCI costs $74 for one year, $135 for two years, $199 for three years and $313 for five years. There is also a $200 initiation fee which, if charged, will be paid for by the Company. The Company will also pay the first-year membership fee. As of the date of this Prospectus, RCI charges $103 for each domestic exchange and $133 for each international exchange. Rates are subject to change. Other fees may apply, and all fees are determined solely by RCI. Neither the Company nor any of its affiliates will receive any remuneration from RCI.

     In addition, RCI members can obtain RCI Guest Certificates for non-members to use the exchanged weeks. Guest Certificates currently cost an additional $40. RCI has advised the Company that RCI currently has approximately 2,000,000 members. The terms and conditions of membership are defined an agreement that is entered between RCI and its members.
Participation in RCI by a Holder is voluntary.

     Under the terms of the agreement with RCI, the Agreement is terminable, at RCI's option, upon 60 days notice if the Company does not attain and maintain 50 RCI members. Therefore, the ability to exchange properties through RCI may be canceled if a sufficient number of Holders do not maintain their RCI membership. The RCI Agreement is also terminable by RCI if the Company (i) becomes insolvent, (ii) initiates a bankruptcy proceeding, (iii) becomes a party to reorganization for its debts, (iv) has a receiver appointed, (v) is a party to a dissolution or liquidation proceeding, (vi) transfers a controlling ownership interest in the Company without RCI's consent, (vii) attempts to assign or sublease all or a portion of its rights or duties, or (viii) the Company materially breaches its agreement with RCI or any representation or warranty of the Company to RCI ceases to be true.

     TRANSFERABILITY OF INTERESTS. A Holder may transfer his entire Interest without the prior consent of the Company, provided the Holder is current on payment of all dues, assessments and installment license payments. A purchaser of an entire Interest may automatically participate in the Rental Pool. Under applicable Florida Law, a Holder will have to provide disclosure required by Section 721.065 in order to resell Interests. This disclosure requires information concerning annual dues and a copy of the License Plan.

     A Holder may also transfer partial Interests in increments of one or more Unit Weeks with the consent of the Company (which will not unreasonably withheld) provided the Holder is current on all payment of all annual dues, special assessments and license installment payments for that Unit Week (i.e., the purchase price) are fully paid. The transferor of a partial Interest must also make a prepayment of the estimated annual dues (and special assessments, if any) of one year for the specific Unit Week before the transfer is allowed.

     A transferee of partial Interests (i.e., one or more Unit Weeks) may not automatically participate in the Rental Pool, although annual dues will include the costs of operating the Rental Pool. However, the Holder of a partial Interest may enter into a contract with Decade Properties, Inc. to provide rental services for its own rental program. The Company reserves the right to specify other terms or conditions in connection with the transfer of a partial Interest. See License Plan attached as Annex A.

     CANCELLATION. Each Holder is given the right, pursuant to Chapter 721, Florida Statutes, to cancel the Holder's subscription without any penalty or obligation within ten days from the date the Subscription Agreement is signed, or until ten days after receipt of the Time Share Public Offering Statement, whichever is later. A Holder must notify Charthouse in writing of his/her intent to cancel. A notice of cancellation is effective on the date sent and shall be sent to Charthouse at 250 Patrick Boulevard, Brookfield, Wisconsin, 53045. Any attempt to obtain a waiver of the Holder's cancellation rights is unlawful. While the Holder may execute all closing documents in advance, Charthouse's use of the subscription amount by Charthouse before the expiration of the ten-day cancellation period is prohibited.

     Each Holder may also cancel the License Plan at any time after the accommodations or facilities are no longer available, as provided in the License Plan and the Time Share Public Offering Statement, attached as Annexes A and C, respectively. The License Plan contemplates that Holders may have the accommodation unavailable on a temporary basis in order to facilitate repairs, maintenance or emergencies, and the Company will provide alternative accommodations. Such events shall not give rise to a right to cancel the Interest. In the event of any temporary unavailability, the Company will promptly send a written notice of the temporary unavailability notifying Holders of their alternatives.

     Under the License Plan, upon cancellation a Holder will only have the right to receive the amount of the purchase price actually paid less any benefits received, rental revenue from the Rental Pool, and any guaranteed rental arrangement payments. In order to avoid controversies, the Company will use the following rates for calculating benefits on a per-day basis:

                                            Total for One
                         Assumed Benefit      Unit Week
                       ____________________
A  Standard Studio        $ 70.00 per night           $490
B  King Bed Studio        $ 75.00 per night           $525
C  Studio                 $ 85.00 per night           $595
D  1 Bedroom              $120.00 per night           $840
E  1 Bedroom              $130.00 per night           $910
F  Penthouse              $175.00 per night         $1,225

 Therefore, once Holders have held the Interests after a certain period of time, the cancellation right under the License Plan will result in a return of no proceeds. Under the License Plan, Holders' cancellation rights will expire as follows:

       CLASS          EXPIRATION DATE AFTER
                            PURCHASE

         A                  4.72 yr.

         B                  5.12 yr.

         C                  5.36 yr.

         D                  5.43 yr.

         E                  5.43 yr.

         F                  6.12 yr.

 Holders should not assume that the Rental Pool will return these rates.

 Under the License Plan, the Company may rescind the License Plan and return the net proceeds if 76 Interests are not sold by October 31, 1998. See "Plan of Distribution."


                            CHART HOUSE RESULTS

 The following is a summary of the results of the Chart House Suites hotel.



                  For the Nine  For the Years Ended November 30
                  Months Ended
                   August 31,
                      1997         1996        1995       1994
                   (unaudited)   (audited)  (audited)   (audited)

Rental Income           $379,931   $452,981    $327,031   $ 72,687


Other Income              13,698     14,220      14,090      4,154

Total Operating         $393,629   $467,201    $341,121   $ 76,841
Revenues



Total Salaries           101,480    127,377      93,648     38,243

Total Direct             117,619    150,287     141,411    111,056
Expenses

Total                     11,607     25,114      37,570
Maintenance and                                             30,917
Repair Expenses

Total Expenses          $230,706   $302,778    $272,629    $180,216



Excess
(Deficiency) of
Operating               $162,923   $164,423    $ 68,492   $(103,375
Revenues Over                                                     )
Certain
Expenses

                 Derived Average Unit Week Rental Revenue

                  For the Nine  For the Years Ended November 30
                  Months Ended
                   August 31,
                      1997           1996       1995         1994

Rental Income           $379,931   $452,981    $327,031     $72,687
(Actual)

Pro Forma               (18,997)   (22,649)   (16,3352)     (3,634)
Rental Pool Fee
(5%)

Pro Forma Net           $360,934   $430,332    $310,679     $69,053
Rental Revenue
(95%)

Number of Unit                39         52          52          32
Weeks

Number of Hotel               25         25          25          25
Suites

Pro Forma            $       370    $   331    $    239    $    86
Average Unit
Week Rental
Revenue


 The above summary for operating revenues and certain expenses reflect income and expenses that are directly attributable to the operations of the Chart House Suites hotel since it opened in 1994, and that are not dependent upon a particular owner of the property. As a result, certain expenses which are included in the accounting records of the property are not included in the accompanying financial statements. These expenses are depreciation, amortization, and certain office and administrative expenses.

     Based upon the current level of total expenses for the nine months ended August 31, 1997, the break-even rate for the Company is $33.68 per suite per day (on average). Because rates vary, a break-even rate in occupancy percentage cannot be determined.


       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                         AND RESULTS OF OPERATIONS

     Results of Operations The financial statements included herein present the Chart House Suites hotel operations for approximately 40 months, from its opening on April 21, 1994, through August 1997. The comparative presentation of operations reflects the operation of 25 Studios/Suites during each period presented.

     Operating revenues for the initial 7.3 months (32 weeks) ended November 30, 1994, averaged $96 per Suite per Unit Week. The average Unit Week operating revenue increased to $262 during the year ended November 30, 1995; $359 during the year ended November 30, 1996, and $404 during the nine months (39 weeks) ended August 31, 1997. The 1997 increase, however, was achieved primarily during the Winter and Spring months when hotel rates and occupancy are generally expected to be higher than at other times of the year, and therefore, such results are not expected to be indicative of those to be achieved for an entire year ended November 30, 1997.

     The increases in operating revenues from inception are attributable to both increases in the rental revenues charged for occupied rental units and increased occupancy. The average daily rental unit revenue for occupied Studios/Suites increased from $52 in 1994 to $66 in 1995, to $77 in 1996, to $86 in 1997. The average occupancy during these periods increased from 39% in 1994, to 52% in 1995, to 65% in 1996 and to 65% in 1997.

     Expenses for the initial 7.3 months in 1994 averaged $225 per Unit Week. The average Unit Week expenses decreased to $210 in 1995, and then increased to $233 in 1996 and $237 in 1997. A large part of this increase was due to the average salary expense per Unit Week, which increased from $53 in 1994 to $72 in 1995, $98 in 1996 and $104 in 1997. The housekeeping staff, certain front desk expenses and management fees are variable expenses. Consequently, salary expenses generally increase as occupancy increases.

     Average direct expenses per Unit Week were $152 in 1994, decreased to $109 in 1995, then increased to $116 in 1996 and $121 in 1997. The direct expenses during the initial 1994 period include costs associated with opening and initially higher advertising expense for the hotel, which resulted in higher average expenses than those experienced in the other periods.

     Repair and maintenance expenses averaged $42 per Unit Week in 1994, compared to $29 in 1995, $19 in 1996 and $12 in 1997. Many costs associated with furniture, equipment and other interior items were incurred in stages after the opening of the hotel and have decreased over each period.

     As a result of the foregoing, the operating expenses exceeded operating revenue by $141 per Unit Week in 1994. In 1995, operating revenue exceeded operating expenses by $53 per Unit Week, increasing to $126 in 1996 and $167 in 1997.

     The daily revenue for hotel studios and suites by class for the comparative periods was:

TYPE OF    1997                  1996                1995
   UNIT     LOW   AVERAGE  HIGH   LOW  AVERAGE  HIGH  LOW   AVERAGE   HIGH


Class A    $45      $69   $119     $44   $63    $100  $38       $57    $98

Class B    $45      $71   $119     $45   $63    $100  $40       $61   $104

Class C    $50      $73   $119     $45   $67    $115  $43       $56   $110

Class D    $70     $107   $165     $50   $96    $155  $50       $80   $150

Class E    $75     $117   $165     $55  $118    $155  $50      $101   $155

Class F*   $73     $110   $250     $68   $87    $200  $65       $82   $194

All                 $85            $77                $66
Classes
(Average)

     *Primarily rented on a monthly basis.




     The average daily occupancy for hotel studios and suites by class for the comparative periods was:

Type of Unit           1997          1996          1995

Class A                75%           77%           63%

Class B                70%           69%           58%

Class C                69%           69%           51%

Class D                45%           45%           38%

Class E                57%           61%           59%

Class F                86%           91%           97%

All Classes            65%           65%           54%
(Average)


The average daily revenue collected for occupied studios and suites fluctuates throughout the year. The range of the average daily revenue by class of rental unit by week fluctuated as follows:


TYPE OF UNIT      1997          1996          1995

Class A           $56-92        $49-79        $49-75

Class B           $61-89        $55-96        $53-81

Class C           $63-89        $51-75        $31-78

Class D           $95-126       $86-113       $67-102

Class E           $104-134      $105-128      $84-129

Class F           $73-176       $68-143       $67-131

All Classes       $76-105       $67-95        $56-90
(Average)


     The average monthly occupancy range for each class of hotel rental unit was:


TYPE OF UNIT      1997          1996          1995

Class A           66-93%        35-92%        31-88%

Class B           49-92%        52-94%        37-84%

Class C           51-92%        41-95%        21-82%

Class D           28-75%        14-91%        19-73%

Class E           33-84%        30-95%        34-93%

Class F           63-100%       58-100%       84-100%

All Classes       52-87%        42-90%        31-81%
(Average)

     Occupancy data for 1994 by type of rental unit is not available. The difference in occupancy levels is primarily related to seasonal fluctuations.

     Historical average occupancy levels at the Chart House Suites hotel were as follows:

MONTH          1997    1996    1995    1994

January        62%     53%     51%

February       87%     90%     81%

March          85%     90%     80%

April          63%     74%     58%

May            57%     66%     51%

June           53%     72%     44%     13%

July           66%     66%     58%     41%

August         55%     61%     42%     26%

September              63%     39%     36%

October                54%     51%     42%

November               54%     43%     75%

December               52%     42%     31%


LIQUIDITY

     The Chart House Suites hotel operating revenue exceeded operating expenses in every period, except for the initial period ended November 30, 1994. The Chart House Suites hotel was not subject to any mortgage debt during all periods presented, although once the Company buys the hotel, it will owe approximately $1.8 million, which will be covered by payments for the Interests. Day-to-day operating expenses were paid from operating revenue collected. Future operating expenses of the hotel are anticipated to be met by the annual dues paid by the Holders of the Interests.

     There are no long-term material capital expenditures, obligations or other demands or commitments that might impair the liquidity of the hotel or its costs.

CAPITAL RESOURCES

     As of September 30, 1997, no material commitments existed to make major capital expenditures, other than the purchase of the hotel. Pursuant to the terms of the License Plan, Holders will be subject to special assessment for any capital expenditures, but will not be responsible for amounts arising from the purchase of the Chart House Suites hotel.

PROSPECTIVE FORWARD-LOOKING INFORMATION

     It is reasonably likely that historical financial information will not necessarily be indicative of future operating results. To the extent that Unit Weeks are removed from the Rental Pool and used by Holders, there likely will be an increased future revenue per Unit Week available for rental because fewer rooms will be available for rental.

     In addition, it is anticipated that the average daily collected revenue per Unit Week in the Rental Pool will increase over the historically reported collected revenue to the extent that owners of Interests removed their Unit Weeks from the Rental Pool (this assumes that the public demand to rent hotel units remains constant). With fewer hotel units available for rent each day, it would be more likely that a higher room rent could be charged for the inventory of hotel studios and suites available each day. A lower supply of hotel studios and suites creates less pressure to discount room in order to obtain occupancy.

     The historically reported financial information indicates that a trend towards higher collected revenue for hotel studios and suites and a trend towards higher occupancy. Management believes that these trends will continue from repeat customers and word-of-mouth advertising.

ENVIRONMENTAL MATTERS

     The Company and the hotel results are subject to various laws and governmental regulation concerning environmental matters and employee safety and health in the United States. U.S. federal environmental legislation having particular impact on the hotel includes the Toxic Substances Control Act; the Resources Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Safe Drinking Water Act and the Comprehensive Environmental Response, Compensation and Liability Act (also known as Superfund). The Company and the Chart House Suites hotel are also subject to the Occupational Safety and Health Administration ("OSHA") concerning employee safety and health matters. The United States Environmental Protection Agency ("EPA"), OSHA and other federal agencies have the authority to promulgate regulations that have an impact on the hotel's operations.

     In addition to these federal activities, various states have been delegated certain authority under the federal statutes. Many state and local governments have adopted environmental and employee safety and health laws and regulations, some of which are similar to federal requirements. State and federal authorities may seek fines and penalties for violation of these laws and regulations.

     Management of the hotel is committed to a long-term environmental protection program that reduces emissions of hazardous materials into the environment, as well as to the remediation of identified existing environmental concerns.

     Management is not aware of any hidden or unapparent conditions of the property, subsoil or structural conditions which would render the Chart House Suites hotel more or less valuable. Management is not aware of the existence of potentially hazardous materials used in the construction or maintenance of the building, such as urea-formaldehyde foam insulation and/or the toxic waste. Management is not aware of any groundwater contamination, underground methane gas or radon gas. Management believes that the hotel does not produce air emissions or waste water of environmental concern. Management is not aware of any underground storage tanks. Management is not aware of any incidents of spills, dumping or discharges at the property or the presence of hazardous substances. The hotel did not have any expenditures in 1994, 1995 or 1996 for environmental capital projects or for operation and maintenance of environmental protection facilities. Management estimates that during 1997 and 1998 no material amount will be spent on capital projects for environmental protection.

IMPACT OF INFLATION

     Although inflation has slowed in recent years, it is still a factor in the economy, and the Company continues to seek ways to mitigate its impact. To the extent permitted by competition, in general, the hotel passes increased costs on by increasing asking hotel rates over time. Management believes that the ability to increase rental rates should offset any adverse effects from inflation on the hotel's cost of operations. Operating revenue reported on the hotel's financial statements have varied in the last three years from $77,000 in 1994 (partial year), to $341,000 in 1995, and $467,000 in 1996. The increasing revenue is due to increases in the hotel rates collected and in the occupancy rate.

     Inflation had no material effect on the results of operations in 1996, 1995 and 1994.


                 CERTAIN RENTAL POOL FINANCIAL INFORMATION

     The following summary unaudited financial information sets forth the summary financial information of the Company as adjusted to give effect to the operation of the Rental Pool. The only additional expense assumed is the assumed Rental Pool fee of 5%. The summary unaudited financial information does not purport to be indicative of the results that would have been obtained, results that may be obtained, or the per Interest average results. Actual results will vary week by week. The following should be read in conjunction with the financial information and accompanying notes.


                                RENTAL POOL
                PRO FORMA STATEMENT OF RENTAL POOL REVENUES
                                (UNAUDITED)

                          For the    For the Years Ended
                                      November 30,
                                       1996         1995    For the
                            Nine                              Seven
                           Months                            Months
                           Ended                              Ended
                         August 31,                         November
                            1997                               30,
                                                              1994

Rental Income          $379,931        $452,981  $327,031      $72,687

Less Property           (18,997)        (22,649)  (16,352)      (3,634)
Management Fee (5.0%)

                        360,934         430,332   310,679       69,053

Other Income*             3,698          14,220    14,090        4,154

Total Revenues         $374,632        $444,552  $324,769      $73,207


*Other income (i.e. interest income, vending income and telephoneincome) is included in the pro forma computation of rental poolrevenues because the above example assumes that 100% of the UnitWeeks are placed into the rental pool at all times and suchincome will be distributed to Rental Pool participants underthat assumption.



            ALLOCATION OF RENTAL POOL REVENUES ON AVERAGE AMONG
                           CLASSES OF INTERESTS

                                                                  Allocated Income (Using Off-Season Rates and Gross
                                                                         Potential Income) (Unaudited)


                                                                                                                  For the Seven
                                                                    For the Nine    For the Years Ended             Months Ended
                              TOTAL      OFF SEASON   DAILY GROSS   Months Ended       November 30,                November 30,
               NUMBER OF      ANNUAL       NIGHTLY     POTENTIAL     August  31,   1996         1995                   1994
                ROOMS/     RENTAL DAYS     WALK-IN      RENTAL          1997       (52 Unit    (52 Unit              (32 Unit
                SUITES      PER CLASS       RATE        INCOME     (39 Unit Weeks)  Weeks)      Weeks)                Weeks)


Class A            6          2,190          $70         $420          $65,973       $78,286     $57,192              $12,892
Class B            4          1,460          $75         $300          $47,124       $55,918     $40,852             $  9,208
Class C            6          2,190          $85         $510          $80,110       $95,061     $69,448              $15,654
Class D            6          2,190         $120         $720         $113,097      $134,204     $98,044              $22,100
Class E            2            730         $130         $260          $40,840       $48,463     $35,404             $  7,981
Class F            1            365         $175         $175          $27,489       $32,620     $23,829             $  5,372

                  25          9,125                    $2,385         $374,632      $444,552    $324,769              $73,207

The table below sets forth the pro forma average cash distribution per Interest for each class of Interest from the Rental Pool using historic results. The computations are based upon the preceding table which allocates the pro forma rental pool revenues among the six classes of Interests. The following table then the pro forma rental pool revenue allocated to the six classes of Interests after eliminating the pro forma revenue allocated to the Company for its retained Unit Weeks included in the rental pool. For the years ended November 31, 1996 and 1995 the Company has 4 Unit Weeks for each Suite. For the partials year ending November 30, 1994, and for the Nine Months Ended August 31, 1997, the amounts are averaged so as to exclude an average amount for Unit Weeks retained by the Company.

      DISTRIBUTION PER INTEREST FOR EACH CLASS OF INTERESTS (AVERAGE)

                      Class Total (Unaudited)                                   Per Interest

                        For the Nine  For the Years Ended         For the Seven   For the                           For the Seven
                        Months Ended     November 30,             Months Ended   Nine Months                        Months Ended
                         August 31,                               November 30,      Ended                           November 30,
                                                                                 August 31,

           Number of        1997          1996         1995           1994          1997        1996       1995         1994
           Interests   (Average of 39   (48 Unit     (48 Unit    (Average of 32
                        Unit Weeks)      Weeks)       Weeks)      Unit Weeks)

Class A        36          $60,898      $72,264      $52,793         $11,900       $1,692     $2,007     $1,466           $331
Class B        24          $43,499      $51,617      $37,709          $8,500       $1,812     $2,151     $1,571           $354
Class C        36          $73,948      $87,749      $64,105         $14,450       $2,054     $2,437     $1,781           $401
Class D        36         $104,397     $123,881      $90,502         $20,400       $2,900     $3,441     $2,514           $567
Class E        12          $37,699      $44,735      $32,681          $7,367       $3,142     $3,728     $2,723           $614
Class F         6          $25,374      $30,110      $21,997          $4,958       $4,221     $5,018     $3,666           $826

              150         $345,815     $410,356     $299,787         $67,575

      CONDENSED STATEMENTS OF OPERATING REVENUES AND CERTAIN EXPENSES
                                (UNAUDITED)

                                                                   For the
                                                                    Seven
                                                                   Months
                         For the Nine   For the Years Ended         Ended
                         Months Ended       November 30,          November 30,
                        August 31, 1997    1996        1995         1994
                          (Unaudited)     (Audited)  (Audited)    (Audited)

Rental Income               $379,931      $452,981   $327,031       $ 72,687
Other Income                  13,698        14,220     14,090          4,154

Total Revenues               393,629       467,201    341,121         76,841

Total Salaries               101,480       127,377     93,648         38,243
Total Direct Expenses        117,619       150,287    141,411        111,056
Total Maintenance and         11,607        25,114     37,570         30,917
Repair Expenses

                             230,706       302,778    272,629        180,216

Excess (Deficiency)
of Operating Revenues       $162,923      $164,423   $ 68,492      ($103,375)
Over Certain Expenses

The preceding condensed statements of operating revenues and certain expenses reflect income and expenses that are directly attributable to the operations of the hotel complex, and that are not dependent upon a particular owner of the property. As a result, certain expenses which are included in the accounting records of the property are not included in the accompanying financial statements. These expenses are depreciation, amortization, mortgage interest, and certain office and administrative expenses.

ALLOCATION WEEK-BY-WEEK

     For example, if only two Unit Weeks are left in the Rental Pool, one Class A and one Class E, and the total rental revenue was $1,000 (after consideration of the 5% Rental Pool fee), the following allocation would result:

            Off Season     Percentage of
            Nightly        Rental Pool for
Category    Walk-in Rate   the Unit Week   Total Rental Allocation

Class A      70             35%            $  350
Class E     130             65%               650
            200            100%            $1,000

This amount would then be paid after the end of the quarter to the particular Holders.


                                             CERTAIN OCCUPANCY INFORMATION

  The following unaudited information sets forth the financial results and percentage occupancy for the nine months ended August 31, 1997, and for the years ended November 30, 1996 and 1995, respectively. The Company's records do not allow it to present occupancy information and weekly rate information for the year ended November 30, 1994. The Company does not believe the 1994 information or results are material as the Chart House Suites hotel was only beginning operations and did not have any prior operating history.


                         CHART HOUSE SUITES HOTEL
                       RESULTS BY CLASS OF INTERESTS

                              For the Nine
                              Months Ended   For the Years Ended
                               August 31,        November 30,
                                  1997          1996        1995

Average Occupancy
Class A                            75%           76%        63%
Class B                            70%           69%        58%
Class C                            69%           69%        51%
Class D                            45%           45%        38%
Class E                            57%           61%        59%
Class F*                           86%           91%        97%

Average Unit Week Rental
Amount (Collected)
Class A                           $482          $438        $397
Class B                           $497          $470        $426
Class C                           $513          $440        $390
Class D                           $748          $670        $563
Class E                           $821          $823        $709
Class F*                          $771          $608        $574

    *Primarily rented on a monthly basis.


                    ANNUAL DUES AND SPECIAL ASSESSMENTS

  Each Holder will be responsible for a proportionate share of the annual dues based upon a formula allocating fixed and variable costs (collectively, "Common Expenses") to their category of suites. For the year ended December 31, 1997, annual dues per Unit Week will be $190 for A and B Interests (or $1,520 annually for each Interest), $205 for C Interests (or $1,640 annually for each Interest), $285 for D Interests (or $2,280 annually for each Interest), $305 for E Interests (or $2,440 annually for each Interest) and $365 for F Interests (or $2,920 annually for each Interest). As of the date of the Prospectus, no special assessments are contemplated.

  The amounts paid for each expense in the last three years is set forth in the following table:

CHART HOUSE SUITES
CERTAIN EXPENSES RELATED TO THE OPERATION OF THE HOTEL

                                                      For the Year Ended November 30,
                                                            1996       1995       1994
Salaries:                                                $127,377    $93,648    $38,243

Direct Expenses:

Insurance                                                  12,492     11,048     12,488

Maintenance Services/Supplies                              11,922      8,352      5,108

Electricity                                                15,868     14,613      9,115

Propane Gas                                                 4,020      1,272         --

Water/Sewer                                                 9,432      8,287      7,286

Trash Removal                                               2,067      1,681      1,004

Cable Television                                            3,741      3,084      1,870

Grounds                                                     2,575      1,238      1,725

Sales and Marketing                                        19,659     24,246     21,858

Telephone                                                  10,201      9,646      5,218

Laundry/Cleaning Supplies                                   8,976      8,641     12,820

Real Estate Tax                                            27,595     24,867     15,114

Administrative Expenses:                                   21,739     24,436     17,450
                                                        _________   ________   ________
Total Direct Expenses                                    $150,287   $141,411   $111,056
                                                        _________   ________   ________
Repairs and Maintenance Expenses                          $25,114    $37,570    $30,917
                                                        _________   ________   ________
Total Expenses                                           $302,778   $272,629   $180,216

  Under the License Plan, future annual dues and special assessments (unless assessed against a specific or group of Holders as set forth in the License Plan,) will be allocated based upon the following formula:

                                     Total Per Interest
                                    (Eight Unit Weeks)*       Total
Class A Interest (all Unit Weeks)           .5027%          19.6045%
Class B Interest (all Unit Weeks)           .5027%          13.0696%
Class C Interest (all Unit Weeks)           .5424%          21.1522%
Class D Interest (all Unit Weeks)           .7540%          29.4067%
Class E Interest (all Unit Weeks)           .8069%          10.4901%
Class F Interest (all Unit Weeks)           .9657%           6.2769%

TOTAL                                      4.0744%         100.0000%

* The Company will bear a proportionate share of the annual dues and special assessments attributable to any unsold or reacquired Interests and the Unit Weeks retained by it.

  Each Holder shall be responsible for a portion of the annual dues based upon the above formula.

  The amount of annual dues will be set by the Company and cannot increase annually more than 10% of the prior year's dues, exclusive of property taxes and insurance, without an affirmative vote of Holders representing ownership of a majority of Unit Weeks (including weeks owned by the Company). For purposes of such a vote, the Company will vote Unit Weeks associated with unissued Interests or Unit Weeks canceled and reacquired by the Company. An Advisory Committee composed primarily of Holders may be consulted for advice regarding certain management decisions relevant to establishing annual dues. The Company is not bound to follow the advice or recommendations offered therefrom. The Company anticipates that if it acquires the hotel, property taxes may increase by $12,231 (or approximately $75 per Interest).

  The Company will maintain separate accounts for operating and capital expenses. Annual dues shall be based upon the Chart House Suites hotel's requirements for all expenses relating to the operation of Chart House Suites hotel, such as accounting costs, front desk costs, maid service and cleaning, maintenance, repair and replacement of suites and furnishings and all other costs of operating the vacation ownership program (including the Rental Pool and reserves for capital expenses). See Annex G for information on the annual dues budget. Expenses may also include, among other things, expenses for cleaning, maintaining, repairing and replacing furnishings in all suites; any deficit from a previous period; creation of a reasonable contingency reserve, surplus and/or sinking fund; payment of real property taxes and any other expenses or liabilities which may be incurred in accordance with the License Plan. See the License Plan attached as Annex A.

  In addition, Charthouse may levy special assessments, as set forth in the License Plan, generally for the purpose of defraying unexpected repairs, costs, expenses or purchases or shortfalls in the collection of assessments from the Holders. Special assessments must be approved by the vote or written assent of a majority of Unit Weeks, unless (a) the assessment, other than a special assessment to restore or rebuild because of damage or destruction to the Chart House Suites hotel does not exceed 5% of the budgeted gross expenses of Chart House Suites hotel for the calendar year;
(b) the assessment is a special assessment for the repair or rebuilding of the Chart House Suites hotel, which does not exceed 10% of the budgeted gross expenses of the Chart House Suites hotel for the calendar year in which the assessment is levied; or (c) the assessment is a special assessment against a Holder for the purpose of reimbursing the Company for costs incurred in bringing the Holder into compliance with the provisions of the governing instruments for Chart House Suites hotel.

  As discussed above, any capital deficits will be met by special assessments. A Holder will not be allowed to use or receive rental income from the Rental Pool if he fails to timely pay annual dues, special assessments, or installment payments, and, under the License Plan, Charthouse will may rent the suite and retain all income. Under such circumstances, any income received will not offset payments due from the Holder, and the Holder will not be allowed to rent or use the suite until the complete shortfall, with interest, is paid to the Company.


           DIFFERENCES IN ALLOCATING RENTAL POOL AND ANNUAL DUES
                          AND SPECIAL ASSESSMENTS

  Under the License Plan, Holders who participate in the Rental Pool will receive income based upon ratios based upon the Company's arbitrary off-season nightly walk-in rate for each Class of suite and upon the actual number of Unit Weeks for each Class that is participating in the Rental Pool. While arbitrary, these ratios represent the Company's estimate of approximate rental value rates for each Class of Interests, and the relative percentages are fixed for all Rental Pool allocations until December 31, 2040. Because Holders may personally use the Interests or exchange them in RCI's Exchange Program, actual participation rental percentages will vary. Assuming every Interest remains in the Rental Pool for the entire year, the following allocation percentages would apply:

                                                     Off
                           Number                   Season      Gross                                  Total %      Total % Per
                             of        Number      Nightly    Potential                   Total %      Per Unit       Interest
                          Studios/       of        Walk-in      Daily       Total %         Per        Week (52     (Eight Unit
                           Suites     Interests      Rate      Revenue     Per Class       Room         Weeks)         Weeks)

Class A                       6           36         $70        $420       17.6101%      2.9350%       0.0564%         0.4515%

Class B                       4           24         $75        $300       12.5786%      3.1447%       0.0605%         0.4838%

Class C                       6           36         $85        $510       21.3836%      3.5639%       0.0685%         0.5483%

Class D                       6           36        $120        $720       30.1887%      5.0314%       0.0968%         0.7741%

Class E                       2           12        $130        $260       10.9015%      5.4507%       0.1048%         0.8386%

Class F                       1            6        $175        $175        7.3375%      7.3375%       0.1411%         1.1289%

                             25          150                  $2,385       100.000%

The actual percentage allocation among Classes of Interests will vary in relation to how many suites are actually placed into the Rental Pool each Unit Week.

  Under the License Plan, annual dues are based upon rates established by the Company's arbitrary conclusion as to what it costs to clean, maintain and operate the suite. For example, the Company believes that the costs will be similar for Class A and B Interests, although, on average and historically, B Interests Studios have generated greater per night rental income. Accordingly, the annual dues and special assessments, if any, will be allocated as follows:

                                                                                                                       Total %
                                                                 Total                                                   Per
                            Number                               Annual        Total %       Total %      Total %      Interest
                              of        Number      Annual        Dues        Per Class     Per Room     Per Week       (Eight
                           Studios/       of       Dues Per     (52 Unit      (52 Unit      (52 Unit     (52 Unit       Unit
                            Suites    Interests      Week        Weeks)        Weeks)        Weeks)       Weeks)        Weeks)

Class A                        6          36        $190       $59,280       19.6045%      3.2674%      0.0628%       0.5027%

Class B                        4          24        $190       $39,520       13.0696%      3.2674%      0.0628%       0.5027%

Class C                        6          36        $205       $63,960       21.1522%      3.5254%      0.0678%       0.5424%

Class D                        6          36        $285       $88,920       29.4067%      4.9011%      0.0943%       0.7540%

Class E                        2          12        $305       $31,720       10.4901%      5.2451%      0.1009%       0.8069%

Class F                        1           6        $365       $18,980        6.2769%      6.2769%      0.1207%       0.9657%

                              25         150                  $302,380       100.000%

  As a result of these formulas, the allocation of income will vary week by week depending upon whether Holders leave their Unit Weeks in the Rental Pool. The annual dues will remain a fixed ratio. For comparison, and assuming all Interests remained in the Rental Pool, the following average income and annual dues allocations would result:

                       Rental Pool Participation                 ANNUAL DUES ALLOCATIONS
                        (all Eight Unit Weeks)                    (ALL EIGHT UNIT WEEKS)

                                               TOTAL %
                                            PER INTEREST                              TOTAL %
                            TOTAL %          EIGHT UNIT           TOTAL %           PER INTEREST
       INTEREST            PER CLASS            WEEKS            PER CLASS        EIGHT UNIT WEEKS

Class A                      17.6101%         0.4515%            19.6045%             0.5027%

Class B                      12.5786%         0.4838%            13.0696%             0.5027%

Class C                      21.3836%         0.5483%            21.1522%             0.5424%

Class D                      30.1887%         0.7741%            29.4067%             0.7540%

Class E                      10.9015%         0.8386%            10.4901%             0.8069%

Class F                       7.3375%         1.1289%             6.2769%             0.9657%

                            100.0000%          4.225%            100.000%              4.074%



          PRO FORMA RESULTS WITH VARIOUS ASSUMED OCCUPANCY LEVELS

  The following tables set forth different levels of pro forma income to Holders, assuming all Unit Weeks are in the Rental Pool and the suites are rented for the established off-season, nightly walk-in rate, assuming different levels of occupancy. THE COMPANY DOES NOT KNOW WHAT RATE WILL BE OBTAINED, WHAT OCCUPANCY OR WHAT WILL BE DISTRIBUTED. BASED UPON PAST RESULTS, THE "OFF-SEASON, NIGHTLY WALK-IN RATE" HAS NOT BEEN CONSISTENTLY OBTAINED BECAUSE OF SEASONALITY, DISCOUNTS AND CORPORATE RATES. THE FOLLOWING TABLES DO NOT REPRESENT A PREDICTION OF ACTUAL RESULTS AND MAY NOT BE RELIED ON FOR THAT PURPOSE.



                CHARTHOUSE SUITES VACATION OWNERSHIP, INC.
                    PRO FORMA REVENUE FROM RENTAL POOL

                  ASSUMED 100% OCCUPANCY PER WEEK

                                                    OFF                  ALLOCATED   ALLOCATED
                    NUMBER              RENTAL     SEASON      GROSS      RENTAL      RENTAL
                      OF       TOTAL     POOL     NIGHTLY     REVENUE     INCOME      INCOME
                   STUDIOS/   RENTAL   OCCUPANCY  WALK-IN    IN RENTAL    BY UNIT   EIGHT UNIT
                    SUITES     DAYS     100.00%     RATE       POOL      BY CLASS      WEEKS

Class A                6       42         42        $70       $2,940.00    $490.00    $3,920.00

Class B                4       28         28        $75       $2,100.00    $525.00    $4,200.00

Class C                6       42         42        $85       $3,570.00    $595.00    $4,760.00

Class D                6       42         42       $120       $5,040.00    $840.00    $6,720.00

Class E                2       14         14       $130       $1,820.00    $910.00    $7,280.00

Class F                1        7          7       $175       $1,225.00  $1,225.00    $9,800.00

                      25      175        175                 $16,695.00




                CHARTHOUSE SUITES VACATION OWNERSHIP, INC.
                    PRO FORMA REVENUE FROM RENTAL POOL

                  ASSUMED 90% OCCUPANCY PER WEEK

                                                    OFF                  ALLOCATED   ALLOCATED
                    NUMBER              RENTAL     SEASON      GROSS      RENTAL      RENTAL
                      OF       TOTAL     POOL     NIGHTLY   REVENUE IN   INCOME BY    INCOME
                   STUDIOS/   RENTAL   OCCUPANCY  WALK-IN     RENTAL      UNIT BY   EIGHT UNIT
                    SUITES     DAYS     90.00%      RATE       POOL        CLASS       WEEKS

Class A                6       42       37.80        $70    $2,646.00     $441.00    $3,528.00

Class B                4       28       25.20        $75    $1,890.00     $472.50    $3,780.00

Class C                6       42       37.80        $85    $3,213.00     $535.50    $4,284.00

Class D                6       42       37.80       $120    $4,536.00     $756.00    $6,048.00

Class E                2       14       12.60       $130    $1,638.00     $819.00    $6,552.00

Class F                1        7        6.30       $175    $1,102.50   $1,102.50    $8,820.00

                      25      175      157.50              $15,025.50


                CHARTHOUSE SUITES VACATION OWNERSHIP, INC.
                    PRO FORMA REVENUE FROM RENTAL POOL


                  ASSUMED 80% OCCUPANCY PER WEEK

                                                    OFF                  ALLOCATED   ALLOCATED
                    NUMBER              RENTAL     SEASON      GROSS      RENTAL      RENTAL
                      OF       TOTAL     POOL     NIGHTLY   REVENUE IN    INCOME      INCOME
                   STUDIOS/   RENTAL   OCCUPANCY  WALK-IN     RENTAL      BY UNIT   EIGHT UNIT
                    SUITES     DAYS     80.00%      RATE       POOL      BY CLASS      WEEKS

Class A                6        42      33.60       $70     $2,352.00    $392.00    $3,136.00

Class B                4        28      22.40       $75     $1,680.00    $420.00    $3,360.00

Class C                6        42      33.60       $85     $2,856.00    $476.00    $3,808.00

Class D                6        42      33.60      $120     $4,032.00    $672.00    $5,376.00

Class E                2        14      11.20      $130     $1,456.00    $728.00    $5,824.00

Class F                1         7       5.60      $175       $980.00    $980.00    $7,840.00

                      25       175     140.00              $13,356.00




                CHARTHOUSE SUITES VACATION OWNERSHIP, INC.
                    PRO FORMA REVENUE FROM RENTAL POOL


                  ASSUMED 70% OCCUPANCY PER WEEK




                                                    OFF                  ALLOCATED   ALLOCATED
                    NUMBER              RENTAL     SEASON      GROSS      RENTAL      RENTAL
                      OF       TOTAL     POOL     NIGHTLY   REVENUE IN    INCOME      INCOME
                   STUDIOS/   RENTAL   OCCUPANCY  WALK-IN     RENTAL      BY UNIT   EIGHT UNIT
                    SUITES     DAYS     70.00%      RATE       POOL      BY CLASS      WEEKS

Class A                6        42      29.40       $70      $2,058.00    $343.00    $2,744.00

Class B                4        28      19.60       $75      $1,470.00    $367.50    $2,940.00

Class C                6        42      29.40       $85      $2,499.00    $416.50    $3,332.00

Class D                6        42      29.40      $120      $3,528.00    $588.00    $4,704.00

Class E                2        14       9.80      $130      $1,274.00    $637.00    $5,096.00

Class F                1         7       4.90      $175        $857.50    $857.50    $6,860.00

                      25       175     122.50               $11,686.50



                CHARTHOUSE SUITES VACATION OWNERSHIP, INC.
                    PRO FORMA REVENUE FROM RENTAL POOL


                  ASSUMED 50% OCCUPANCY PER WEEK



                                                    OFF                  ALLOCATED   ALLOCATED
                    NUMBER              RENTAL     SEASON      GROSS      RENTAL      RENTAL
                      OF       TOTAL     POOL     NIGHTLY   REVENUE IN    INCOME      INCOME
                   STUDIOS/   RENTAL   OCCUPANCY  WALK-IN     RENTAL      BY UNIT   EIGHT UNIT
                    SUITES     DAYS     50.00%      RATE       POOL      BY CLASS      WEEKS

Class A                6        42      21.00       $70      $1,470.00    $245.00    $1,960.00

Class B                4        28      14.00       $75      $1,050.00    $262.50    $2,100.00

Class C                6        42      21.00       $85      $1,785.00    $297.50    $2,380.00

Class D                6        42      21.00      $120      $2,520.00    $420.00    $3,360.00

Class E                2        14       7.00      $130        $910.00    $455.00    $3,640.00

Class F                1         7       3.50      $175        $612.50    $612.50    $4,900.00

                      25       175      87.50                $8,347.50


                CHARTHOUSE SUITES VACATION OWNERSHIP, INC.
                    PRO FORMA REVENUE FROM RENTAL POOL


                  ASSUMED 25% OCCUPANCY PER WEEK



                                                    OFF                  ALLOCATED   ALLOCATED
                    NUMBER              RENTAL     SEASON      GROSS      RENTAL      RENTAL
                      OF       TOTAL     POOL     NIGHTLY   REVENUE IN    INCOME      INCOME
                   STUDIOS/   RENTAL   OCCUPANCY  WALK-IN     RENTAL      BY UNIT   EIGHT UNIT
                    SUITES     DAYS     25.00%      RATE       POOL      BY CLASS      WEEKS

Class A                6        42      10.50       $70        $735.00    $122.50      $980.00

Class B                4        28       7.00       $75        $525.00    $131.25    $1,050.00

Class C                6        42      10.50       $85        $892.50    $148.75    $1,190.00

Class D                6        42      10.50      $120      $1,260.00    $210.00    $1,680.00

Class E                2        14       3.50      $130        $455.00    $227.50    $1,820.00

Class F                1         7       1.75      $175        $306.25    $306.25    $2,450.00

                      25       175      43.75                $4,173.75

The Company does not know what rates will be obtained or distributed. Based upon past results, the "off-season nightly walk-in rate" has not been consistently obtained because of discounts, seasonality and otherwise. The above does not consider the 5% Rental Pool fee.


                       GUARANTEED RENTAL ARRANGEMENT

The following is condensed information concerning the material terms of the Guaranteed Rental Arrangement by Charthouse. References to the provisions of the Guaranteed Rental Arrangement are qualified in their entirety by reference to the text of the Payment and Guarantee Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

  As an incentive for early purchasers, Investors who purchase an Interest prior to April 17, 1998 will receive the right to exchange six Unit Weeks of their Chart House Suites hotel use with the Company and receive the applicable Guaranteed Rental Rate (hereafter "Guaranteed Rates"). Investors who purchase between April 18, 1998 and July 17,1998 will receive the right to put four weeks over the life of the Interests to the Company and receive the Guaranteed Rates, subject to the terms and conditions of the Guaranteed Rental Arrangement. Investors who purchase between July 18, 1998 and October 17, 1998 will have the right to put two weeks over the life of the Interests to the Company and receive the Guaranteed Rates. Under the terms of the Guaranteed Rental Arrangement, the Investors put right must be exercised by October 7, 2002 and is subject to certain terms and conditions. Payments under the incentive agreement are subject to the terms and conditions of the Guaranteed Rental Arrangement described below. Investors purchasing after October 17, 1998 will not be able to participate in the Guaranteed Rental Arrangement.

GUARANTEED RATES

  The Company agrees to pay the following rates under the Guaranteed
Rental Arrangement. Such amounts will be paid within 45 days of the end of the quarter for the particular Unit Week. These rates are the off-season nightly walk-in rates (as of the date of this Prospectus):


                                                      Total
                               Total (Assuming   (Assuming Four     Total (Assuming
           Guaranteed Rate       Six Weeks)          Weeks)           Two Weeks)
         _____________________________________________________________________________
Class A     $ 70.00 per night      $2,940            $1,960                 $980
Class B     $ 75.00 per night      $3,150            $2,100               $1,050
Class C     $ 85.00 per night      $3,570            $2,380               $1,190
Class D     $120.00 per night      $5,040            $3,360               $1,680
Class E     $130.00 per night      $5,460            $3,640               $1,820
Class F     $175.00 per night      $7,350            $4,900               $2,450

  Holders should not assume that the Rental Pool will generate such rates. The Rental Pool could return higher or lower rates, due to factors such as discounts, corporate rental rates, the 5% rental agent charge and seasonality. THE COMPANY DOES NOT KNOW WHAT RATE WILL BE OBTAINED, WHAT OCCUPANCY OR WHAT WILL BE DISTRIBUTED. BASED UPON PAST RESULTS, THE "OFF-SEASON NIGHTLY WALK-IN RATE" HAS NOT BEEN CONSISTENTLY OBTAINED, TAKING DISCOUNTS, CORPORATE RATES AND SEASON FLUCTUATIONS INTO ACCOUNT.

TERMS AND CONDITIONS OF GUARANTEED RENTAL ARRANGEMENT

  The Guaranteed Rental Arrangement is subject to the following terms and conditions:

  (1) Holders must give the Company at least 30 days written notice of their intent to put the weeks pursuant to the Guaranteed Rental Arrangement. Thereafter, the Holder may not withdraw the "put" weeks without the consent of the Company.
  (2) The Holders must put entire Unit Weeks to the Company and have paid the corresponding annual dues for the Unit Week.
  (3) The Company will have the exclusive right to use, exchange or rent the suite for the designated Unit Weeks and may collect and retain all revenue arising therefrom.
  (4) Unless waived by the Company, no more than five suites may be put to the Company from all Investors in any one week. In case more than five suites are put to the Company, the Company will accept put requests in the order in which written requests are received. Investors whose put rights are not accepted will be notified within one week of receipt of a letter request.
  (5)  All puts must be exercised by October 17, 2002.
  (6) There must be no action threatened, pending or taken, which makes the Rental Pool or the Guaranteed Rental Arrangement unlawful, or otherwise restricts or prohibits the ability of Charthouse to use the suite.
  (7) The Rental Pool fee of 5% will be owed, and all amounts shown above are exclusive of the rental management fee.
  (8) Holders must elect whether to accept the Rental Guarantee or the Cash Discount (described below) at the time of subscription to purchase the Interests.

CASH DISCOUNT

  The Cash Discount allows Holders to elect to receive cash to be used as payment towards the subscription at the time of subscription in lieu of the Guaranteed Rental Arrangement. Under the terms of the Cash Discount, Holders who purchase prior to April 17, 1998 may elect to receive a 5% discount on the subscription amount in lieu of the Guaranteed Rental Arrangement. Investors who purchase between April 18, 1998 and July 17, 1998 may elect to receive a 3% discount on the subscription amount in lieu of the Guaranteed Rental Arrangement. Holders who purchase between July 18, 1998 and October 17, 1998 may elect to receive a 1 1/2% discount on the subscription amount in lieu of the Guaranteed Rental Arrangement.

                               Cash Discount

  Class             5%        3%      1-1/2%
           A      $  925    $  555    $277.50
           B      $1,075    $  645    $322.50
           C      $1,275    $  765    $382.50
           D      $1,825    $1,095    $547.50
           E      $1,975    $1,185    $592.50
           F      $3,000    $1,800    $900.00

RIGHT TO AMEND

  The Company reserves the right to amend the Guaranteed Rental Arrangement and Cash Discount, provided that any amendment does not reduce the cash benefit to a Holder.

                          LICENSE PAYMENT OPTIONS

  Holders have the option to pay for their Interests either by:

  PAYMENT IN FULL. Holders may pay for their Interests in full at the time of subscription by check or by wire transfer, which will be placed in escrow for the minimum 10-day statutory period. Holders can also use financing from other parties to pay for the Interests.

  INSTALLMENT PAYMENTS. Holders may also pay in installments up to 360 months. Holders utilizing this option must pay at least 30% of the net subscription price (after any discounts) at the time of acceptance of the subscription and agree that installment license payments will be paid before the first day of each month with an increased license payment of up to 9% per year on the unpaid balance owing for the Interest (which has the affect of up to 9% interest on the unpaid balance). The Company will offer rates below 9% to Qualifying Decade Investors. See "Plan of Distribution." If a Holder fails to make any payment when due, then such Holder will be in default, and to the extent such default continues, he or she will forfeit all rights, use or otherwise, in the Chart House Suites hotel suite or studio and the Interest. If a Holder is in default on any license payment for a cumulative period of more than six months or has more than three events of default (of any duration), the Company may acquire and cancel the Interest, pursuant to the terms of the License Plan. Because the payments will vary depending upon the amount invested, a schedule of required payments will be provided upon acceptance of subscriptions and after the ten-day cancellation period has been completed.

                EXAMPLE OF AMOUNTS OF INSTALLMENT PAYMENTS

                                                                                                              TOTAL
                                                                                                               PAY-       CASH
                                                                    TOTAL                                     MENTS       PRICE
                         30.00%       MAXIMUM                      OF ALL                                      PER         PER
             CASH         DOWN        BALANCE       MONTHLY        MONTHLY         TOTAL         TOTAL        RENTAL     RENTAL
  CLASS      PRICE       PAYMENT        DUE         PAYMENT       PAYMENTS       INTEREST       PAYMENTS      DAY 43     DAY 43
                                                                                                              YEARS       YEARS

    A       $18,500       $5,550       $12,950       $104.20     $37,511.51     $24,561.51    $43,061.51      $17.88      $7.68

    B        21,500        6,450        15,050        121.10      43,594.45      28,544.45     50,044.45       20.78       8.93

    C        25,500        7,650        17,850        143.63      51,705.05      35,855.05     59,355.05       24.65      10.59

    D        36,500       10,950        25,550        205.58      74,009.19      48,459.19     84,959.19       35.20      15.16

    E        39,500       11,850        27,650        222.48      80,092.14      52,442.14     91,942.14       38.18      16.40

    F        60,000       18,000        42,000        337.94     121,658.94      79,658.94    139,658.94       58.00      24.91

                  SUMMARY OF INCOME AND COSTS TO HOLDERS

  Upon subscription, a Holder will have to pay (1) at least 30% of the purchase price of the Interest, and (2) the corresponding Florida taxes due, including an additional Florida documentary tax for indebtedness due if the installment method is utilized and the Subscription Agreement is executed in Florida. See "Certain Florida Tax Considerations." Assuming no cash discounts are applicable and that if the installment method is used, the Subscription Agreement is not executed in Florida, the following will be due upon subscription:


                   PURCHASE PLAN
      CLASS         OF INTEREST       MINIMUM DUE     FLORIDA TAXES


        A             $18,500           $5,550           $129.50

        B              21,500            6,450            150.50

        C              25,500            7,650            178.50

        D              36,500           10,950            255.50

        E              39,500           11,850            276.50

        F              60,000           18,000            420.00

  In order to use the Unit Weeks, a Holder will also have to be current on all annual dues and, if applicable, special assessments and installment payments for the Interests. See "Annual Dues and Special Assessments." Under the Subscription Agreement, Holders agree to pay the annual dues on a monthly basis. Annual dues until December 31, 1998 will be as follows:


                ANNUAL DUES PER   TOTAL ANNUAL DUES    MONTHLY ANNUAL
     CLASS         UNIT WEEK        (PER INTEREST)         DUES

       A              $190              $1,520            $126.67

       B               190               1,520             126.67

       C               205               1,640             136.67

       D               285               2,280             190.00

       E               305               2,440             203.33

       F               365               2,920             243.33

  The Company intends to provide Holders the option to have monthly annual dues amounts withdrawn from his or her checking account. If applicable, special assessments could also be assessed.

  If a Holder pays for his or her Interest on the installment method, there will also be monthly installment payments due. Assuming the Holder pays installment payments with 9% interest factor submits the minimum down payment and has no cash discounts, the following monthly payment would be due:


                      30%                          COST FOR
                     DOWN    MAXIMUM             INTEREST PER
          OFFERING  PAYMENT  BALANCE   MONTHLY    RENTAL DAY
  CLASS    PRICE      DUE      DUE     PAYMENT    (43 YEARS)*

    A       $18,500   $5,550   $12,950   $104.20     $17.88

    B        21,500    6,450    15,050    121.10      20.78

    C        25,500    7,650    17,850    143.63      24.65

    D        36,500   10,950    25,550    205.50      35.28

    E        39,500   11,850    27,650    222.48      38.18

    F        60,000   18,000    42,000    337.94      58.00


  * Assumes purchase on January 1, 1998, and continued ownership until December 31, 2040.

  A Holder may be able to generate rental from the Rental Pool and, if appropriate, the Guaranteed Rental Arrangement. Based upon past results, the following would have been distributed on average:

PRO FORMA AVERAGE OF DISTRIBUTIONS PER INTEREST

                                        FOR THE YEARS ENDED NOVEMBER 30,
                         FOR THE NINE
         GUARANTEED      MONTHS ENDED                                            1994
           RENTAL      AUGUST 31, 1997     1996 (EIGHT                        (AVERAGE OF
         ARRANGEMENT       (AVERAGE        UNIT WEEKS)      1995 (EIGHT         32 UNIT
 CLASS   (PER UNIT        OF 39 UNIT                        UNIT WEEKS)         WEEKS)*
            WEEK)           WEEKS)*

   A       $   490         $1,692           $2,007           $1,466               $331

   B       $   520         $1,812           $2,151           $1,571               $354

   C       $   595         $2,054           $2,437           $1,781               $401

   D       $   840         $2,900           $3,441           $2,514               $567

   E       $   910         $3,142           $3,728           $2,723               $614

   F        $1,225         $4,421           $5,018           $3,666               $826

  *Depending upon the schedule, Holders would have between four and six Unit Weeks during this eight month period. This amount is the average of all Unit Weeks.

  The Company is unable to forecast what results will actually be obtained, and different results may occur. The foregoing example is based on historical Chart House results and does not include the 5% Rental Pool fee. Actual results may differ significantly.


                      DETERMINATION OF OFFERING PRICE

  The offering price per Interest has been determined solely by the Company on the basis of its belief of the price at which the Interests will be marketable. It has not been calculated based upon any method considering net worth, earnings, appraisals or other established investment criteria of value. Accordingly, there can be no assurances that the Interests offered hereby can be resold at or in excess of the offering price, if at all. There is no organized market for the trading of the Interests offered herein, and none is expected to develop.


                              USE OF PROCEEDS

  Assuming that the maximum number of Interests offered hereby are sold, the gross proceeds from the sale will be approximately $4,248,000 (exclusive of offering expenses estimated at $361,000 and sales commissions of $297,300). Guaranteed Rental Arrangement payments are estimated to be a maximum of $601,020 (assuming everyone purchases in the first six months and does not select the cash discount). The Company intends to pay this obligation from rental income generated from the Rental Pool for the Unit Weeks it has available for rental. In the event those funds are not sufficient, the Company believes it still will have sufficient working capital to meet its obligations. Its sole shareholder intends to invest additional funds in order to pay offering costs or to fund the Guaranteed Rental Arrangement or the amounts due upon cancellation of the Interests, if necessary. Charthouse plans to use all of the remaining net proceeds of this Offering to pay for the property and retain as working capital.

  The Company intends to use the net proceeds in the following order: (i) to pay offering, RCI membership and other costs (estimated at $650,000), (ii) to pay taxes on taxable revenue from the sale of the Interests (the Company cannot estimate this amount because it depends upon when amounts for Interests are received), (iii) to repay the cost of the Chart House Suites hotel (estimated at approximately $1,800,000) and (iv) to use for working capital.


                           PLAN OF DISTRIBUTION

  As of the date of this Prospectus, the Interests are available only for purchase in the States of Florida and Wisconsin. Retirement plans and individual retirement accounts may not purchase the Interests.

  The Interests are being offered by the Company through Decade Securities Corporation, an affiliate of the Company, on a best-efforts basis. The minimum subscription is one Interest, although the Company reserves the right to issue fractional Interests. Decade Securities Corporation will receive a commission of 7% of the offering price on all sales of Interests. Decade Securities Corporation may authorize certain other broker-dealers ("Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. ("NASD") to sell Interests. In the event of sale by such Soliciting Dealers, Decade Securities Corporation will pay them from its own commission a negotiated commission, not to exceed 7% of the gross proceeds of such sales. These arrangements are set forth more fully in the Soliciting Dealer Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part. All subscriptions are subject to approval by the Company, and the Company does not intend to impose any minimum suitability standards, although Decade Securities Corporation will only accept purchasers from Holders with either (1) a net worth in excess of $30,000, or (2) an annual income in excess of $30,000. All funds received by Decade Securities Corporation will be held in escrow, pursuant to the escrow agreement with William Atkinson, a Florida real estate broker, until the
Section 721 F.S. cancellation period ends. During this period, a purchaser will have the right to rescind the transaction and receive a return of all monies (less amounts for any benefits). No wholesaling fees will be paid. After the escrow period, funds will be remitted to the Company for its use. See "Use of Proceeds." Under the Underwriting Agreement and Soliciting Dealer Agreement, the Company is offering sales representatives bonus Unit Weeks for the sale of three Interests or more which will be deemed part of the commission and further provided that the 7% commission plus the incentives will not exceed 10% of the sales price.

  The Company has reserved the right to cancel all Interests if fewer than 76 Interests are sold by October 31, 1998. The Company is not obligated to exercise this right, and the number 76 is an arbitrary number selected by the Company. If the Company exercises this right, Holders will be refunded all of their licensing payments paid to the Company, less any amounts received under the Guaranteed Rental Arrangement and amounts received from renting the Unit Week or using the Unit Week. Holders will also be refunded any prepayments for annual dues for periods after October 31, 1998. If the Company exercises the right, it will send written notice to the Holders by November 30, 1998 and forward any amounts owing, along with an unaudited schedule of the calculated net amounts owing to Holders.

  The Company has agreed to indemnify Decade Securities Corporation and the Soliciting Dealers against certain liabilities, including liabilities under the Securities Act of 1933, provided, however, that any indemnification by the Company of Soliciting Dealers shall be limited to expenses incurred in a successful adjudication on the merits of each count involving alleged securities laws violations or in defense of a claim dismissed with prejudice on the merits by a court of competent jurisdiction, and the court approves indemnification of such expenses. The Soliciting Dealers have severally agreed to indemnify the Company against certain such liabilities.

  Interests may be purchased by Qualifying Decade Investors net of any sales charge and/or, if utilizing the installment method for Interests, at a lower rate of assumed interest. A Qualifying Decade Investor means a person who owns a partnership interest in an entity in which Jeffrey Keierleber is an affiliate of or the general partner.


                             HOW TO SUBSCRIBE

  The Interests are being offered by Decade Securities Corporation, an affiliate of the Company, and by certain Soliciting Dealers. Decade Securities Corporation and certain Soliciting Dealers may be compensated with up to 7% commission for each Interest sold. See "Plan of Distribution."

  In order to acquire an Interest, interested parties must execute a Subscription Agreement and agree to be bound under the License Plan and the Rules and Regulations for Chart House Suites Hotel adopted by the Company. All subscribers are subject to the review, approval and acceptance by the Company, whose decision shall be final. Upon subscription, a potential purchaser must pay at least 30% of the net subscription for the Interests, after consideration of all discounts, plus any applicable taxes.


                 SUMMARY OF PROMOTIONAL AND SALES MATERIAL

  Sales materials may be used in connection with this Offering only when accompanied or preceded by the delivery of this Prospectus. Such sales materials may include a booklet, slides, films, "fact" sheets, articles, publications and brochures describing the Offering, the Company and the Chart House Suites hotel. The Company may also provide information, which has been provided by RCI. The offering is made only by means of the Prospectus (including all annexes) and the Time Share Public Offering Statement.


                              CAPITALIZATION

  The following table sets forth the capitalization of the Company, as of June 30, 1997. The table should be read in conjunction with the Company's financial statements, including the related notes thereto, appearing elsewhere in this Prospectus.

    Long-Term Debt                                        $0
    Shareholder's Equity:
          Common Stock                                     1
          Paid In Capital                             99,999
          Less: Stock Subscription Receivable        (90,000)
          Retained Earnings                              ---
                                                     $10,000

The Company believes that it will have sufficient funds to provide the services through the receipt of annual dues and special assessments, if any. For additional information on the Company see the enclosed financial statements and footnotes.


                                MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

   Following is information with respect to directors and executive officers of the Company.

     Name                 Age    Position with the Company

     Jeffrey Keierleber   44     President, Treasurer and Sole Director
     Michael G. Sweet     47     Secretary

  The following provides additional information on officers and others who may provide services to the Company pursuant to agreements. It is anticipated that officers will not spend more than 10% of their time on matters relating to the Company.

  Jeffrey Keierleber, (age 44) President, Treasurer and sole Director of the Company, graduated with a B.B.A. in 1975 and an M.B.A. in 1977 from the University of Wisconsin system. Since that time, Mr. Keierleber has worked in the real estate field and has been actively involved in property management, real estate syndication, investment, acquisitions, liquidations, limited partnership management and broker/dealer relations. Mr. Keierleber holds Series 22 and 63 securities licenses from the NASD. Over the past 20 years, Mr. Keierleber has been involved in acquisitions of investment property having a market value of over $150,000,000, and has assisted in the structuring of more than 35 limited partnerships, both private placements and public offerings. These partnerships have invested in real estate located in the Midwest and the Southeast of the United States. Mr. Keierleber is a licensed real estate broker and securities agent. He is on the board of directors of the corporate general partner for various limited partnerships and serves as general partner in limited partnerships sponsored by affiliates of Decade Companies. Mr. Keierleber is the sole owner of the Company and is the president and treasurer of Decade Properties, Inc. He is the principal and managing general partner of Decade Companies, a partnership that manages other limited partnerships.

  Michael G. Sweet, (age 47) Secretary of the Company, is a Certified Public Accountant and is the Secretary of the Decade corporate entities. Mr. Sweet has a BS degree with an accounting major from Marquette University in Milwaukee. Prior to joining Decade in 1982, Mr. Sweet spent ten years in public accounting. Among other certifications, Mr. Sweet holds a Series 27 and 39 licenses. He is a member of both the American Institute of Certified Public Accountants and the Wisconsin Institute of Certified Public Accountants.

  Steven Cooper (age 53), is a Certified Property Manager and has served as Vice-President of Decade Properties, Inc. Mr. Cooper has over 18 years of property management experience and has had responsibility for over 100 multi-family properties containing over 22,000 units located in 14 states. During the seven years prior to joining Decade in 1989, he served as Vice-President of Jacques-Miller, Inc. in Nashville, Tennessee from July, 1986 to December, 1988, including serving as President of Harvey Freeman and Sons, Inc. from January, 1987 to December, 1988; he was Vice-President of New Homes Management Services Inc. of Tampa, Florida from September, 1982 to May 1986. He received a BS Degree from Purdue University in Lafayette, Indiana.

  Joseph Lawlor (age 32), is the General Manager of Holiday Inn Harborside (also owned by an affiliate of Jeffrey Keierleber) in Indian Rocks Beach, Florida and Chart House marina in Clearwater Beach, Florida. He supervises and manages the day-to-day operations of both Holiday Inn Harborside and Chart House. Mr. Lawlor joined Decade Properties, Inc. in January 1995 and has more than eight years experience in the hotel management and operations field.

  R. Wayne Shaw (age 49) is Regional Manager of Florida properties for
Decade Properties, Inc. In this capacity, he is responsible for income and expense budgeting and implementation, supervision and training of on-site management staffs and inspection of residential acquisitions in the area. Before joining Decade in November 1988, Mr. Shaw served as President/Operations Manager of Home America Property Services, Inc. in Tampa, Florida from 1983 to 1987, where he supervised operation of 1,500 residential apartment units. He is a member of the Institute of Real Estate Management (IREM), and he recently held the position of Director of the Tampa Apartment Association. Mr. Shaw received an Associates Degree in Business Management from Lake City Junior College in 1967. He also holds a Florida real estate license.

EXECUTIVE COMPENSATION

  None of the Company's officers or directors receive any compensation from the Company. They are compensated by Decade Properties, Inc. They will devote such time to Company matters as necessary (estimated at not more than 10% of their time), but will also be engaged in a variety of other real estate projects and businesses.

ADVISORY COMMITTEE

  The Company will establish an Advisory Committee, composed of five to nine Holders, which will review the Company's annual dues and advise on hotel operations. Such advice is solely for the benefit of the Company and is not binding upon it. Costs of operating the Advisory Committee will be part of the annual dues. As of the date of this Prospectus, no members of the committee have been selected. It is intended that all members will serve for one-year terms, without compensation, and that they may be reappointed without limitation.


                          DECADE PROPERTIES, INC.

  Decade Properties, Inc., a Wisconsin corporation, was formed in 1980 and is solely owned by Jeffrey Keierleber. Mr. Keierleber is also the sole director and President of Decade Properties, Inc. Michael G. Sweet, Secretary of the Company, is also secretary of Decade Properties, Inc. See
" Management." Decade Properties, Inc. will be property manager for the Company and operate the Rental Pool, pursuant to agreements with the Company.

  Decade Properties, Inc. is property manager to 17 apartment complexes, consisting of approximately 2,600 apartment units, located in Florida and Wisconsin. Decade Properties, Inc. currently manages two hotels located in Florida, Chart House Suites hotel, located in Clearwater, Florida and Holiday Inn Hotel and Suites Harbourside (formerly known as Hamlin's Landing), located in Indian Rocks Beach, Florida. For financial information on Chart House Suites hotel see the financial statements herein. Holiday Inn Hotel and Suites Harborside has 164 rental units, two restaurants, and a 46 boat slip marina. The property was purchased in December 1993, with 84 rental units which were remodeled during 1994 and 1995. Another 80 rental units were constructed during 1996-1997. Operating rental revenue from the hotel and restaurant was approximately $867,000 in 1994, $1,019,000 in 1995, and $1,367,000 in 1996. Net losses, after depreciation and debt service, of the entire hotel/marina operation were approximately $845,000 in 1994, $642,000 in 1995, and $785,000 in 1996. The loss incurred in 1996 includes a one-time demolition expense of approximately $408,000.

  The Company has entered into an agreement with Decade Properties, Inc. for the management of the Chart House Suites hotel until December 31, 2040 for a fee of $2,500 a month (such fee to increase by the CPI index increase on the first of each year beginning January 1, 1998) plus reimbursement of expenses. Decade Properties, Inc. will also manage the Rental Pool for a fee equal to 5% of the rental revenue plus, as part of the annual dues, reimbursement of its expenses in operating the Rental Pool. See "The Interests." Decade Properties, Inc. may also enter into individual property management agreements with Holder of partial Interests.


            CONFLICTS OF INTEREST OF MANAGEMENT AND AFFILIATES

SERVICES TO BE PROVIDED BY DECADE PROPERTIES INC.

  Decade Properties Inc., is a licensed real estate broker and is engaged in real estate management business. Decade Properties, Inc. will be providing rental pool and property management services.

SERVICES WHICH MAY BE PROVIDED BY DPI CONSTRUCTION & ENGINEERING CORP.

  DPI Construction & Engineering Corp. ("DPIC&E"), an affiliate of the Company, is engaged in the general contracting business. The Company may enter into Agreements with DPIC&E whereby DPIC&E will provide services in connection with renovation and remodeling work on the Chart House Suites hotel. Any such services will be at rates comparable to those charged for comparable services by unaffiliated contractors in the same geographic area.

REIMBURSABLE EXPENSES

  All expenses of the Company and Chart House Suites hotel will be billed directly to and paid by the Company to the extent practicable. Decade Properties, Inc. and affiliates will be reimbursed for the cost of goods and materials used by or for the Company and Chart House Suites hotel including the following general functions of the Company: Company operations and accounting, investor communications, and documentation, legal and tax services, computer services, risk management (insurance), and other expenses, and other operational and administrative expenses necessary for the prudent operation of the Company. The reimbursed costs will be at actual prices, including allocations of overhead of Decade Properties, Inc. and its affiliates. The Company intends to have an annual audit of the annual dues and reimbursed expenses, as required by Chapter 721, F.S. and believes that these services will be at rates comparable to those charged by others for similar services. There are no limits on the amount of reimbursement.

CHARTHOUSE

  The Company will only receive revenue or income up to payments for its Interests, including installment payments for Holders that decide to pay over up to 360 months, and any revenue from the Rental Pool for its Unit Weeks or the sale of its Unit Weeks. The Company will have a fiduciary duty to manage the time share plan and safeguard the annual dues.

COMPETITION

  Affiliates of the Company own another hotel, affiliated with Holiday Inns, which might compete with the Chart House Suites hotel. The Company believes that each hotel attracts a different class of tourist, with Chart House attracting individuals who want to rent in Clearwater Beach and the others who will lodge approximately 5 miles from Clearwater Beach in a larger nationally affiliated hotel. It is probable that the two hotels could compete, and Investors should consider the possible conflicts of interest that arise from operating two hotels within 5 miles.


                 CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  Set forth below is a summary of certain federal income tax considerations related to the offering. In the opinion of Quarles & Brady, in its capacity as tax counsel to the Company, the discussion which follows summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of Interests. Except as otherwise stated in the summary that follows, tax counsel has rendered an opinion on each specific federal income tax consequence.

  This summary is based on the Internal Revenue Code of 1986, as amended
(the "Code"), and on judicial decisions, U.S. Treasury regulations (the "Regulations"), and IRS rulings and other administrative materials interpreting the Code, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and the opinions of tax counsel are not binding on the IRS or the courts, either of which could take a contrary position. Except as noted with respect to Section 280A of the Code, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court will not sustain such a challenge.

  The discussion below is general and does not address all federal income tax considerations that may be relevant to a particular Holder of an Interest. In addition, except as specifically stated herein, this summary does not address the federal income tax consequences of the purchase, ownership or disposition of Interests by foreign investors or by investors that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, other financial institutions and tax-exempt organizations). In addition, taxes other than federal income taxes, such as foreign, state and local taxes, and federal estate and gift taxes, may affect a Holder's investment in an Interest. Controversy and uncertainty exist in many areas of the federal income tax law which may affect the structure and operation of the Company and a Holder acquiring and holding an Interest. Accordingly, there can be no assurance that some of the views expressed herein will not be challenged by the IRS.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT, AND MUST DEPEND UPON, THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF INTERESTS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS AND POTENTIAL CHANGES IN APPLICABLE LAW, INCLUDING THE APPLICATION OF STATE AND LOCAL, FOREIGN AND OTHER TAX CONSIDERATIONS.

ENTITY STATUS OF LICENSE PLAN

  Subject to the discussion below of "Entity Status of Rental Pool," in the opinion of tax counsel, it is more likely than not that the license that a Holder will acquire from the License Plan (the "License") creates a separate contractual relationship between the Company and each Holder, and the sum of such separate relationships does not create an entity for federal income tax purposes.

  A separate entity exists for tax purposes under Section 301.7701-1(a)(2) of the Regulations if the participants in a joint venture or other contractual arrangement (1) carry on a trade, business, financial operation, or venture, and (2) divide the profits therefrom. Holders may keep their Unit Weeks in the Rental Pool, withdraw their Unit Weeks and use them personally, withdraw their Unit Weeks and directly rent them to others, or withdraw their Unit Weeks and rent them to others through a rental agent. In addition, certain Holders who purchase Interests during the applicable time period may elect the Guaranteed Rental Arrangement. Annual dues and other related costs, expenses and reserves incurred in connection with Chart House Suites hotel will be charged proportionately to all Holders, regardless of how their Unit Weeks are utilized. Subject to the discussion below of "Entity Status of Rental Pool," in the opinion of tax counsel, it is more likely than not that the license that a Holder will acquire from the License Plan creates a separate contractual relationship between the Company and each Holder, and the sum of such separate relationships does not create an entity for federal income tax purposes.

ENTITY STATUS OF RENTAL POOL

  The Rental Pool involves a sharing of gross revenues (less the 5% rental fee) among various Holders. The IRS may contend that the Rental Pool constitutes a joint venture or other contractual arrangement engaged in a trade, business, financial operation or venture for joint profit whose participants consist of those Holders that utilize the pool and the Company if it places unsold Unit Weeks that it owns in the rental pool. Although the issue is not free of doubt, tax counsel is of the opinion that it is more likely than not that the IRS could successfully make such a contention.

  If an entity is created by the Rental Pool, the federal income tax consequences to a Holder of an Interest will depend on whether the entity is classified as a corporation or a partnership. If the entity is classified as a partnership for federal income tax purposes and is not a "publicly traded partnership," it will not be subject to any federal income tax. Instead each Holder that participates in the Rental Pool will be subject to tax on his or her allocable share of the entity's income and gain. However, deduction of expenses related to a Holder's Interest is subject to many important limitations discussed below.

  If the deemed entity is classified as a corporation or as a "publicly traded partnership," each Holder that participates in the rental pool will be treated as a shareholder of a corporation and (1) the taxable income of the entity will be subject to the federal income tax imposed on corporations, (2) items of income, gain, loss and deduction will not flow through to the Holders to be accounted for on their individual federal income tax returns, and (3) distributions, if any, will be treated as corporate distributions to Holders, some or all of which might be taxable as dividends. Certain "publicly traded partnerships" are taxable as corporations. A publicly traded partnership for these purposes is a partnership whose interests are traded on an established securities market or are readily tradeable on a secondary market or its economic equivalent. No Interests, including Interests held by Holders that participate in the Rental Pool, will be traded on an established securities market. Furthermore, it is not expected that any Interests will be readily tradeable on a secondary market or its economic equivalent. However, due to the factual nature of such a determination, no assurances can be given that such a market may not develop.

  An entity engaged in a trade or business for profit is classified as partnership if (1) it has at least two members, and (2) it is not classified as a corporation. An entity is classified as a corporation if it is described as a corporation under federal or state law. In addition, an entity may elect to be taxed as an association taxable as a corporation if the entity has at least two members.

  The Company does not intend to seek a ruling from the IRS that the relationships created by the Rental Pool create an entity engaged in a trade, business, financial operation or venture for joint profit for federal income tax purposes. In addition, the Company does not intend to file an election to treat the relationships created by the Rental Pool as an association taxable as a corporation. Consequently, in the opinion of tax counsel, any deemed entity will be taxed as a partnership. No assurance can be given that the IRS will not successfully challenge the tax status of the relationships in connection with an audit of the returns of the Company, any of the Holders or the Rental Pool, or that changes in the tax laws will not significantly modify the statements expressed herein. Prospective Holders should consult with, and must depend on, their own tax advisor concerning detailed application of partnership tax rules to their specific tax situations.

RETURNS OF RENTAL POOL

  The Rental Pool will file annually a partnership information return on IRS Form 1065 and provide to each Holder that participates in the pool a Schedule K-1 indicating such Holder's allocable share of the rental pool's income, gains, losses, and deductions as determined for federal income tax purposes. If the information returns filed by the Rental Pool are audited, any adjustments to items will be made to the Rental Pool level in unified proceedings before the IRS and the courts, rather than in separate proceedings involving each Holder. There can be no assurance that the rental pool will not be audited and that adjustments will not be made.

INCOME TAX CHARACTERIZATION OF INTERESTS

  The IRS has declined to issue a ruling on whether an Interest will be classified as a license, a lease or a conveyance of real property for federal income tax purposes.

  In a previous, nonbinding administrative ruling, the IRS has characterized a vacation license as a contract to provide future services much like that of a hotel reservation, but for a much longer period of time. In distinguishing a vacation license from a lease or conveyance of real property, the IRS noted that a vacation license holder has the right to receive future hotel-like services and generally does not have a right to occupy specific premises during a determinable period of time. In contrast, the IRS noted that both a conveyance of real property and a lease grant a right to occupy a defined physical area or specific premises for a fixed or determinable time.

  Because of the uncertainty of the law in this area and because characterization of an Interest may vary depending upon the type of Interest purchased, tax counsel is unable to express an opinion as to whether an Interest will be classified as a license, a lease or a conveyance of real property. However, tax counsel believes it is unlikely that the IRS would characterize an Interest as a conveyance of real property. Holders must consult with, and depend upon, their own tax advisors with specific reference to their own tax situations in determining the characterization of an Interest.

TAXATION OF HOLDERS

  Regardless of whether an Interest is characterized as a license, lease or conveyance of real property, each Holder will be liable for federal and applicable state and local income taxes on any income earned by his or her Interest, including any allocable share of income from the Rental Pool. A Holder's right to deduct, and the extent to which he or she may deduct, expenses associated with ownership of an Interest, including any allocable share of deductions and losses from the Rental Pool, will vary and may depend on (1) how the Interest is used by the Holder, and (2) how similar Interests are used by other Holders.

PERSONAL USE OF INTEREST

  Generally, if a Holder makes personal use of his or her Interest, any expenses incurred in connection with the acquisition, ownership, and disposition of the Interest will not be deductible for federal income tax purposes regardless of whether the Interest is characterized as a license, a lease or conveyance of real property. In certain circumstances, as discussed in the immediately succeeding paragraphs, a Holder may be allowed a deduction for interest expense incurred in connection with the acquisition of an Interest.

  Generally, a Holder who finances the acquisition of an Interest that will be used for personal purposes will not be entitled to deduct the interest expense associated with such debt regardless of whether the Interest is characterized as a license, lease or conveyance of real property because such interest will be characterized as "personal interest" under Code Section 163(h). The interest expense, however, will be deductible as "qualified residence interest" under Code Section 163(h) if an Interest is treated as a "qualified residence." If an Interest is a license or a lease for income tax purposes, it will not be treated as a "qualified residence." If an Interest is characterized as a conveyance of real property for income tax purposes, it may be treated as a "qualified residence" under certain circumstances. However, tax counsel believes it is unlikely that the IRS would characterize an Interest as a conveyance of real property. Holders should consult with and must depend upon their own tax advisors in determining whether an Interest is a "qualified residence" for purposes of Section 163(h).

  If a Holder finances the acquisition of an Interest with debt qualifying as "home equity indebtedness" under Code Section 163(h), the interest expense associated with such debt will be deductible for tax purposes regardless of whether an Interest is characterized as a license, lease or conveyance of real property. Generally, home equity indebtedness is all debt (other than debt incurred to acquire a qualified residence) that is secured by a qualified residence to the extent the amount of such debt does not exceed the fair market value of the qualified residence. For purposes of determining the fair market value of the residence, any debt incurred to acquire such residence reduces such fair market value. Interest on home equity indebtedness is deductible even if the debt proceeds are used for personal expenditures. Tax counsel is unable to express an opinion as to whether any debt obtained by a Holder to finance the acquisition of in Interest will be qualified "home equity indebtedness." The determination of whether debt is qualified "home equity indebtedness" depends on the specific factual circumstances of a particular Holder, including the nature of a Holder's residence. Holders should consult with and must depend upon their own tax advisors in determining whether any debt used to acquire an Interest is "home equity indebtedness" under the Code.

  If an Interest is held for investment purposes by a Holder, interest expense associated with debt used to finance the acquisition of such Interest may be deductible as investment interest expense under Code Section 163(d). The deduction, however, is limited to a taxpayer's net investment income for the year. Tax counsel is unable to express an opinion as to whether any debt obtained by a Holder to finance the acquisition of in Interest will be deductible as investment interest expense. This determination depends on the specific factual circumstances of a particular Holder. Holders should consult with and must depend upon their own tax advisors in determining whether an Interest is held as an investment and whether any debt used to acquire such Interest is deductible as investment interest expense under Code
Section 163(d).

  A Holder may elect to pay for his or her Interest in installments up to 360 months. Under the terms of the License, a Holder choosing this option must pay at least 30% of the net subscription price (after any discounts) at the time of acceptance of the subscription and agree to make monthly installment license payments. A Holder that elects to pay for his or her Interest in installments will pay an increased license payment of up to 9 percent per year on the unpaid balance owing for the Interest. Because the increased license payment could be deemed the economic equivalent of the payment of interest, it is possible that the IRS would impute interest in connection with the installment payment of license payments and characterize the increased portion of such payments as interest expense. If characterized as interest expense, such amounts would not be deductible by a Holder as "qualified residence interest" or as "home equity indebtedness." Such amounts may be deductible as investment interest pursuant to the rules discussed in the immediately preceding paragraph. Holders should consult with and must depend upon their own tax advisors in determining whether increased license payments would be characterized as interest expense and, if characterized as interest expense, whether such amounts are deductible.

RENTAL ARISING FROM UNIT WEEKS

  If a Holder rents all or part of his or her Unit Weeks, including rentals through the Rental Pool, to a third party, the extent to which he or she may deduct expenses incurred in connection with the renting of such Unit Weeks will depend upon: (1) whether the rights obtained under an Interest constitute a "dwelling unit" (Code Section 280A); (2) whether the rental activity is engaged in with the intent of making a profit (Code Section 183);
(3) whether the expenses are incurred in connection with the production of income or for the management, conservation, or maintenance of property held for the production of income (Code Section 212) or whether the expenses are incurred in connection with a trade or business (Code Section 162); (4) whether an Interest is an entertainment facility (Code Section 274); (5) whether the rental activity is a "passive activity" (Code Section 469); and
(6) whether the "at-risk" rules apply (Code Section 465). The impact of the characterization of an Interest as a license, lease or conveyance of real property on these determinations is separately discussed with respect to each limitation rule in the succeeding sections.

SECTION 280A.

  Code Section 280A, which applies to a "dwelling unit" used by a taxpayer as a residence, limits the deduction of allocable expenses (other than those expenses that are otherwise deductible even if an Interest is used for personal use) to rental income from the "dwelling unit." If a "dwelling unit" is not used as a residence, the taxpayer may use his or her deductions to offset other income to the extent such expenses exceed rental income. Code Section 280A applies to individuals, partnerships, trusts, estates, and S corporations. Code Section 280A does not apply to a regular corporation, except in its capacity as a member of a partnership or as a beneficiary of a trust or estate.

  Code Section 280A also establishes an expense allocation fraction to be used in apportioning deductions between personal and business use of a property to which Code Section 280A applies. The expense allocation formula permits deduction of the fraction of the expenses associated with the property (other than those that are otherwise deductible even if a property is used for personal use). The numerator of the fraction is the days the property is actually used for business, and the denominator is the total of the days the property is actually used (either for business or personal use). With respect to time sharing arrangements, all owners usage is aggregated in determining the numerator and denominator of the fraction. This allocation formula applies if a property is used for personal use on even one day. If an Interest is a "dwelling unit," Interests held by other Holders (perhaps, only other Holders of the same class of Unit Week) would be aggregated with the Interest held by a particular Holder, with the result that even a Holder that never uses an Interest for personal purposes would, nevertheless, have otherwise deductible expenses reduced pursuant to Code Section 280A causing such Holder to be unable to fully offset rental income by allocable expenses.

  Code Section 280A only applies to "dwelling units." A "dwelling unit" is defined by the Code and related Regulations as a house, apartment, condominium, mobile home, boat or similar property, that provides basic living accommodations such as sleeping space, toilet and cooking facilities. The Code Section 280A definition of "dwelling unit" is broad and characterization of property for purposes of Code Section 280A is not affected by local law which classifies property as other than a "dwelling unit." Further, it is unlikely that the determination of what constitutes a "dwelling unit" is dependent upon the characterization of an Interest as a license, lease or conveyance of real property.

  Because of the uncertainty in characterizing an Interest as a license, lease or conveyance of real property and because of the uncertainty of the law in connection with Code Section 280A, the Company requested a ruling from the IRS that an Interest and the rights afforded a Holder under a License do not constitute a "dwelling unit" under Code Section 280A. Prior to issuing a ruling, the IRS informally advised the Company that it would rule that the rights afforded a Holder under a License constitute a "dwelling unit" within the meaning of Code Section 280A. The Company subsequently withdrew its ruling request. Holders must consult with and must depend upon their own tax advisors in determining whether an Interest constitutes a "dwelling unit" under Code Section 280A.

  However, even if an Interest and the accompanying rights under the License do not constitute a "dwelling unit" within the meaning of Code Section 280A, a Holder may still be unable to deduct expenses incurred in connection with the renting of all or part of his or her Unit Weeks. Deduction of such expenses may be further limited depending upon: (1) whether the rental activity is engaged in with the intent of making a profit (Code Section 183);
(2) whether the expenses are incurred in connection with the production of income or for the management, conservation, or maintenance of property held for the production of income (Code Section 212) or whether the expenses are incurred in connection with a trade or business (Code Section 162); (3) whether the rental activity is a "passive activity" (Code Section 469); and
(4) whether the "at-risk" rules apply (Code Section 465).

SECTION 183

  Regardless of whether an Interest is characterized as a license, lease or conveyance of real property and, if an Interest constitutes a "dwelling unit," subject to the limitations imposed by Code Section 280A, Code Section 183 will allow a Holder to deduct losses incurred in connection with the renting of his or her Unit Weeks, including rentals through the Rental Pool, only if the renting of the Unit Weeks is engaged in with the intent and reasonable expectation that the activity will produce a taxable profit within a reasonable period of time. If the rental activity is not engaged in for profit (so-called "hobby losses"), expenses associated with the activity are deductible only to the extent of income produced by the activity (and are also subject to the Code Section 280A limitations as previously described if an Interest constitutes a "dwelling unit"). Losses disallowed under Section 183 are not merely suspended but are permanently denied.

  Those expenses, if any, that are deductible even if an Interest is used for personal use are deductible regardless of whether they exceed the revenue produced by renting an Interest. (See "Personal Use of Interest" for a discussion of those expenses that may otherwise be deductible.) These expenses, however, reduce the amount of hobby income against which other hobby expenses can be offset. To the extent there is remaining hobby income after reduction for these expenses, other expenses may be deducted to the extent of remaining hobby income. These deductions must be adjusted for personal use, however, and are subject to the two-percent limitation on miscellaneous itemized deductions under Code Section 67(a). The Regulations under Code Section 183 provide rules for (1) allocation of expenses to the specific categories of expenses described in this paragraph, and (2) adjustment of certain expenses for personal use.

  In determining whether an activity is engaged in for profit, Section 1.183-2 of the Regulations provides that all facts and circumstances are to be taken into account and no one factor or adding up of factors is to be determinative. The Regulations list nine factors that should normally be taken into account, but caution that other factors may also be considered. The nine factors listed in the Regulations are:

  1. The manner in which the taxpayer carries on the activity, i.e., whether it is businesslike, whether complete and accurate books and records are maintained, and whether it is carried on in a manner that is substantially similar to activities of the same nature carried on by others at a profit.

  2. The expertise of the taxpayer or his advisors.

  3. The time and effort expended by the taxpayer. The fact that the taxpayer devotes a limited amount of time to an activity does not necessarily indicate a lack of profit motive where the taxpayer employs competent and qualified persons to carry on the activity.

  4. The expectation that assets used in the activity may appreciate in value. If the taxpayer seeks to rely on asset appreciation as a basis for determining that renting is engaged in for profit, the holding of an Interest for appreciation and the renting of it may well be deemed two separate activities, thereby disallowing any deductions for maintenance and operating expenses, but allowing deduction of expenses directly attributable to holding an Interest. However, if the rental income exceeds the operating, maintenance, and other costs not directly attributable to the holding of an Interest so as to reduce the net costs of holding the Interest for appreciation, a single activity of owning and operating the Interest should be recognized. The Regulations under Code Section 183 provide rules for allocating expenses between activities in circumstances in which such allocation is required.

  5. The success of the taxpayer in carrying on other similar or dissimilar activities.

  6. The taxpayer's history of income or losses with respect to the activity. A series of losses during the initial or start-up stage of an activity may not necessarily be an indication that the activity is not engaged in for profit, particularly where the realization of profit within a reasonable time occurs.

  7. The amount of occasional profits, if any, which are earned.

  8. The financial status of taxpayer, i.e., whether or not he or she has substantial income against which operating losses can be offset, generating a tax benefit, which factor normally will be adverse to the taxpayer, especially if there are personal or recreational elements involved.

  9. Elements of personal pleasure or recreation. The presence of personal motives in carrying on of an activity may indicate that the activity is not engaged in for profit, especially where there are recreational or personal elements involved. On the other hand, a profit motivation may be indicated where an activity lacks any appeal other than profit. It is not, however, necessary that an activity be engaged in with the exclusive intention of deriving a profit or with the intention of maximizing profits. An activity will not fail the profit motive test merely because the taxpayer has purposes or motivations other than solely to make a profit. Also, the fact that the taxpayer derives personal pleasure from engaging in the activity is not sufficient to cause the activity to be classified as not engaged in for profit if the activity is in fact engaged in for profit as evidenced by other factors.

  Code Section 183 creates a presumption in favor of the determination that the activity is engaged in for profit if a profit (without regard to operating loss carry forwards) is realized in three out of five consecutive years. On the other hand, failure to meet this test apparently does not create a contrary presumption. In order to allow the presumption to work, a Holder is given an election to postpone the determination of whether the presumption applies until the end of the fourth taxable year following the taxable year in which he or she first purchased his or her Interest and engaged in rental activity. A Holder may wish to make an election as prescribed in the Regulations under Code Section 183 to preserve the ability to take advantage of this presumption and the delay in determining its application. However, a Holder should note that the Company makes no assurances or representations concerning whether a Holder can expect a profit for renting an Interest within four years.

  Tax counsel is unable to express an opinion as to whether the renting of an Interest is an activity engaged in for profit. The activities, operation and usage of a particular Holder determine whether an Interest is held for profit or whether the renting of an Interest is an activity engaged in for profit.

SECTIONS 162 AND 212.

  If a Holder establishes that his or her Interest is held with the intent of making a profit, thereby avoiding the disallowance rules of Code Section 183, a Holder will be able to deduct from income the expenses incurred in connection with acquiring, holding and renting an Interest, subject to the Code Section 280A disallowance rules if an Interest constitutes a "dwelling unit" and subject to the limitations discussed below. Except as otherwise noted, the limitations apply regardless of the characterization of an Interest as a license, lease or conveyance of real property. Expenses, other than those which are deductible even if the Interest is used for personal use, must be reduced proportionately by the extent of the personal use of the Interest by the Holder.

  Under Code Sections 162 and 62(a), ordinary and necessary expenses attributable to a trade or business carried on by a taxpayer may be deducted in computing adjusted gross income. Similarly, under Code Section 62(a)(4), a taxpayer may deduct, in computing adjusted gross income, expenses relating to the production of income under Code Section 212 where such expenses are attributable to property held for the production of rents or royalties. Consequently, if an Interest is treated as property held for use in a trade or business or property held for the production of rents or royalties, a Holder is entitled to deduct in computing adjusted gross income expenses incurred in connection with acquiring, holding and renting an Interest, regardless of whether the Interest is characterized as a license, lease or conveyance of real property.

  There is no judicial or administrative guidance available concerning what constitutes "property held for the production of rents and royalties." However, in general legal terms, "rents" are payments for the use of property and "royalties" are payments for the use of intangible property. Because of the uncertainty in this area, there can be no assurance that an Interest will be characterized as property held for the production of rents and royalties and that the IRS will not be able to successfully challenge a Holder's treatment of an Interest as such and consequently disallow the deduction of certain expenses.

  If an Interest, which is not held for personal use or for use in a trade or business, is not treated as property held for the production of rents or royalties, the deductions of a Holder who holds an Interest for the production of income under Code Section 212 will be limited. Although Code
Section 212 allows a deduction for all expenses incurred in connection with the production or collection of income and for the management and maintenance of property held for the production of income, Code Section 67(b) characterizes such expenses as miscellaneous itemized deductions. Under Code
Section 67(a), miscellaneous itemized deductions are deductible only to the extent that all of an individual taxpayer's miscellaneous deductions exceed two percent of his or her adjusted gross income.

  This two percent limitation applies only if a Holder acquires and holds an Interest for the production of income. If a Holder acquires and holds an Interest for use in a trade or business or for the production of rents or royalties, expenses incurred in connection therewith (except to the extent such expenses are allocated to personal use of the Holder) are not subject to the two percent limitation. Thus, the determination of whether an Interest is held for the production of income, for the production of rents or royalties, or for use in a trade or business has significant tax consequences. Unfortunately, this determination is not easily made since no bright line test has been used by the IRS or the courts in making this determination. Rather, the particular factual situation of a taxpayer is determinative. Tax counsel is therefore unable to express an opinion concerning the determination of whether a Holder's Interest is held for use in a trade or business, held for the production of rents or royalties or held for the production of income. Holders are advised to consult with and must rely upon their individual tax advisors for assistance in making this determination.

ENTERTAINMENT FACILITIES

  Code Section 274(a)(1) specifically disallows any deduction relating to an "entertainment facility." Judicial decisions indicate that any expenses attributable to the upkeep of such property, or for the continuing enjoyment of the property (i.e. depreciation, maintenance, insurance, etc.) are nondeductible, regardless of whether they are attributable to the business use of the property. In other words, the cases emphasize that no deduction really means no deduction, even where facilities are used both for business and entertainment. The term "entertainment facility" has been broadly interpreted and tax counsel believes it is likely that if an Interest is used for entertainment, the Interest will be held to be an "entertainment facility" within the meaning of Code Section 274 regardless of its characterization as a license, a lease or a conveyance of real property.

  Code Section 274(e) does provide for certain exceptions to the entertainment facility disallowance rule. Expenses incurred in connection with an entertainment facility, but that are treated as compensation to an employee, are not disallowed. Similarly, expenses incurred by a taxpayer that are directly related to business meetings of the taxpayer's employees, stockholders, agents or directors are not disallowed. While this exception will apply to bona fide business meetings even though some social activities are provided, it will not apply to meetings which are primarily for social or nonbusiness purposes rather than for the transaction of the taxpayer's business.

PASSIVE ACTIVITY INCOME AND LOSS

  In addition to the limitations imposed by Code Sections 280A, 183, 162 and 212, the Code further limits the deductibility of losses in certain circumstances by providing that passive activity losses incurred by an individual, estate, trust, or personal service corporation or, with modifications, certain closely held corporations may not be used to offset non-passive activity income. In general, passive activity losses can be used only to offset passive activity income, not wages or portfolio income (such as dividends, interest, annuities and royalties). Any passive activity losses in excess of passive activity income in one year may be used to offset passive activity income in future years. Upon disposition of the investor's entire interest in the passive activity, all suspended losses from such activity are specifically allowable by reason of the disposition.

  In general, a passive activity is one which: (1) is a trade or business activity in which the taxpayer does not materially participate; or (2) is a rental activity.

    For purposes of the passive loss rules, the term "trade or business" is more expansive than under the general standard of Code Section 162. Under
Section 1.469-1T(e)(2)(ii) of the Regulations, a trade or business activity includes an activity that is engaged in for the production of income. Thus, expenses that are otherwise deductible under Code Section 212 may be subject to disallowance under the passive activity loss rules.

  Trade or business activities are treated as passive unless the taxpayer materially participates in the activity. Under Code Section 469, a taxpayer is not treated as materially participating in an activity unless his or her involvement in the operation of the activity is regular, continuous, and substantial. The Regulations interpret this standard by providing that a taxpayer materially participates in an activity if and only if the taxpayer meets any one of seven tests. The first six tests are quantitative, whereas the seventh test involves a consideration of the facts and circumstances of a taxpayer's involvement in an activity.

  Tax counsel believes that it is very unlikely that a Holder will be treated as materially participating under any of these seven tests in any activity associated with a business use of an Interest whether the Interest is characterized as a license, lease or conveyance of real property because, under the terms of the License Plan, sole authority for the management and operation of Chart House Suites hotel resides in the Company. Therefore, income or loss generated by a Holder's use of an Interest will likely be passive income or loss.

  Under the passive loss rules, rental activities are treated as passive without regard to whether they involve the conduct of a trade or business or whether the taxpayer has materially participated. A rental activity is any activity where payments are principally for the use of tangible property. If an Interest is characterized as a lease or conveyance of real property, it is likely that the renting of an Interest will be considered a rental activity because payments will be received principally for the use of tangible property. If an Interest is characterized as a license rather than a lease or a conveyance of real property, it initially appears that the renting of an Interest should not be considered a rental activity because the Interest is not tangible property, but rather an intangible asset. However, the Regulations provide that where the actual or prospective customers' payments are principally for the use of tangible property, the activity is a rental activity, even if payments are made pursuant to a service contract or other arrangement that is not denominated as a lease.

  There are several exceptions provided by the Regulations to treatment as a rental activity. They include:

  1. The average customer use for such taxable year is seven days or less.

  2. The average period of customer use is 30 days or less, and significant personal services are provided by or on behalf of the owner of the property in connection with making the property available for use by customers.

  3. Extraordinary personal services are provided by or on behalf of the owner of the property in connection with making the property available to customers (i.e. hospitals).

  4. The rental activity is incidental to nonrental activities of the taxpayer.

  5. The activity involves customarily making property available during defined business hours for nonexclusive use by customers (i.e. golf courses and health clubs).

  6. The activity involves the provision of property to a pass-through entity or joint venture in which the taxpayer owns an interest.

  7. An activity that involves the rental of a dwelling unit used by the taxpayer as residence, as determined under Code Section 280A, is not a rental activity.

Under certain of the exceptions, it appears that, if renting of an Interest were within the meaning of a rental activity, that it would nevertheless be excluded under the exceptions. For example, average customer use might be 30 days or less and significant personal services are provided. It is unclear, however, how to apply these tests in the context of time-sharing arrangements as no administrative or judicial guidance is available.

  In the final analysis, it is unlikely that it will matter if the renting of an Interest is a rental activity or not. In any event, it will be passive. If it is a rental activity, it is per se passive. If it is not a rental activity, it will be a passive activity if a Holder does not materially participate. As previously indicated, tax counsel believes that it is unlikely that any Holder will materially participate in any activity connected to his or her Interest.

"AT RISK" RULES

  In addition to the above limitations imposed upon the deductibility of losses, Code Section 465 further limits the deductibility of losses by individual taxpayers from a given activity to the amount which the taxpayer is "at risk" in the activity. Losses which cannot be deducted by a taxpayer because of the "at risk" rules may be carried over to subsequent years until such time as they are allowable. In determining the amount of loss disallowed, if any, under Code Section 465, Code Sections 280A and 183 are applied prior to the application of Code Section 465 and Code Section 469 is applied after any limitation under Code Section 465 is determined.

  A taxpayer will initially be considered to be "at risk" in an activity to the extent of (1) the amount of money and the adjusted basis of other property contributed to the activity by the taxpayer; (2) amounts borrowed by the taxpayer for use in the activity, except as described below, provided the taxpayer is personally liable for the repayment of such borrowed amounts or has pledged property (other than property used in the activity) as security for the repayment of such borrowed amounts; and (3) the taxpayer's share of any "qualified nonrecourse financing" which is secured by real property used in the activity. A taxpayer is not considered to be "at risk" to the extent he or she is protected against loss through nonrecourse financing, guarantees, stop loss agreements, or similar agreements.

  Code Section 465 generally applies to any activity engaged in by the taxpayer in carrying on a trade or business or for the production of income. Consequently, regardless of whether an Interest is characterized as a license, a lease or a conveyance of real property, Code Section 465 will likely apply and may further limit deduction of losses by a Holder.

DEPRECIATION/AMORTIZATION

  Code Section 167 allows a depreciation deduction for property used in a taxpayer's trade or business or for property held by the taxpayer for the production of income. Under Section 1.167(a)-3 of the Regulations, an intangible asset may be the subject of a depreciation deduction if the intangible asset has a limited and ascertainable useful life. Code Section 197 provides that the acquisition cost of certain intangible assets is amortized over a 15 year period. An Interest is not a "Section 197 intangible."

  As stated above, tax counsel believes it is unlikely that an Interest would be characterized as a conveyance of real property. However, if an Interest is characterized as a conveyance of real property, a Holder who uses his or her Interest in a trade or business or for the production of income will be entitled to a depreciation deduction based upon acquisition cost and determined under the Modified Accelerated Cost Recovery System ("MACRS") in accordance with Code Section 168. Any deduction, however, will be subject to disallowance under the limitations previously described herein pursuant to Code Sections 280A, 183, 162, 212, 469 and 465 and subject to reduction for any personal use of the Interest by the Holder.

  MACRS is mandatory for most tangible (real and personal) depreciable property placed in service after December 31, 1986. Under MACRS, the cost of eligible property is depreciated over a 3, 5, 7, 10, 15, 20, 27.5, 31.5, or 39 year period depending upon the type of property, by using statutory recovery methods and conventions. The cost of residential rental and nonresidential real property is recovered using the straight-line method and the mid-month convention. Residential rental property is depreciated over
27.5 years and nonresidential real property is depreciated over 39 years.

  If an Interest is characterized as a license or a lease, a Holder who uses his or her Interest in a trade or business or for the production of income, will be entitled to a depreciation deduction based on the acquisition cost of the Interest. Any deduction, however, will be subject to disallowance under the limitations previously described herein concerning Code Sections 280A, 183, 162, 212, 469 and 465. A ratable portion of the acquisition cost will be amortized each tax year over the life of the Interest, adjusted each year for any personal use of the Interest by the Holder.

  Code Section 179 allows a taxpayer (other than trusts, estates, and certain noncorporate lessors) to expense certain depreciable business assets in the year of acquisition by electing to treat the cost of new property as an expense rather than as a capital expenditure subject to depreciation. The deductions for which the election is made are allowed for the tax year in which the Code Section 179 property is placed in service and are in lieu of a depreciation deduction. Generally, a taxpayer may elect to expense only tangible personal property under Code Section 179. Therefore, regardless of whether an Interest is a license, a lease or a conveyance of real property, a Holder will not be able to expense acquisition costs under Code Section 179.

GAIN OR LOSS ON SALE OF INTEREST

  No loss will be allowed in connection with the sale of an Interest held for personal use. A Holder will be liable for federal and applicable state and local income taxes on any gain realized on the sale or other disposition of his or her Interest regardless of whether the Interest is held for personal use, held for use in a trade or business or held for the production of income. Provided the Interest is a capital asset or a Section 1231 asset in the hands of the Holder, any resulting gain will be taxed at a maximum individual capital gain rate of 28 percent if the Interest is disposed of after a one-year holding period or 20 percent if it is disposed of after an eighteen month holding period. A Holder should consult his or her own tax advisors in determining whether his or her Interest is a capital asset or a
Section 1231 asset.

  If an Interest is held partly for personal use and partly for use in a trade or business or partly for the production of income, an apportionment of the gain or loss will be required and each portion will be taxed in accordance with the principles stated herein.

ALTERNATIVE MINIMUM TAX

  Taxpayers are subject to an alternative minimum tax ("AMT") if the AMT exceeds the income tax otherwise payable by the taxpayer for the year. Due to the complexity of the AMT calculations, investors should consult with their tax advisers as to whether the purchase of an Interest might create or increase their potential AMT liability.

CORPORATE INVESTORS

  Code Section 280A does not apply to a corporation other than an S corporation. Code Section 183 does not apply to corporate Holders. The "ordinary and necessary expenses" requirement of Code Section 162(a) and the entertainment facility limitations of Code Section 274(a)(1) apply to all taxpayers, including corporate Holders. Code Section 469 applies only to certain closely held C corporations and personal service corporations.

  The discussion contained herein is not a complete treatise on the ownership of an Interest by a corporation. There are numerous issues involved in corporate ownership and corporations should obtain advice from their own tax counsel before purchasing an Interest.

REGISTRATION OF TAX SHELTERS

  In general, certain persons who sell interests in a "tax shelter" to investors are required to register the tax shelter with the IRS. It is expected that an investment in an Interest will constitute a "tax shelter" for purposes of the registration requirements and therefore, the Company will register with the IRS.

  Upon registration of a tax shelter, the IRS assigns the shelter a tax shelter registration number. The Company will be required to register with the IRS no later than the day on which the first Interest is offered for sale. The Company will furnish the assigned registration number to a Holder at the time of purchase or, if later, within 20 days after the Company receives the number. The number will be furnished in a written statement which identifies the tax shelter's name and taxpayer identification number and will also include a prominent legend in bold and conspicuous type which states that the registration number must be included on any return on which a Holder claims any tax benefit from the shelter. This written statement will also be furnished to a Holder at the time of purchase even if the tax shelter registration number has not yet been received.

  A Holder that claims a deduction, loss, credit, or other tax benefit in connection with his or her Interest must report the tax shelter registration number on Form 8271 (Investor Reporting of Tax Shelter Registration Number) and attach the form to his or her income tax return. If a Holder fails to include the tax shelter registration number on his or her return and claims a tax benefit from the shelter, the Holder is subject to a $250 penalty.

TAX-EXEMPT INVESTORS

  The tax consequences of the purchase, ownership and disposition of an Interest by tax-exempt entities (collectively, "Exempt Holders") may result in the Exempt Holder recognizing "unrelated business taxable income" ("UBTI") which would be subject to federal income taxation and result in certain other adverse tax consequences. UBTI is income (with specific exemptions) derived from an activity regularly carried on by a tax-exempt entity (or by a partnership or other entity of which it is a member) that is not substantially related to the entity's exempt purpose. Thus, to the extent the purchase, ownership or disposition of an Interest is unrelated to an Exempt Holder's exempt purpose, income derived from an Interest may constitute UBTI. Notwithstanding the foregoing, income that is interest income, dividend income or gain from the sale or exchange of property is generally excluded from UBTI, except to the extent that such income is derived from debt-financed property. It has generally been the position of the IRS, however, that interest, dividends, or rents earned by a partnership may not be excluded from UBTI by an exempt organization even though such items of income (if earned directly by the exempt organization) would be excluded from UBTI. In general, debt-financed property is any property which is held to produce income and with respect to which there is an "acquisition indebtedness" at any time during the taxable year or during the preceding 12 months if the property is disposed of during the tax year.

  In considering the purchase of an Interest, an exempt organization should consider whether the investment complies with the documents and instruments governing the Exempt Holder, whether the investment will result in UBTI to the Exempt Holder, whether the investment provides sufficient liquidity to the Exempt Holder, especially given the fact that there will not be a market in which the Interests can be sold or otherwise transferred, and whether the investment is prudent.

  The discussion contained herein is not a complete treatise on the ownership of an Interest by a tax-exempt entity. There are numerous issues involved and consequently, tax-exempt entities should consult with and must rely upon their own tax advisors concerning the application of federal income tax laws.

FOREIGN INVESTORS

  Federal income taxation of foreign Holders (including foreign corporations) is a highly complex matter that may be affected by many considerations, including any applicable tax treaty provisions. Generally, any foreign Holder who participates in the Rental Pool will be required to file a federal income tax return and will be subject to U.S. federal income tax on the share of income allocated to him or her less reductions for allowable deductions. Furthermore, the Code requires the Company to withhold income tax from a foreign Holder's share of rental pool gross receipts.

  The discussion contained herein is not a complete treatise on the ownership of an Interest by a foreign Holder. There are numerous issues involved in ownership by a foreign Holder and consequently, foreign Holders should consult with and must rely upon their own tax advisors concerning the application of federal income tax laws.

FUTURE DEVELOPMENTS

  The President and Congress and various states continue to discuss and propose additional changes to the tax laws which could impact the tax consequences to Holders. Holders are urged to consult with their own tax advisers and counsel.

STATE AND LOCAL TAXES

  In addition to the federal income tax considerations described above, investors should consider potential state and local tax consequences of the purchase of an Interest. Prospective investors should consult with, and must depend upon their own tax advisors for a complete evaluation of the state and local tax considerations relating to the purchase of an Interest.


                        CERTAIN FLORIDA TAX MATTERS

  Set forth below is a summary of certain Florida tax considerations related to the offering. In the opinion of Quarles & Brady, in its capacity as Florida tax counsel to the Company, the discussion which follows summarizes the material provisions of the state and local taxes specifically enumerated.

  This summary is based on the Florida Statutes (the "Statutes"), the Florida Administrative Code (the "Code") and on judicial and administrative authorities interpreting the Statutes and the Code, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and the opinions of tax counsel are not binding on the State of Florida Department of Revenue (the "Department") or the courts, either of which could take a contrary position. Furthermore, except as noted herein, no rulings have been or will be sought from the Department or from local taxing authorities with respect to the transactions described herein. Accordingly, there can be no assurance that the Department or local taxing authorities will not challenge the opinions expressed herein or that a court will not sustain such a challenge.

  This summary covers only the state and local taxes specifically enumerated and is not intended to be a comprehensive discussion of all state and local tax consequences of the purchase of an Interest. Holders should consult with and must depend upon their own tax advisors concerning the application of state and local tax laws with reference to their own tax situations.

EXCISE TAXES ON DOCUMENTS.

  EXCISE TAX ON TRANSFERS OF REAL ESTATE. Under Florida law, an excise tax is imposed at the rate of 70 cents for each $100 of consideration paid on deeds and other instruments that transfer interests in real property. The Department has advised that this excise tax will apply at the time of the sale of an Interest because an Interest transfers an interest in a hotel room under Florida law. The tax will be imposed on the full subscription price of an Interest (less any sales discounts). The Company will be required to collect the tax at the time an Interest is sold on the full subscription price regardless of whether a Holder elects to pay for an Interest over the term of the Interest. The purchaser of an Interest will be liable for this excise tax as follows:

                              SUBSCRIPTION      TAX PAYABLE (EXCLUSIVE
                                  PRICE             OF ANY DISCOUNTS)
      Class A Interest            $18,500                 $129.50
      Class B Interest             21,500                  150.50
      Class C Interest             25,500                  178.50
      Class D Interest             36,500                  255.50
      Class E Interest             39,500                  276.50
      Class F Interest             60,000                  420.00

  EXCISE TAX ON STOCK CERTIFICATES. Under Florida law, an excise tax is imposed at the rate of 35 cents on each $100 of face value on certificates of stock or shares evidencing an ownership interest in any corporation. The tax is imposed on securities issued in the state of Florida. The Company has advised tax counsel that it intends to accept and issue all subscription agreements for the purchase of Interests in Wisconsin. The Department has advised tax counsel that this excise tax will not be imposed on the subscription price of an Interest if the subscription agreement for the Interest is accepted by the Company in Wisconsin.

  EXCISE TAX ON PROMISSORY NOTES. Florida also imposes an excise tax on promissory notes at the rate of 35 cents per $100 of indebtedness evidenced by the promissory note. The tax is imposed on written obligations to pay money that are made, executed or delivered in Florida. It also taxes security agreements that are recorded in Florida. The Subscription and Purchase Agreement contains a written promise to pay for those Holders that choose to pay for an Interest over time. Provided that the written promise to pay is neither made, executed nor delivered in Florida, the sale of an Interest will not be subject to excise tax unless the Interest is recorded in Florida. The Company has advised that it will not record the Interests in Florida.

  Because of the complexity and uncertainty in this area, the Company has received a ruling from the Department concerning the application of the excise taxes described in this section to the purchase of an Interest by a Holder. The Department advised the Company in a ruling that the sale of an Interest which is not recorded in Florida is not subject to this excise tax if the written promise to pay is not fixed and absolute at the time of execution. However, certain facts concerning the offering of Interests have changed since the ruling was issued by the Department. Furthermore, the Department issued the ruling to the Company. Consequently, the ruling is limited in application to the Company and Holders may not rely on the ruling. The Company will resubmit the ruling request to confirm that the terms of the License Plan and the Company's stated position that it will cancel the Interest upon a default render the financing not fixed and absolute for Florida excise tax purposes and will request that the Department reissue the ruling to both the Company and, if acceptable, Holders of Interests.

SALES TAXES.

  Under state and local law in Florida, a combined sales tax of eleven percent is imposed on the rental, leasing, letting or granting of a license for the use of real property or transient living accommodations located in Pinellas County. The eleven percent tax is comprised of the following: (1) a Florida state sales tax of six percent, (2) a discretionary county surtax of one percent, and (3) a tourist development tax of four percent. The Department has advised tax counsel that the purchase of an Interest will not be subject to the combined sales tax because there is no provision in the Florida sales tax that taxes the sale of a security. With respect to annual dues, the Department has advised that such amounts will not be considered rental consideration and therefore not subject to the combined sales tax because the purchase of an Interest is a payment for the purchase of an interest in real property and for a right to receive rental income and is not a lease or license to use real property within the meaning of the Florida sales tax provisions.

  The Department has also advised tax counsel that the rental of a Holder's allotted Unit Weeks under the Rental Pool will be the rental of transient accommodations subject to the combined sales tax. The Department has advised that the Company, as agent for the Holder of an Interest, may register as a dealer and remit the applicable Florida state sales tax and the discretionary county surtax due on behalf of individual Holders on receipts from the rental of suites in the Rental Pool. However, the tourist development tax is administered by Pinellas County and must be remitted directly to the county tax collector. It is uncertain whether Pinellas County will allow the Company to collect and remit the tourist development tax on behalf of individual Holders on receipts from the rental of suites in the Rental Pool.

  Because of the complexity and uncertainty in this area, the Company has received a ruling from the Department (1) that the sale of an Interest and the payment of annual dues will not be subject to the combined sales tax, and
(2) that the Company, acting as rental agent, may collect and remit the Florida state sales tax and the discretionary county surtax on payments collected in connection with the rental of Holders' suites under the Rental Pool. In providing its ruling, the Department relied on facts concerning the offering of Interests as disclosed by the Company in its ruling request. Since issuance of the ruling by the Department, certain facts concerning the offering of Interests have changed. Furthermore, the Department issued the ruling to the Company. Consequently, the ruling is limited in application to the Company and Holders may not rely on the ruling. The Company will resubmit the ruling request to reflect the change in facts and will request that the Department confirm its ruling (1)that the sale of an Interest and the payment of annual dues will not be subject to the combined sales tax, and
(2) that the Company, acting as rental agent, may collect and remit the Florida state sales tax and the discretionary county surtax on payments collected in connection with the rental of Holders' suites under the Rental Pool and will request that the Department reissue the ruling to both the Company and, if acceptable, Holders of Interests. In the opinion of tax counsel the change in facts is not material and therefore, tax counsel believes that the Department will affirm the conclusions contained in its original ruling. However, there can be no assurance that the Department will not modify the opinions provided in the original ruling. The Company, has not received a ruling that would allow the Company to collect and remit the tourist development tax directly to the Pinellas County tax collector on behalf of participants in the Rental Pool.

  Upon proper notice, a Holder may use one or more of his or her allotted Unit Weeks for personal use. In the opinion of tax counsel, because the Interests are treated as securities, the personal use of a suite by a Holder will not be subject to the combined sales tax. However, the law is uncertain in this area and no assurance can be given that the Department could not successfully assert that a Holder is liable for the combined sales tax on the personal use of a suite. Holders must consult with, and must depend upon the advice of their own tax advisors. The Company does not intend to seek a ruling from the Department that the personal use of a suite for one or more weeks by the Holder is not subject to the combined sales tax.

  Upon proper notice, a Holder may also rent one or more of his or her allotted Unit Weeks to a third party. Tax counsel has advised that the rental of one or more of a Holder's allotted Unit Weeks will be the rental of transient accommodations subject to the combined sales tax. The Holder will be required to collect and remit the combined sales tax on the gross rental proceeds to the appropriate taxing authorities.


          PRIOR PERFORMANCE OF JEFFREY KEIERLEBER AND AFFILIATES

  Since 1980, Jeffrey Keierleber and/or affiliates have sponsored a number of limited partnerships formed to develop, own and operate a variety of residential and commercial properties. Units of limited partnership interest in the partnerships have been sold both in public and private offerings.

  Jeffrey Keierleber and/or affiliates served as general partner of 28 limited partnerships formed to invest primarily in residential and commercial real property and to make junior mortgage loans secured by real estate. From April 1980 to August 1989 these programs in the aggregate raised approximately $66,136,060 from a total of approximately 6,179 individual and corporate investors and have purchased 33 properties for aggregate cash and debt of approximately $124,913,000. Approximately 97% of the properties, based on cost represents investments in residential properties (4,479 rental units) and approximately 3% represents investments in shopping centers, office buildings and undeveloped land. Twenty-two of the properties (53% based on the cost), are located in Wisconsin; 10 of the properties (42% based on cost) are located in Florida; and one property (5% based on cost) is located in Georgia. All of the properties were existing when purchased. As of September 1, 1997, 47% of the properties (based on purchase price) have been sold.

  None of the partnerships described above have investment objectives similar to those of the Interests offered hereby.

  The information presented in this section represents the historical experience of the real estate programs managed by Jeffrey Keierleber and his affiliates during the last ten years. INVESTORS IN CHARTHOUSE SUITES VACATION INTERESTS SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS SIMILAR TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR REAL ESTATE PROGRAMS DESCRIBED BELOW. (See also the "Prior Performance Tables").

  Jeffrey Keierleber and/or his affiliates are general partners of three partnerships, which sold real estate limited partnership interests from 1986 through 1989: Decade's Land Opportunity Fund ("DLOF"), Decade Companies Income Properties - a limited partnership ("DCIP") and Decade's Monthly Income & Appreciation Fund - a limited partnership ("DMIAF").

  DCIP and DMIAF were formed to invest in equity ownership primarily of residential and commercial real property. As of September 1, 1997, these programs, in the aggregate, had raised approximately $24,063,810 from approximately 2,577 individual and corporate investors and have purchased six properties, all of which are apartment complexes, during the last ten years for aggregate cash and debt of approximately $41,304,000. Four of the properties owned by these partnerships are located in Florida, and two of the properties are located in Wisconsin. All of the properties were existing when purchased. Three of these properties have since been exchanged for other properties.

  One non-public partnership, Decade's Land Opportunity Fund, was formed to invest in a 38-acre parcel of undeveloped land in New Berlin, Wisconsin.
This program raised $1,000,000 from 52 individual investors and purchased the parcel of land for cash in the amount of $522,500.

  Neither Jeffrey Keierleber nor any of his affiliates, have, within the past five years, been the subject of any criminal conviction or pending proceeding, any order preventing them from engaging in securities distributions or certain business practices, or any conviction for violation of federal or state securities laws, or except as indicated in this paragraph, any bankruptcy or insolvency proceeding.

  Set forth below is a summary as of September 1, 1997, of the three prior real estate limited partnerships which sold Interests in the last 10 years.


                             Public         Nonpublic
                             Real Estate    Real Estate
                             Programs       Programs             Total

Total Amount of Money
Raised from Investors       $24,063,810  +   $1,000,000  = $25,063,810

Total Number of Investors         2,577  +           52  =       2,629

Aggregate Purchase Price
of Property Acquired        $41,304,000  +   $  522,500  = $41,826,500


      All three of the prior real estate programs sponsored by the affiliates of Jeffrey Keierleber in the last ten years have invested in various forms of real estate. The following are analyses by location and by types of properties purchased by prior programs.

      Existing properties constitute 100% of the properties by purchase price, acquired by prior public and programs. The nonpublic program purchase unimproved land. As of September 1, 1997, three properties owned by a public partnership have been sold or exchanged for other properties.

      In February, 1990, the 235-unit apartment complex known as Laguna Vista Apartments purchased by DCIP in December, 1996 for $5,200,000 was exchanged with a nonaffiliated buyer for Town Place Apartments with an exchange value of $6,220,000, resulting in an economic gain of approximately $1,020,000.

      In August, 1993, the 168-unit apartment complex known as Woodbridge Apartments purchased by DCIP in June, 1992 for $4,400,000 was exchanged with a nonaffiliated buyer for Pelican Sound Apartments with an exchange value of $5,400,000, resulting in an economic gain of approximately $1,000,000.

      In April, 1994, the 200-unit apartment complex known as Ashley Pointe Apartments purchased by DCIP in January, 1990 for $4,493,000 was sold to a nonaffiliated buyer for cash totaling $3,070,000, resulting in an economic loss of approximately $1,423,000.

      Of the three programs sponsored by the General Partner and Affiliates in the last ten years to acquire or finance the acquisition of real estate, two can be considered public programs under federal securities laws.

      The following table sets forth summary information regarding property acquisitions of public and nonpublic programs sponsored by the General Partner or Affiliates within the last ten years. None of these had investment objectives identical to those of Charthouse Suites Vacation Ownership, Inc.

Property Purchased by Location

                           Number of Properties

         Public              Nonpublic                      Percent
         Programs             Programs         Total       of Total

Midwest   2                      1               3           43%
Southeast 4                      0               4           57%

Total     6                      1               7          100%


                       Purchase Price of Properties

            Public           Nonpublic                      Percent
            Programs          Programs         Total       of Total

Midwest   $12,801,000         $522,500   $13,323,500            32%
Southeast $28,503,000       $        0   $28,503,000            68%

Total     $41,304,000         $522,500   $41,826,500           100%

      The following information concerns limited partnerships previously sponsored by Mr. Keierleber and/or Affiliates and formed to invest in or to finance the acquisition or refinance the ownership of real estate.

      The information set forth below is provided in a format complying with regulatory requirements and is not necessarily comparable from one partnership to another, as a result of the varying order of priority of investment objectives, changes inherent in the real estate market and changes in the tax laws and the application thereof. In considering the following discussion, prospective investors should note that persons who purchase Interests will not acquire any ownership interest in the partnerships to which the following relates, and its inclusion in this Prospectus does not imply or indicate in any manner that the Company will make any investment comparable to those discussed. Because the primary investment will be in the license right to Unit Weeks in a hotel, the cash flow, income tax treatment and distributions and returns will differ substantially from those of the partnerships discussed below.

      Affiliates of Mr. Keierleber are general partners of the following described partnerships, whose securities were not registered under the Securities Act of 1933 as amended (except for DCIP and DMIAF), and all of which (with the exception of DLOF) are engaged in the business of investing in and operating apartment complexes properties. As a general partner, the Affiliates are contingently liable for the obligations of the partnerships, except to the extent that such obligations are non-recourse debt have recourse only to the property by which the debt is secured. The presently existing obligations of the prior partnerships for which Mr. Keierleber and/or Affiliates has contingent responsibility are primarily normal operating expenses, and it is not believed that these responsibilities will materially affect his ability to satisfy his responsibilities to the Company and the Holders of the Interests.

THE INFORMATION IN THIS SECTION REPRESENTS THE HISTORICAL EXPERIENCE OF PROGRAMS MANAGED BY MR. KEIERLEBER AND/OR AFFILIATES. INVESTORS IN THE CHARTHOUSE SUITES VACATION INTERESTS SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS SIMILAR TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR REAL ESTATE PROGRAMS DESCRIBED BELOW. NONE OF THE PRIOR PARTNERSHIPS ARE HOLDING UNINVESTED FUNDS OTHER THAN AS NECESSARY OPERATING RESERVES.

      DECADE'S LAND OPPORTUNITY FUND is a $1,000,000 Wisconsin limited partnership formed on April 20, 1989 to acquire a 38-acre parcel of land in New Berlin, Wisconsin. An Affiliate of Jeffrey Keierleber is the general partner of this partnership, which has 52 partners who each made an investment of at least $10,000. The land was acquired for a total cost of $522,500.

      Of the aggregate price of the properties acquired by partnerships through private offerings of which Mr. Keierleber and/or Affiliates was a sponsor in the last ten years, 100% was undeveloped land.

      The two other partnerships organized under the "Decade" name are both Wisconsin limited partnerships with virtually identical investment objectives. Decade Companies, an affiliate of Mr. Keierleber, is the general partner of each. Unless otherwise stated, a minimum purchase of three units representing a $3,000 investment was required of each limited partner. None of the partnerships listed below, nor any partnerships or joint ventures in which Mr. Keierleber is personally involved independently of the partnerships, has acquired from or sold property to the General Partner or any associates or Affiliate thereof.

      Decade Companies Income Properties ("DCIP") is an $18,000,000 Wisconsin limited partnership formed on June 6, 1985 with 1,879 limited partners. Individual limited partners were required to invest $3,000, IRA limited partners were required to invest $2,000 and pension/profit-sharing plan limited partners were required to invest at least $25,000 in the program.
The partnership owns a 379-unit apartment complex known as Pelican Sound in St. Petersburg, Florida, for which it paid $12,000,000 (of which $5,400,000 was provided through the exchange of Woodbridge Apartments), a 316-unit apartment complex known as The Meadows II in Madison, Wisconsin, for which it paid $10,050,000 and a 200-unit apartment complex known as Town Place in Clearwater, Florida, for which it paid $7,610,000 (of which $6,220,000 was provided through the exchange of Laguna Vista Apartments).

      Decade's Monthly Income & Appreciation Fund ("DMIAF") is a $6,058,810 Wisconsin limited partnership formed on August 11, 1987 with 698 limited partners. Individual limited partners were required to invest $3,000, IRA limited partners are required to invest $2,000 and pension/profit sharing plan limited partners were required to invest at least $25,000 in the program. The partnership owns an 88-unit apartment complex known as The Meadows I in Madison, Wisconsin, for which it paid $2,751,000.

      The purchase price of the properties purchased by the foregoing public partnerships total $23,411,000, of which 100% was devoted to the purchase of residential properties.

      The following table summarizes the results to investors in the two partnerships, which have either sold their assets, liquidated investments or refinanced property. The returns shown include tax benefits and liabilities at the highest applicable federal tax bracket, and all distributions of each. No assurances can be given that purchases of Interests will receive returns similar to those shown below.


PROPERTY LIQUIDATIONS

 Partnership           Property            Purchase Price     Sales Price    Computed Economic Gain
                                              and Date          and Date             (Loss)

DCIP         Laguna Vista                $5,200,000        $6,220,000
             Apartments-235 units        12/86             02/90                    $1,020,000

DCIP         Woodbridge                  $4,400,000        $5,400,000
             Apartments-168 units        06/92             08/93                    $1,000,000

DCIP         Ashley Pointe               $4,493,000        $3,070,00
             Apartments-200 units        01/90             04/94                   ($1,423,000)

REFINANCING

               Purchase                    Date     Tax-Free
Partnership   PropertyDate           Refinanced Distribution

DCIP         The Meadows II Apartments    01/89        11/89            0%
             316 Units

DCIP         Town Place Apartments        02/90        06/92            0%
             240 Units

DMIAF        The Meadows I Apartments     01/89        11/95            0%
             88 Units

DCIP         Town Place Apartments        02/90        05/96            0%
             240 Units


PRIOR PERFORMANCE TABLES

   See also the narrative disclosure at "Prior Performance of Jeffrey Keierleber and Affiliates" in the Prospectus for additional information regarding the partnerships.

   The information presented in this section provides selected information as to the public and non-public real estate programs managed by Jeffrey Keierleber and affiliates.

   HOLDERS OF INTERESTS SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS. HOLDERS OF INTERESTS WILL NOT ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE PARTNERSHIPS TO WHICH THE FOLLOWING TABLES RELATE.

   THE INCLUSION IN THIS PROSPECTUS OF THE FOLLOWING TABLES DOES NOT IMPLY OR INDICATE IN ANY MANNER THAT THE COMPANY WILL MAKE ANY INVESTMENTS COMPARABLE TO THOSE DISCUSSED IN THE TABLES WITH RESPECT TO THE TYPE OF PROPERTY, CASH FLOW, INCOME TAX DEDUCTIONS AVAILABLE TO INVESTORS OR OTHER FACTORS; NOR DOES IT IMPLY OR INDICATE THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS REFERRED TO HEREIN.

   NONE OF THE PARTNERSHIPS, PUBLIC OR NON-PUBLIC, TO WHICH THESE TABLES RELATE, HAD THE SAME INVESTMENT OBJECTIVE AS THE VACATION INTERESTS.

   TABLE I, EXPERIENCE IN RAISING AND INVESTING FUNDS. If relevant, this table would set forth general information as of December 31, 1996, for the last three years relating to the experience of Jeffrey Keierleber and/or Affiliates in raising funds, such as the gross amount of capital raised, the length of time required to raise the stated amount, and information with respect to the experience of Jeffrey Keierleber and/or Affiliates in investing funds. In this regard, information is given as to the amount of offering expenses, acquisition expenses, percent of capital invested in properties, and other matters. Table I is not applicable because Jeffrey Keierleber and Affiliates have not raised funds during the last three years and therefore Table I is omitted.

   TABLE II, COMPENSATION TO SPONSOR, sets forth the various fees paid to Jeffrey Keierleber and/or Affiliates from the proceeds raised in each offering and from operations for the last three years as of December 31, 1996.

   TABLE III, OPERATING RESULTS OF PRIOR PROGRAMS. If relevant, this table would set forth the yearly unaudited operating results of prior partnerships including a Summary of Operations, Computation of Tax Basis, Computation of Cash Generated and Distribution Data per $1000 Investment for each of the partnerships completing their offerings during the last five years as of December 31, 1996. Table III is omitted because no offerings were completed during the last five years.

   TABLE IV, RESULTS OF COMPLETED PROGRAMS, describes the results of five non-public real estate limited partnerships that have completed operations during the last five years ended September 1, 1997. None of these partnerships had the same investment objectives as the Interests.

   TABLE V, SALES OR DISPOSALS OF PROPERTIES, describes the disposition of nine properties held by four non-public partnerships in the last three years ended September 1, 1997.


                                 TABLE II
                          COMPENSATION TO SPONSOR

                                               Other Programs
                                                  (Fourteen)

   Date offering commenced                                         Various
   Dollar amount raised                                        $44,328,810
   Amount paid to sponsor from proceeds of offering:
    Underwriting fees                                                   $0
    Acquisition fees                                                    $0

   Dollar amount of cash generated from
     operations before deducting payments to sponsor           $16,977,341

   Amount paid to sponsor from operations:
    Property management fees                                   $ 2,910,308
    Partnership management fees                                $    99,445
    Reimbursements                                             $ 6,928,901
    Leasing commissions                                                $ 0
    Interest Expense                                           $   644,920

   Dollar amount of property sales and refinancing
     before deducting payments to sponsor
    -- cash                                                    $28,376,341
    -- notes                                                           $ 0

   Amount paid to sponsor from property sales and
     refinancing:
    Real estate commissions                                            $ 0
    Incentive fees                                                     $ 0
    Acquisition Fees                                           $   242,237
    Mortgage Brokerage Fees                                    $   232,600
    Closing Cost Reimbursement                                 $     7,200





                                 TABLE IV
                       RESULTS OF COMPLETED PROGRAMS

                                                                    Decade          Decade
Program Name              Decade       Decade        Decade         Wisconsin       Sunbelt
                          80-II        80-III        80-XII         Properties      Properties
                                                                    III             Largo

Dollar Amount Raised      $600,000     $850,000      $2,500,000     $1,116,220      $1,890,000

Number of Properties
  Purchased               16           28            1              1               1

Date of Closing of
  Offering                02/13/81     05/18/81      12/31/84       07/29/82        11/25/83

Date of First Sale
  of Property             11/10/89     03/28/90      12/03/93       06/30/94        08/11/93

Date of Final Sale
  of Property             04/08/96     09/04/92      12/03/93       06/30/94        08/11/93


Tax and Distribution Data per $1,000 Investment

Federal Income Tax Results:
  Ordinary Income (Loss)
  --From Operations       ($3,027)     ($1,851)      ($1,236)       ($1,533)        ($2,336)
  --From Recapture        $119         $149          $207           $265            $221
  Capital Gain (Loss)     $1,908       $1,747        $1,312         $2,030          $1,115
  Deferred Gain           $0           $0            $0             $0              $0
   Capital                $0           $0            $0             $0              $0

   Ordinary               $0           $0            $0             $0              $0

Cash Distributions to Investors

  Source (On GAAP Basis)
  --Investment Income     $0           $45           $283           $762            $0
  --Return of Capital     $0           $1,000        $530           $1,000          $0

  Source (On Cash Basis)
  --Sales                 $0           $1,045        $813           $1,700          $0
  --Refinancing           $0           $0            $01            $62             $0
  --Operations            $0           $0            $0             $0              $0
  --Other                 $0           $0            $0             $0              $0

Receivable on Net Purchase
  Money Financing         $0           $0            $0             $0              $0


1 A distribution of limited partner interests in Decade Companies
Income Properties to Holders of Decade 80-XII was made with $470 of refinancing proceeds treated as a return of capital.

                                                   TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

                                          SELLING PRICE, NET OF CLOSING
                                                     COSTS
                                              AND GAAP ADJUSTMENTS
                                           ----------------------------



                                                   CASH                         PURCHASE       ADJUSTMENTS
                                                   RECEIVED NET  MORTGAGE       MONEY          RESULTING
                                        DATE       OF CLOSING    BALANCE        MORTGAGE       FROM
                          DATE          OF SALE    COSTS         AT TIME OF     TAKEN BY       APPLICATIONS
PROPERTY                  ACQUIRED      (1)                      SALE           PROGRAM        OF GAAP          TOTAL

2 RESIDENTIAL UNITS,      01/31/81      08/31/94      $81,089           $0      $0             $0             $81,089(2)
MILWAUKEE, WI

2 RESIDENTIAL UNITS,      01/31/81      07/28/95      $77,473           $0      $0             $0             $77,473(3)
MILWAUKEE, WI

2 RESIDENTIAL UNITS,      12/31/80      04/08/96      $76,248           $0      $0             $0             $76,248(4)
HARTLAND, WI

2 RESIDENTIAL UNITS,      04/30/82      09/30/94     $149,921           $0      $0             $0            $149,921(5)
MILWAUKEE, WI

2 RESIDENTIAL UNITS,      04/30/82      10/17/94      $79,883           $0      $0             $0             $79,883(6)
MILWAUKEE, WI

2 RESIDENTIAL UNITS,      03/31/82      11/29/94      $76,945           $0      $0             $0             $76,945(7)
MILWAUKEE, WI

2 RESIDENTIAL UNITS,      04/30/82      12/12/95      $77,235           $0      $0             $0             $77,235(8)
MILWAUKEE, WI

2.5 UNDEVELOPED ACRES,    08/16/89      08/20/96      $49,145           $0      $0             $0             $49,145(9)
NEW BERLIN, WI

76 APARTMENT UNITS,       06/30/82      06/30/94   $2,569,545    $1,061,165     $0             $0          $3,630,710(10)
MIDDLETON, WI



                                       COST OF
                                       PROPERTIES
                                        INCLUDING
                                       CLOSING AND
                                        RELATED COSTS
                                       -----------------

                                                                                                         EXCESS (DEFICIENCY) OF
                                                           TOTAL ACQUISITION COST,                       PROPERTY OPERATING
                                       ORIGINAL MORTGAGE   CAPITAL IMPROVEMENT,                          CASH RECEIPTS OVER CASH
PROPERTY                               FINANCING           CLOSING AND SOFT COSTS      TOTAL                 EXPENDITURES

2 RESIDENTIAL UNITS, MILWAUKEE, WI         $87,878                    $676               $88,554                 ($7,465)

2 RESIDENTIAL UNITS, MILWAUKEE, WI         $70,944                 $14,999               $85,943                 ($8,470)

2 RESIDENTIAL UNITS, HARTLAND, WI          $80,000                  $2,088               $82,088                 ($5,840)

2 RESIDENTIAL UNITS, MILWAUKEE, WI         $74,601                  $4,958               $79,559                  $70,362

2 RESIDENTIAL UNITS, MILWAUKEE, WI         $73,387                 $10,749               $84,136                 ($4,253)

2 RESIDENTIAL UNITS, MILWAUKEE, WI         $73,213                 $10,923               $84,136                 ($7,191)

2 RESIDENTIAL UNITS, MILWAUKEE, WI         $75,719                 $15,173               $90,892                ($13,657)

2.5 UNDEVELOPED ACRES, NEW BERLIN, WI           $0                 $42,915               $42,915                   $6,230

76 APARTMENT UNITS, MIDDLETON, WI       $1,450,000              $1,266,658            $2,716,658                 $914,052



(1)     NO SALES OF PROPERTIES ARE RELATED TO PARTIES
(2) OF THE $55,183 OF GAIN RECOGNIZED, $53,602 WAS CAPITAL GAIN AND $2,121 WAS ORDINARY INCOME
(3) OF THE $57,157 OF GAIN RECOGNIZED, $56,602 WAS CAPITAL GAIN AND $1,095 WAS ORDINARY INCOME
(4) OF THE $54,911 OF GAIN RECOGNIZED, $52,607 WAS CAPITAL GAIN AND $2,304 WAS ORDINARY INCOME
(5) OF THE $133,547 OF GAIN RECOGNIZED, $125,869 WAS CAPITAL GAIN AND $7,678 WAS ORDINARY INCOME
(6) OF THE $65,234 OF GAIN RECOGNIZED, $60,144 WAS CAPITAL GAIN AND $5,090 WAS ORDINARY INCOME
(7) OF THE $64,580 OF GAIN RECOGNIZED, $59,637 WAS CAPITAL GAIN AND $4,943 WAS ORDINARY INCOME
(8) OF THE $63,817 OF GAIN RECOGNIZED, $54,151 WAS CAPITAL GAIN AND $9,666 WAS ORDINARY INCOME
(9)     ALL OF THE $6,585 OF GAIN RECOGNIZED WAS CAPITAL GAIN
(10) OF THE $1,442,706 OF GAIN RECOGNIZED, $1,280, 799 WAS CAPITAL GAIN AND $161,907 WAS ORDINARY INCOME


          LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

       Certain indemnification agreements to be entered into with the Company and the Company's Articles of Incorporation and Bylaws require the Company to indemnify the director and officers, among others, against claims and liabilities and reasonable expenses actually incurred by them in connection with any claim or liability by reason of their services in those or other capacities, unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith, or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        The Company will enter into indemnification agreements with its director and each of its officers. The indemnification agreements will require, among other things, that the Company indemnify its director and officers to the fullest extent permitted by law and advance to the director and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company also must indemnify and advance all expenses incurred by its director and officers seeking to enforce their rights under the indemnification agreement and cover the director and officers under the Company's liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles and Bylaws, it provides greater assurance to the director and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the director or by the Holders to eliminate the rights it provides.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the director, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Prior to seeking court approval for indemnification, the Company will cause the party seeking indemnification to apprise the court of the position of state administrators and the Securities and Exchange Commission with respect to indemnification for securities laws violations and to submit to such court the question whether such indemnification is or is not against public policy, as expressed in the Securities Act (in light of the position of the state administrators and the Securities and Exchange Commission).


                               LEGAL MATTERS

       Quarles & Brady, Milwaukee, Wisconsin, has passed upon the validity of the issuance of the Interests offered, pursuant to this Prospectus and on certain tax matters as described under "Federal Income Tax Considerations" and "Certain Florida Tax Considerations." Quarles & Brady has in the past represented and is presently representing the Company and Decade Properties, Inc. in certain other matters. Holders with specific tax considerations not discussed above or special circumstances should seek the advice of qualified and independent legal counsel.

        There are currently no pending legal proceedings which would have a materially adverse effect on the Company, nor are there any proceedings in process, or known to be contemplated by any governmental authority, which would have a material effect on the Company.


                                  EXPERTS

        The balance sheet of the Company, dated as of August 31, 1997 and statements of operating revenues and certain expenses of Chart House Suites hotel for the fiscal years ending November 30, 1994 through 1996 have been audited by Virchow, Krause & Company, LLP, independent auditors, and they are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

On September 8, 1997, the Company approved the engagement of Virchow, Krause & Company, LLP as its independent auditors for the balance sheet dated August 31, 1997, to replace the firm of Ernst & Young LLP, who were dismissed as auditors of the Company.

The decision to change the Company's independent auditors was due to reduce costs and administrative reasons.

The reports of Ernst & Young LLP on the Company's balance sheets dated December 31, 1996 and June 30, 1997, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company's balance sheets as of December 31, 1996 and June 30, 1997, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report.

               FINANCIAL STATEMENTS AND RELATED INFORMATION

                                 GLOSSARY

        "Annual Assessment" means the share of funds required for the payment of Common Expenses, which is assessed annually against a Licensee by the Company.

        "Articles" means the Articles of Incorporation of the Company.

        "Assigned Unit" means the Unit of a certain category of hotel suite or studio assigned to a Licensee by the Company at the time of conveyance of a License, which the Licensee may occupy during the Licensee's "Assigned Unit Week" (as hereinafter defined).

        "Assigned Unit Week" means the Unit Week assigned to a Licensee by the Company at the time of conveyance of a License.

        "Board" means the Board of Directors of the Company.

        "By-Laws" means the By-Laws of the Company.

        "Rental Pool" means the income generated from the rental of Unit Weeks placed in pool the plus miscellaneous income from operating the Chart House Suites hotel such as telephone income.

        "Common Amenities" means the Resort Facility's swimming pool, administrative office and laundry facilities. The Common Amenities may be expanded from time to time, in the sole discretion of the Company, in the manner provided for in the License Plan. Licensees of the Resort Facility do not acquire any direct ownership in the Common Amenities. However, the Common Amenities are available for reasonable use by Licensees.

        "Common Areas" means those portions of the Resort Facility which are not included in the Units or Common Amenities.

        "Common Expenses" means costs incurred in the operation of the Resort Facility, the Common Amenities, and Common Areas and includes:

         1. Costs relating to or incurred in the operation, maintenance, repair or replacement of the Units, the Common Areas and the Common Amenities, including, but not limited to, real estate taxes, costs of carrying out the powers and duties of the Company and costs of fire and extended coverage insurance; and

         2. Any other expenses designated as "Common Expenses" in accordance with applicable law by the Company, in its sole discretion, or as set forth in the License Plan.

        "Company" means Charthouse Suites Vacation Ownership, Inc., a Florida corporation, its grantees, successors and assigns.

        "Holder" means the owner of a License, as reflected on the books and records of the Company.

        "Interests" means Class A, B, C, D, E and/or F Charthouse Suites Vacation Interests described in the Prospectus and the License Plan.

        "License" means the ownership of a time share license which is an estate for years, terminating on December 31, 2040 as described in the Plan.

        "Licensee" means a person to whom the Company has conveyed of record of a License, his heirs, successors and assigns.

        "License Plan" means the Charthouse Suites Vacation License Plan, as amended from time to time. See Annex A.

        "Resort Facility" means the property described on Exhibit "A" attached to the License Plan, and all improvements thereon (including the Units and the Common Areas and all furniture, furnishings and fixtures therein) and all easements and rights appurtenant thereto intended for use in connection therewith, but does not include the attached marina, which remains the sole and exclusive property of Decade Properties, Inc., or its grantees, successors and assigns.

        "Rental Pool" means the arrangement under which rental and certain other revenues attributable to Units available for rental in a Unit Week are aggregated and shared among Licensee making their Units available for rental during that Unit Week through the Rental Pool.

        "Rules and Regulations" means the Rules and Regulations for Chart House Suites Hotel. See Annex B.

        "Service Period" means that period of time designated by Charthouse Suites Vacation Ownership, Inc., in its sole discretion, commencing at the end of each Unit Week and ending at the beginning of the next Unit Week, or as necessary, to be used by the Company to clean, service and maintain a Unit and the Common Areas. The Service Period shall initially run for six hours from 10:00 a.m. until 4:00 p.m. However, it may be changed by the Company in its sole discretion; provided, however, that the Service Period will not normally be less than three hours nor more than seven hours.

        "Special Assessment" means a share of funds required for the payment of Common Expenses which, from time to time, is assessed against a Licensee in addition to the Annual Assessment.

        "Suite" means a suite or studio at the Chart House Suites hotel as described in detail in the License Plan.

        "Unit" means a part of the Resort Facility which is subject to exclusive possession of a Licensee.

        "Unit Week" means a period of use of a Unit which shall consist of seven days. Unit Weeks are computed as follows:

            Unit Week No. 1 is the seven days commencing on the first Friday, Saturday or Sunday in each year.

            Unit Week No. 2 is the seven days succeeding.

            Additional Unit Weeks, up to, and including Unit Week No. 51, are computed in a like manner.

            Unit Week No. 52 contains the seven days succeeding the end of Unit Week No. 51, without regard to the month or year. Unit Weeks run from 12:00 p.m. on the first Sunday of the Unit Week to 12:00 p.m. on the last Saturday of the Unit Week, and include the service period as defined in Article I (V) hereof. Any excess days not otherwise assigned shall remain the property of Decade Properties, Inc.

                                  ANNEX A

                  CHARTHOUSE SUITES VACATION LICENSE PLAN

                                  ANNEX B

            RULES AND REGULATIONS FOR CHART HOUSE SUITES HOTEL


                                  ANNEX C

                   TIME SHARE PUBLIC OFFERING STATEMENT

                                  ANNEX D

                          SUBSCRIPTION AGREEMENT

                                  ANNEX E

                             SCHEDULE OF WEEKS

        Each purchase of an Interest entitles the Holder to two consecutive weeks for each season at the Chart House Suites hotel. Seasons as set forth in the License Plan are defined as follows: Winter is weeks 46-52 and 1-6, Spring is weeks 7-19, Summer is weeks 20-32 and Winter is weeks 33-45. As of the date of this Prospectus, the occupancy period for Holders begins and ends on Sundays. Pursuant to the License Plan, weeks may begin with the first Friday, Saturday or Sunday of each calendar year and the Company shall establish the annual schedule. Occupancy shall begin at 4:00 p.m. on the start day and cease at 10:00 a.m. on that following same day of the next week. The tentative schedules for 1997 and 1998 are contained in the following tables. Interest Holders will obtain weeks in an order of request and Company will strive to meet all the requests, but there can be no assurances the requested weeks will be available. Any unassigned weeks shall be rented, traded, and/or assigned at the sole discretion of the Company.


1997
    Week Number        Sunday to Sunday
         1         Jan 5 - Jan 12

         2         Jan 12 - Jan 19

         3         Jan 19 - Jan 26

         4         Jan 26 - Feb 2

         5         Feb 2 - Feb 9

         6         Feb 9 - Feb 16

         7         Feb 16 - Feb 23

         8         Feb 23 - Mar 2

         9         Mar 2 - Mar 9

        10         Mar 9 - Mar 16

        11         Mar 16 - Mar 23

        12         Mar 23 - Mar 30

        13         Mar 30 - Apr 6

        14         Apr 6 - Apr 13

        15         Apr 13 - Apr 20

        16         Apr 20 - Apr 27

        17         Apr 27 - May 4

        18         May 4 - May 11

        19         May 11 - May 18

        20         May 18 - May 25

        21         May 25 - Jun 1

        22         Jun 1 - Jun 8

        23         Jun 8 - Jun 15

        24         Jun 15 - Jun 22

        25         Jun 22 - Jun 29

        26         Jun 29 - Jul 6

        27         Jul 6 - Jul 13

        28         Jul 13 - Jul 20

        29         Jul 20 - Jul 27

        30         Jul 27 - Aug 3

        31         Aug 3 - Aug 10

        32         Aug 10 - Aug 17

        33         Aug 17 - Aug 24

        34         Aug 24 - Aug 31

        35         Aug 31 - Sep 7

        36         Sep 7 - Sep 14

        37         Sep 14 - Sep 21

        38         Sep 21 - Sep 28

        39         Sep 28 - Oct 5

        40         Oct 5 - Oct 12

        41         Oct 12 - Oct 19

        42         Oct 19 - Oct 26

        43         Oct 26 - Nov 2

        44         Nov 2 - Nov 9

        45         Nov 9 - Nov 16

        46         Nov 16 - Nov 23

        47         Nov 23 - Nov 30

        48         Nov 30 - Dec 7

        49         Dec 7 - Dec 14

        50         Dec 14 - Dec 21

        51         Dec 21 - Dec 28

        52         Dec 28 - Jan 4

        53         --


1998
   Week Number         Sunday to Sunday
        1         Jan 4 - Jan 11

        2         Jan 11 - Jan 18

        3         Jan 18 - Jan 25

        4         Jan 25 - Feb 1

        5         Feb 1 - Feb 8

        6         Feb 8 - Feb 15

        7         Feb 15 - Feb 22

        8         Feb 22 - Mar 1

        9         Mar 1 - Mar 8

        10        Mar 8 - Mar 15

        11        Mar 15 - Mar 22

        12        Mar 22 - Mar 29

        13        Mar 29 - Apr 5

        14        Apr 5 - Apr 12

        15        Apr 12 - Apr 19

        16        Apr 19 - Apr 26

        17        Apr 26 - May 3

        18        May 3 - May 10

        19        May 10 - May 17

        20        May 17 - May 24

        21        May 24 - May 31

        22        May 31 - Jun 7

        23        Jun 7 - Jun 14

        24        Jun 14 - Jun 21

        25        Jun 21 - Jun 28

        26        Jun 28 - Jul 5

        27        Jul 5 - Jul 12

        28        Jul 12 - Jul 19

        29        Jul 19 - Jul 26

        30        Jul 26 - Aug 2

        31        Aug 2 - Aug 9

        32        Aug 9 - Aug 16

        33        Aug 16 - Aug 23

        34        Aug 23 - Aug 30

        35        Aug 30 - Sep 6

        36        Sep 6 - Sep 13

        37        Sep 13 - Sep 20

        38        Sep 20 - Sep 27

        39        Sep 27 - Oct 4

        40        Oct 4 - Oct 11

        41        Oct 11 - Oct 18

        42        Oct 18 - Oct 25

        43        Oct 25 - Nov 1

        44        Nov 1 - Nov 8

        45        Nov 8 - Nov 15

        46        Nov 15 - Nov 22

        47        Nov 22 - Nov 29

        48        Nov 29 - Dec 6

        49        Dec 6 - Dec 13

        50        Dec 13 - Dec 20

        51        Dec 20 - Dec 27

        52        Dec 27 - Jan 3

        53        --


1999
     Week Number           Sunday to Sunday
          1          Jan 3 - Jan 10

          2          Jan 10 - Jan 17

          3          Jan 17 - Jan 24

          4          Jan 24 - Jan 31

          5          Jan 31 - Feb 7

          6          Feb 7 - Feb 14

          7          Feb 14 - Feb 21

          8          Feb 21 - Feb 28

          9          Feb 28 - Mar 7

         10          Mar 7 - Mar 14

         11          Mar 14 - Mar 21

         12          Mar 21 - Mar 28

         13          Mar 28 - Apr 4

         14          Apr 4 - Apr 11

         15          Apr 11 - Apr 18

         16          Apr 18 - Apr 25

         17          Apr 25 - May 2

         18          May 2 - May 9

         19          May 9 - May 16

         20          May 16 - May 22

         21          May 23 - May 30

         22          May 30 - Jun 6

         23          Jun 6 - Jun 13

         24          Jun 13 - Jun 20

         25          Jun 20 - Jun 27

         26          Jun 27 - Jul 4

         27          Jul 4 - Jul 11

         28          Jul 11 - Jul 18

         29          Jul 18 - Jul 25

         30          Jul 25 - Aug 1

         31          Aug 1 - Aug 8

         32          Aug 8 - Aug 15

         33          Aug 15 - Aug 22

         34          Aug 22 - Aug 29

         35          Aug 29 - Sep 5

         36          Sep 5 - Sep 12

         37          Sep 12 - Sep 19

         38          Sep 19 - Sep 26

         39          Sep 26 - Oct 3

         40          Oct 3 - Oct 10

         41          Oct 10 - Oct 17

         42          Oct 17 - Oct 24

         43          Oct 24 - Oct 31

         44          Oct 31 - Nov 7

         45          Nov 7 - Nov 14

         46          Nov 14 - Nov 21

         47          Nov 21 - Nov 28

         48          Nov 28 - Dec 5

         49          Dec 5 - Dec 12

         50          Dec 12 - Dec 19

         51          Dec 19 - Dec 26

         52          Dec 26 - Jan 2

         53          --

                                  ANNEX F

                      ANNUAL DUES BUDGET INFORMATION

                                  ANNEX G

                            ARTISTIC RENDERINGS

        No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, an if given or made, such information or representation must not be relied upon as have been authorized by the Company or by any security other than the Interests offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                              ______________
                       SUMMARY OF TABLE OF CONTENTS
Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Description Of The Chart House Suites Hotel. . . . . . . . . . . . . . . 18
The Interests. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Chart House Results. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Management's Discussion and Analysis of Financial
Condition and Results of Operations. . . . . . . . . . . . . . . . . . . 25
Certain Rental Pool Financial Information. . . . . . . . . . . . . . . . 30
Certain Occupancy Information. . . . . . . . . . . . . . . . . . . . . . 34
Annual Dues and Special Assessments. . . . . . . . . . . . . . . . . . . 34
Differences in Allocating Rental Pool and Annual Dues
and Special Assessments. . . . . . . . . . . . . . . . . . . . . . . . . 36
Pro Forma Results With Various Occupancy Levels. . . . . . . . . . . . . 38
Guaranteed Rental Arrangement. . . . . . . . . . . . . . . . . . . . . . 42
License Payment Options. . . . . . . . . . . . . . . . . . . . . . . . . 44
Summary of Income and Costs to Holders . . . . . . . . . . . . . . . . . 44
Determination of Offering Price. . . . . . . . . . . . . . . . . . . . . 46
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . 47
How to Subscribe . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Summary of Promotional and Sales Material. . . . . . . . . . . . . . . . 48
Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
Decade Properties, Inc.. . . . . . . . . . . . . . . . . . . . . . . . . 51
Conflicts of Interest of Management
and Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
Certain Federal Income Tax Considerations. . . . . . . . . . . . . . . . 52
Certain Florida Tax Matters. . . . . . . . . . . . . . . . . . . . . . . 65
Prior Performance of Jeffrey Keierleber and Affiliates . . . . . . . . . 68
Liability and Indemnification of Officers and Directors. . . . . . . . . 77
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
Financial Statements and Related Information . . . . . . . . . . . . . .F-1
Glossary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-2
Charthouse Suites Vacation
      License Plan . . . . . . . . . . . . . . . . . . . . . . . .Annex A-1
Rules and Regulations for Chart
     House Suites Hotel. . . . . . . . . . . . . . . . . . . . . .Annex B-1
Time Share Public Offering Statement . . . . . . . . . . . . . . .Annex C-1
Subscription Agreement . . . . . . . . . . . . . . . . . . . . . .Annex D-1
Schedule of Weeks. . . . . . . . . . . . . . . . . . . . . . . . .Annex E-1
Annual Dues Budget Information . . . . . . . . . . . . . . . . . .Annex F-1
Artistic Renderings. . . . . . . . . . . . . . . . . . . . . . . .Annex G-1






                       CHARTHOUSE VACATION OWNERSHIP




                                    150
                            Class A-F Interests













                                ___________

                                PROSPECTUS
                                ___________







                             October 17, 1997
                    (as updated through March 16, 1998)










PART II
ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTIONS

     SET FORTH BELOW IS A CURRENT ESTIMATE OF THE APPROXIMATE AMOUNT OF THE FEES AND EXPENSES (OTHER THAN SALES COMMISSIONS) PAYABLE BY THE REGISTRANT IN CONNECTION WITH THE ISSUANCE AND DISTRIBUTION OF THE
     INTERESTS:

TYPE OF FEE                              AMOUNT
                                _______________

REGISTRATION FEE                        $ 1,288

NASD FILING FEE                             750

FLORIDA TIME SHARE FILING FEE             2,400

PRINTING (ESTIMATE)                      15,000

LEGAL FEES (ESTIMATE)                   180,000

ACCOUNTING FEES (ESTIMATE)               50,000

BLUE SKY FEES AND EXPENSE                 5,000
(ESTIMATE)

MARKETING EXPENSES (ESTIMATE)           100,000

MISCELLANEOUS (ESTIMATE)                  6,562


TOTAL                                  $361,000

ITEM 31.  SALES TO SPECIAL PARTIES

     NONE.

ITEM 32.  RECENT SALE OF UNREGISTERED SECURITIES

     THE COMPANY HAS SOLD 100 SHARES OF STOCK TO JEFFREY KEIERLEBER, IN APRIL, 1996, AS PART OF ITS ORGANIZATIONAL ACTIVITIES THAT WERE EXEMPT FROM REGISTRATION, PURSUANT TO REGULATION D AND SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED.

ITEM 33.  INDEMNIFICATION OF DIRECTOR AND OFFICERS

          THE COMPANY'S OFFICERS AND DIRECTOR ARE, AND WILL BE, INDEMNIFIED TO THE FULLEST EXTENT PERMITTED UNDER FLORIDA LAW, AGAINST CERTAIN LIABILITIES, PURSUANT TO THE ARTICLES AND BYLAWS OF THE COMPANY AND CERTAIN INDEMNIFICATION AGREEMENTS TO BE ENTERED INTO WITH THE COMPANY, AND THE ARTICLES AND BYLAWS REQUIRE THE COMPANY TO INDEMNIFY THE DIRECTOR AND OFFICERS, AMONG OTHERS, AGAINST CLAIMS AND LIABILITIES AND REASONABLE EXPENSES ACTUALLY INCURRED BY THEM IN CONNECTION WITH ANY SUCH CLAIM OR LIABILITY BY REASON OF THEIR SERVICES IN THOSE OR OTHER CAPACITIES, UNLESS IT IS ESTABLISHED THAT THE ACT OR OMISSION OF THE DIRECTOR OR OFFICER WAS MATERIAL TO THE MATTER GIVING RISE TO THE PROCEEDING AND WAS COMMITTED IN BAD FAITH, OR WAS THE RESULT OF ACTIVE AND DELIBERATE DISHONESTY, OR THE DIRECTOR OR OFFICER ACTUALLY RECEIVED AN IMPROPER PERSONAL BENEFIT, OR IN THE CASE OF ANY CRIMINAL PROCEEDING, THE DIRECTOR OR OFFICER HAD REASONABLE CAUSE TO BELIEVE THAT THE ACT OR OMISSION WAS UNLAWFUL.

          THE COMPANY WILL ENTER INTO INDEMNIFICATION AGREEMENTS WITH EACH OF THE COMPANY'S OFFICERS AND THE DIRECTOR. THE INDEMNIFICATION AGREEMENTS WILL REQUIRE, AMONG OTHER THINGS, THAT CHARTHOUSE INDEMNIFY ITS DIRECTOR AND OFFICERS TO THE FULLEST EXTENT PERMITTED BY LAW AND ADVANCE TO THE DIRECTOR AND OFFICERS ALL RELATED EXPENSES, SUBJECT TO REIMBURSEMENT IF IT IS SUBSEQUENTLY DETERMINED THAT INDEMNIFICATION IS NOT PERMITTED. UNDER THESE AGREEMENTS, CHARTHOUSE ALSO MUST INDEMNIFY AND ADVANCE ALL EXPENSES INCURRED BY THE OFFICERS AND THE DIRECTOR SEEKING TO ENFORCE THEIR RIGHTS UNDER THE INDEMNIFICATION AGREEMENT AND COVER THE OFFICERS AND THE DIRECTOR UNDER THE COMPANY'S LIABILITY INSURANCE, IF ANY. ALTHOUGH THE FORM OF INDEMNIFICATION AGREEMENT OFFERS SUBSTANTIALLY THE SAME SCOPE OF COVERAGE AFFORDED BY PROVISIONS IN THE ARTICLES AND BYLAWS, IT PROVIDES GREATER ASSURANCE TO THE DIRECTOR AND OFFICERS THAT INDEMNIFICATION WILL BE AVAILABLE BECAUSE, AS A CONTRACT, IT CANNOT BE MODIFIED UNILATERALLY IN THE FUTURE BY THE DIRECTOR OR TO ELIMINATE THE RIGHTS IT PROVIDES.

          INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), MAY BE PERMITTED TO DIRECTORS OR OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.

ITEM 34.  TREATMENT OF PROCEEDS FROM INTERESTS BEING REGISTERED

     NOT APPLICABLE.

ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS

     A. FINANCIAL STATEMENTS INCLUDED IN THE PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE TO SECTION TITLED "FINANCIAL STATEMENTS AND RELATED INFORMATION."

     B. EXHIBITS - SEE EXHIBIT INDEX ON PAGES FOLLOWING SIGNATURE PAGE OF THIS REGISTRATION STATEMENT, WHICH INDEX IS INCORPORATED HEREIN BY REFERENCE.

ITEM 36.  UNDERTAKINGS

     (A)  THE COMPANY HEREBY UNDERTAKES:

          (1) TO FILE, DURING ANY PERIOD IN WHICH OFFERS OR SALES ARE BEING MADE, A POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT:

               (I) TO INCLUDE ANY PROSPECTUS REQUIRED BY SECTION 10(A)(3) OF THE SECURITIES ACT OF 1933;

               (II) TO REFLECT IN THE PROSPECTUS ANY FACTS OR EVENTS ARISING AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT (OR THE MOST RECENT POST-EFFECTIVE AMENDMENT THEREOF) WHICH, INDIVIDUALLY OR IN THE AGGREGATE, REPRESENT A FUNDAMENTAL CHANGE IN THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT;

               (III) TO INCLUDE ANY MATERIAL INFORMATION WITH RESPECT TO THE PLAN OF DISTRIBUTION NOT PREVIOUSLY DISCLOSED IN THE REGISTRATION STATEMENT OR ANY MATERIAL CHANGE TO SUCH INFORMATION IN THE REGISTRATION STATEMENT.

          (2) THAT, FOR THE PURPOSE OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT, EACH SUCH POST-EFFECTIVE AMENDMENT SHALL BE DEEMED TO BE A NEW REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF.

          (3) THAT ALL POST-EFFECTIVE AMENDMENTS SHALL COMPLY WITH THE APPLICABLE FORMS, RULES AND REGULATIONS OF THE COMMISSION IN EFFECT AT THE TIME SUCH POST-EFFECTIVE AMENDMENTS ARE FILED.

          (4) TO REMOVE FROM REGISTRATION BY MEANS OF A POST-EFFECTIVE AMENDMENT ANY OF THE INTERESTS BEING REGISTERED WHICH REMAIN UNSOLD AT THE TERMINATION OF THE OFFERING.

     (B) THE COMPANY UNDERTAKES TO SEND TO EACH HOLDER AT LEAST ON AN ANNUAL BASIS A DETAILED STATEMENT OF ANY TRANSACTIONS WITH THE COMPANY AND ITS AFFILIATES, AND OF FEES, COMMISSIONS, COMPENSATION AND OTHER BENEFITS PAID, OR ACCRUED TO THE COMPANY AND ITS AFFILIATES FOR THE CALENDAR YEAR COMPLETED, SHOWING THE AMOUNT PAID OR ACCRUED TO EACH RECIPIENT AND THE SERVICES PERFORMED.

     (C) THE COMPANY UNDERTAKES TO PROVIDE TO THE HOLDERS THE FINANCIAL STATEMENTS REQUIRED BY FORM 10-K FOR THE FIRST FULL FISCAL YEAR OF OPERATIONS OF COMPANY AND TO SEND TO HOLDERS, WITHIN 45 DAYS AFTER THE CLOSE OF EACH QUARTERLY FISCAL PERIOD, THE INFORMATION SPECIFIED BY THE FORM 10-Q, IF SUCH REPORT IS REQUIRED TO BE FILED WITH THE COMMISSION.

     (D) THE COMPANY UNDERTAKES TO FILE A STICKER SUPPLEMENT PURSUANT TO RULE 424(C) UNDER THE ACT DURING THE DISTRIBUTION PERIOD DESCRIBING EACH PROPERTY NOT IDENTIFIED IN THE PROSPECTUS AT SUCH TIME AS THERE ARISES A REASONABLE PROBABILITY THAT SUCH PROPERTY WILL BE ACQUIRED AND TO CONSOLIDATE ALL SUCH STICKERS INTO A POST-EFFECTIVE AMENDMENT FILED AT LEAST ONCE EVERY THREE MONTHS, WITH THE INFORMATION CONTAINED IN SUCH AMENDMENT PROVIDED SIMULTANEOUSLY TO THE EXISTING HOLDERS. EACH STICKER SUPPLEMENT SHOULD DISCLOSE ALL COMPENSATION AND FEES RECEIVED BY THE COMPANY AND ITS AFFILIATES IN CONNECTION WITH ANY SUCH ACQUISITION. THE POST-EFFECTIVE AMENDMENT SHALL INCLUDE AUDITED FINANCIAL STATEMENTS MEETING THE REQUIREMENTS OF RULE 3-14 OF REGULATION S-X ONLY FOR PROPERTIES ACQUIRED DURING THE DISTRIBUTION PERIOD.

     (E) THE COMPANY ALSO UNDERTAKES TO FILE, AFTER THE END OF THE DISTRIBUTION PERIOD, A CURRENT REPORT ON FORM 8-K CONTAINING THE FINANCIAL STATEMENTS AND ANY ADDITIONAL INFORMATION REQUIRED BY RULE 3-14 OF REGULATION S-X, TO REFLECT EACH COMMITMENT (I.E., THE SIGNING OF A BINDING PURCHASE AGREEMENT) MADE AFTER THE END OF THE DISTRIBUTION PERIOD INVOLVING THE USE OF 10% OR MORE (ON A CUMULATIVE BASIS) OF THE NET PROCEEDS OF THE OFFERING AND TO PROVIDE THE INFORMATION CONTAINED IN SUCH REPORT TO THE HOLDERS AT LEAST ONCE EACH QUARTER AFTER THE DISTRIBUTION PERIOD OF THE OFFERING HAS ENDED.

     (F) INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO THE COMPANY AND ITS AFFILIATES AND CONTROLLING PERSONS OF COMPANY PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, COMPANY HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVEN THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY COMPANY OF EXPENSES INCURRED OR PAID BY A COMPANY AND ITS AFFILIATES OR CONTROLLING PERSON OF THE COMPANY IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH COMPANY AND ITS AFFILIATE OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, COMPANY WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on an amendment to Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Brookfield, State of Wisconsin, on March 18, 1998.

                                        CHARTHOUSE SUITES VACATION
                                        OWNERSHIP, INC.


                                        By     /s/ Jeffrey Keierleber
                                               Jeffrey Keierleber
                                               President, Sole Director,
                                               Principal Financial Officer
                                               and Principal Accounting
                                               Officer


    Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated above.


                                               /s/ Jeffrey Keierleber
                                               Jeffrey Keierleber
                                               President, Sole Director,
                                               Principal Financial
                                               Officer and Principal
                                               Accounting Officer



                CHARTHOUSE SUITES VACATION OWNERSHIP, INC.

                                 * * * * *
                               EXHIBIT INDEX
                                    TO
                    REGISTRATION STATEMENT ON FORM S-11

Exhibit                             Description
 Number

  1.1    Form of Underwriting Agreement**

  1.2    Form of Soliciting Dealer Agreement**

  3.1    Specimen of Certificates for Interests (not applicable)

  3.2    Charthouse Suites Vacation Ownership, Inc. Articles of
         Incorporation**

  3.3    Charthouse Suites Vacation Ownership, Inc. By-laws**

  4.1 Subscription and Purchase Agreement (attached as an Annex and filed herewith)

  4.2    Form of License Plan (attached as an Annex and filed herewith)

  4.3 Rules and Regulations for Chart House Suites Hotel (attached as an Annex)**

  4.4    Time Share Public Offering Statement

  5.1    Opinion re: Legality of Interests**

  8.1    Tax Opinion**

 10.1    Property Management Agreement**

 10.2    Form of Non-Disturbance and Notice to Creditors

 10.3    Form of Guaranteed Rental Arrangement Agreement**

 10.4    RCI Agreement**

 10.5    Schedule of Weeks (attached as an Annex)**

 10.6    Escrow Agreement between William Atkinson and Charthouse Suites
         Vacation Ownership, Inc.**

 10.7    Form of Non-Exclusive Easement**

 10.8    Form of Private Letter Ruling Request**

 10.9    Form of Revised IRS Private Letter Ruling Request, dated July
         16, 1997**

10.10    Real Estate Sales and Purchase Agreement**

10.11    Personal Property Purchase and Subscription Agreement**

10.12    Escrow Agreement**

10.13    Quit Claim Deed**

10.14 Form of Letter Withdrawing IRS Private Letter Ruling Request, dated September 9, 1997**

10.15    Ernst & Young LLP letter dated October 3, 1997**

10.16    Artistic Renderings (attached as an Annex)**

 23.1    Consent of Quarles & Brady (included in Exhibits 5.1 and 8.1)**

 23.2    Consent of Virchow, Krause & Company, LLP

*To be filed             **Previously filed

                                                 CHARTHOUSE SUITES SCHEDULE OF WEEKS


                            A                     B                   C                          D              E          F
                                                                                                             1 Bdrm     2 Bdrm
                     Standard Studio         King Studio        Large Studio               1 Bdrm Suite     w/ Lanai   Penthouse

Season   Week     201 202301 202301 402    103 104105  106   206207 305306 101102      204403 404304 303307  205 203      405
  W        1
  I        2           X                                                       X                      X
  N        3
  T        4                         X                  X     X                                   X
  E        5
  R        6                                       X             X                      X                     X

Ends
Approx.
Feb. 15

  S        7                                    X                X                      X                     X
  P        8
  R        9                         X      X                                  X           X
  I       10
  N       11                     X                                          X                            X        X
  G       12
          13                  X                                      X                         X                           X
          14
Ends      15
Approx.   16
May 15    17              X                             X     Z
          18
          19       X                               X             X      X

  S       20                                                         X         X                              X
  U       21
  M       22       X                        X                                  X           X
  M       23
  E       24                     X                                          X                  X                  X
  R       25
          26                  X                                      X                            X                        X
          27
Ends      28           X                                         X                                    X
Approx.   29
Aug. 15   30              X                             X     X
          31
          32                         X             X                                                     X

  F       33                                    X                       X               X                     X
  A       34
  L       35                         X      X                                              X
  L       36
          37                     X                                          X                                     X
          38
Ends      39                  X                                      X                                   X                 X
Approx.   40
Nov. 15   41           X                                                       X                      X
          42
          43       X                                    X     X                                X
          44
          45              X                        X             X                                X

  W       46                  X                 X                                              X
  I       47
  N       48                         X      X                           X                  X
  T       49
  E       50                     X                                             X                                  X
  R       51
          52                                                         X                                   X                 X
Cont.
